UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMERICAN WATER WORKS COMPANY, INC.

March 27, 2017

Dear American Water Stockholder:

I am pleased to invite you to attend American Water’s Annual Meeting of Stockholders on May 12, 2017. This year’s proxy statement provides you with information on three important subject matters: namely, the annual meeting, our commitment to sound corporate governance and our executive compensation program.

We continue to demonstrate our commitment to simplify and more effectively communicate these matters. In this regard, we have expanded on the focus that we began last year to improve the readability of our proxy statement. This year, you will find simpler and easier to read text and column formatting. We have also presented information in a clearer fashion by using more bulleted lists, tables and graphics, shorter sentences and a “plain English” writing style throughout. We have also reduced or eliminated duplicative or unnecessary information where possible. The Board and I believe that these changes reflect our ongoing commitment to make the proxy statement’s information easier to read and understand.

Furthermore, as part of our commitment to strong corporate governance practices, our Board has continued its constructive and open dialogue with our stockholders. To this end, in 2016, we received increased input from our stockholders on key governance and executive compensation topics important to them. This program is described beginning on page 13 of the proxy statement. We encourage you to learn more about our governance and compensation practices by reading the proxy statement and visiting the Investor Relations page on our website at https://amwater.com. Also, for the second year in a row, I enjoyed the opportunity to meet a number of our stockholders at our December 15, 2016 Investor Conference in New York City.

It is important that your shares be represented and voted at the annual meeting regardless of how many shares you own. Whether or not you plan to attend the annual meeting in person, we encourage you to vote your shares in advance of the annual meeting by using one of the methods described in the accompanying proxy materials. Thank you for your support and continued interest in American Water.

Sincerely,

George MacKenzie

Chairman of the Board

AMERICAN WATER WORKS COMPANY, INC.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2017

The 2017 Annual Meeting of Stockholders of American Water Works Company, Inc. (the “Company”) will be held at The Camden Adventure Aquarium, 1 Riverside Drive, Camden, New Jersey 08103, on May 12, 2017, at 10:00 a.m., Eastern time, to consider and take action on the following:

1.	election to the board of directors of the eight (8) nominees named in the accompanying proxy statement, each to serve until the date of the 2018 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified;

2.	approval, on an advisory basis, of the compensation of the Company’s named executive officers;

3.	approval, on an advisory basis, of the frequency of the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

4.	approval of the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan;

5.	approval of the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan;

6.	ratification of the appointment, by the Audit Committee of the board of directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017; and

7.	such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

The Company’s board of directors has no knowledge of any other business to be transacted at the 2017 Annual Meeting. Only holders of record of the Company’s outstanding common stock as of the close of business on March 16, 2017 are entitled to notice of, and to vote at, the 2017 Annual Meeting.

If you plan to attend the meeting in person, please refer to page 5 of the accompanying proxy statement for more information.

By Order of the Board of Directors,

Michael A. Sgro

Executive Vice President, General

Counsel and Secretary

March 27, 2017

Voorhees, New Jersey

Your vote is very important, and you have several options on how to vote your shares. Whether or not you plan to attend the Annual Meeting, you should read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to your proxy card, voting instruction form or instructions on the Notice of Internet Availability of Proxy Materials you received. Please also see “The American Water Annual Meeting” beginning on page 1 of the accompanying proxy statement.

We hope to see you at the Annual Meeting. If you cannot attend in person, you may listen to a live, audio-only webcast of the Annual Meeting by visiting our Investor Relations website at http://ir.amwater.com.

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting your shares. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which we refer to in this Proxy Statement as the 2016 Form 10-K.

Annual Meeting Information

DATE & TIME Friday, May 12, 2017 10:00 a.m. Eastern Time (The doors will open to the public at 9:30 a.m., Eastern time)	LOCATION The Camden Adventure Aquarium 1 Riverside Drive Camden, New Jersey 08103 (Directions and parking information are provided at the back of the proxy statement)	RECORD DATE Record holders as of March 16, 2017 are entitled to notice of, and to vote at, the Annual Meeting

Summary of Matters to be Voted Upon at the Annual Meeting

The following table summarizes the items that will be brought for a vote of our stockholders at the meeting, along with the Board’s voting recommendations and the required vote for approval.

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation
1	To elect eight director nominees For more information, see page 15.	For each director, majority of votes cast	FOR Each Nominee

2	To approve, on an advisory basis, the compensation of our named executive officers for 2016 For more information, see page 31.	Majority of shares present and entitled to vote	FOR

3	To approve, on an advisory basis, the frequency of the approval, on an advisory basis, of the compensation of our named executive officers For more information, see page 32.	Majority of shares present and entitled to vote	FOR Frequency of One Year

4	To approve our 2017 Omnibus Equity Compensation Plan For more information, see page 70.	Majority of shares present and entitled to vote	FOR

i

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation

5	To approve our 2017 Nonqualified Employee Stock Purchase Plan For more information, see page 82.	Majority of shares present and entitled to vote	FOR

6	Ratification of our independent registered public accounting firm for 2017 For more information, see page 88.	Majority of shares present and entitled to vote	FOR

Director Nominees

The following table provides summary information about each of our eight director nominees as of the date of this proxy statement, including whether the Board considers the nominee to be independent under the New York Stock Exchange’s independence standards, relevant rules of the Securities and Exchange Commission and the Board’s categorical standards for director independence. Each director is elected annually.

Name	Age	Director Since	Occupation	Independent?	Position/Committee Memberships
Julie A. Dobson	60	2009	Retired Chief Operating Officer and founding principal of TeleCorp PCS, Inc.	Yes	• Audit (Chair) • Nominating/Corporate Governance
Paul J. Evanson	75	2013	Retired Chairman, Chief Executive Officer and President of Allegheny Energy, Inc.	Yes	• Executive Development and Compensation (Chair) • Finance and Risk
Martha Clark Goss	67	2003	Retired Chief Operating Officer and Chief Financial Officer of Amwell Holdings/Hopewell Holdings LLC	Yes	• Finance and Risk (Chair) • Audit
Veronica M. Hagen	71	2016	Retired Chief Executive Officer of Polymer Group, Inc. (now known as AVINTIV Specialty Materials Inc.)	Yes	• Executive Development and Compensation • Nominating/Corporate Governance
Julia L. Johnson	54	2008	President of Net Communications, LLC	Yes	• Nominating/Corporate Governance (Chair) • Executive Development and Compensation
Karl F. Kurz	55	2015	Private investor and Retired Chief Operating Officer, Anadarko Petroleum Corporation	Yes	• Audit • Finance and Risk • Nominating/Corporate Governance
George MacKenzie	68	2003	Retired Vice Chairman and Chief Financial Officer of Hercules Incorporated	Yes	Non-Executive Chairman (ex-officio/non-voting member of all committees)
Susan N. Story	57	2014	President and Chief Executive Officer of American Water Works Company, Inc.	No	None

Board of Directors Highlights – By the Numbers

87.5% Independent Directors	Average Tenure 6.7 years	Average Age 63.3 years	Gender Diversity 62.5%

American Water Corporate Governance and Board Highlights

Below are a number of our corporate governance and Board highlights, including policies implemented and other governance achievements:

	Corporate Governance Highlights		Board of Directors Highlights

•	All directors elected annually	•	Appropriately sized board (eight members for election in 2017)
•	Majority voting for directors in uncontested elections	•	Average director tenure is 6.7 years
•	Holders of 15 percent of our common stock may call a special meeting of stockholders without material restrictions	•	Average age of director nominees is approximately 63 years
•	No supermajority voting provisions	•	62.5 percent of Board nominees are female
•	Disclosure committee used for financial reporting purposes	•	The Board is led by an independent, non-executive chairman
•	Continued active stockholder engagement program in 2016	•	Seven out of eight director nominees, and all committee members, are independent
•	Policy and public disclosure on corporate political and lobbying expenditures	•	Robust and active director succession and nomination process serves to identify talented and diverse board members
•	Maintains and enforces executive stock ownership guidelines, which support mandatory stock retention requirements and align executives’ interests with stockholders	•	The Board met 13 times in 2016
•	Margin trading, short selling and hedging involving American Water securities are prohibited, and directors and executive officers may not pledge American Water securities	•	CEO and executive succession planning discussions conducted throughout the year
•	Led by Finance and Risk Committee, the Board is broadly focused on risk assessment, management and mitigation	•	The Board and its committees conduct annual self assessments, and, beginning in 2016, peer assessments
•	Longstanding commitment to safety, sustainability, environmental leadership and diversity	•	Director education program supports ongoing director development
		•	Stock ownership policy for directors of five times annual cash retainer by fifth anniversary of service

American Water Executive Compensation Highlights

We have summarized below our key named executive officer compensation highlights for 2016:

•	Compensation program highly correlated to performance and focused on long-term value creation	•	Equity compensation is weighted significantly toward performance stock units
•	Considerable portion of pay is variable and at-risk, rather than fixed, and is earned solely based on performance	•	Perquisites and other personal benefits are limited principally to executive physicals
•	Formal CEO goal-setting and performance assessment process utilized throughout each year	•	Implemented double-trigger change-in-control provision in proposed 2017 Omnibus Plan, to complement existing provision in Executive Severance Policy
•	Cash-based annual performance plan simplified by reducing number of performance goals and implementing funding factor tied to overall performance percentage	•	Compensation Committee was advised by independent compensation consultant during 2016
•	Representative, relevant peer group used for TSR performance and compensation benchmarking	•	Stockholders agree with the benefits of our compensation program, with an average 97.5 percent “FOR” advisory vote on executive compensation since 2011, the first year of our say-on-pay voting
•	Clawback policies in place	•	Reasonable severance arrangements without employment agreements
•	Executive stock ownership guidelines and retention requirements encourage equity ownership and retention	•	Advisory vote on executive compensation conducted annually, and the Board has recommended stockholders vote at the meeting “FOR” continuing to hold this advisory vote every year

American Water Works Company, Inc.

2017 Proxy Statement

PROPOSAL 2: VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	31

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	32

COMPENSATION COMMITTEE REPORT	33

COMPENSATION DISCUSSION AND ANALYSIS	34

Executive Summary	34
Stockholder Advisory Votes	39
Compensation Determinations and Pay Competitiveness in 2016	39
2016 Compensation	40
Stock Option Grant Practices	47
Executive Stock Ownership Guidelines and Stock Retention Requirements	47
Policies Prohibiting Hedging, Pledging, Margining and Short Selling	48
Ongoing and Post-Employment Arrangements and Benefit Plans	48
Change in Control Provisions in Equity Plans	50
Recovery of Incentive Compensation	51
American Water Works Company, Inc. Nonqualified Employee Stock Purchase Plan	51
Tax and Accounting Considerations	51

EXECUTIVE COMPENSATION	53

2016 Summary Compensation Table	53
2016 Grants of Plan-Based Awards	57
Outstanding Equity Awards at 2016 Fiscal Year-End	58
2016 Option Exercises and Stock Vested	59
Pension Benefits at December 31, 2016	60
Description of Pension and Other Retirement Plans	61
2016 Nonqualified Deferred Compensation	62

THE AMERICAN WATER ANNUAL MEETING

Information about this Proxy Statement

Our Board is furnishing this Proxy Statement in connection with the solicitation of proxies to vote on matters to be submitted at our 2017 annual meeting of stockholders and at any adjournment or postponement of the meeting. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and our 2016 Annual Report to Stockholders, or the 2016 Annual Report, were first sent or given on or about March 27, 2017 to stockholders of record as of March 16, 2017, which is referred to as the “record date.”

Throughout this Proxy Statement, unless the context otherwise requires:

•	references to the “Board” or the “Board of Directors” mean the Board of Directors of American Water Works Company, Inc.;

•	references to “common stock” mean the common stock, $0.01 par value per share, of American Water Works Company, Inc.;

•	references to the “meeting” or the “annual meeting” mean the 2017 Annual Meeting of Stockholders of American Water Works Company, Inc.; and

•	except as otherwise provided or as the context may otherwise require, references to “we,” “us,” “our,” the “Company” or “American Water” are to American Water Works Company, Inc., without its subsidiaries.

Location and Time of the Annual Meeting

The meeting will be held at 10:00 a.m., Eastern time, on Friday, May 12, 2017, at The Camden Adventure Aquarium, located at 1 Riverside Drive, Camden, New Jersey, 08103. The doors will open to the public at approximately 9:30 a.m., Eastern time.

An audio-only webcast of the meeting can be accessed during the meeting via our Investor Relations website at http://ir.amwater.com. The access information for the webcast presentation will be announced via press release and on our website. If you wish to access the webcast of the meeting, you will need to provide the necessary software installed and operating on your computer or other applicable device, together with appropriate access to the Internet to permit transmission of the webcast.

The audio webcast will be archived and available for 30 days after the meeting on the “Investor Relations” page of our website at https://amwater.com.

Shares Entitled to Vote

All stockholders of record as of the record date are entitled to vote at the meeting. As of the close of business on the record date, 177,726,743 shares of our common stock were outstanding. Each outstanding share of common stock entitles the holder of record to one vote on each matter submitted to the vote of stockholders at the meeting. Holders of our options, unvested restricted stock units, or RSUs, and unvested performance stock units, or PSUs, as well as holders of awards as to which the receipt of underlying common stock has been deferred, are not entitled to vote any shares of common stock underlying those awards at the meeting.

Under our Amended and Restated Bylaws, the holders of a majority of the outstanding shares of our common stock at the close of business on the record date must be present at the meeting, either in person or by proxy, to constitute a quorum and to transact business at the meeting. Abstentions and broker non-votes are included in the determination of shares present at the meeting for quorum purposes. See “—How to Vote Shares Held in Street Name” for more information on “broker non-votes.”

American Water | 2017 Proxy Statement	1

Matters to be Voted on at the Annual Meeting

The following table describes the items to be brought for a vote of our stockholders at the meeting, the treatment of abstentions and broker non-votes for each matter, and the Board’s voting recommendation as to each matter:

Proposal No.	Brief Description of Proposal	Vote Required	Treatment of Abstentions	Treatment of Broker Non- Votes	Board’s Recommendation
1	Election of eight director nominees	Each director is elected by a majority of the votes cast “FOR” election	Not taken into account	Not taken into account	“FOR” each director nominee
2	Approval, on an advisory basis, of the compensation of our named executive officers	A majority of the shares of common stock present and entitled to vote at the annual meeting must be voted “FOR” approval	As an “AGAINST” vote	Not taken into account	“FOR”
3	Approval, on an advisory basis, of the frequency of the approval, on an advisory basis, of the compensation of our named executive officers	A majority of the shares of common stock present and entitled to vote at the annual meeting must be voted “FOR” approval	As an “AGAINST” vote	Not taken into account	“FOR” frequency of one year
4	Approval of our 2017 Omnibus Equity Compensation Plan	A majority of the shares of common stock present and entitled to vote at the annual meeting must be voted “FOR” approval	As an “AGAINST” vote	Not taken into account	“FOR”
5	Approval of our 2017 Nonqualified Employee Stock Purchase Plan	A majority of the shares of common stock present and entitled to vote at the annual meeting must be voted “FOR” approval	As an “AGAINST” vote	Not taken into account	“FOR”
6	Ratification of our independent registered public accounting firm for 2017	A majority of the shares of common stock present and entitled to vote at the annual meeting must be voted “FOR” approval	As an “AGAINST” vote	Not applicable, as this is considered to be a “routine” matter	“FOR”

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How to Vote Shares Registered in Your Own Name

If you own shares that are registered on our books and records in your own name, you can vote your shares by proxy in any of the following ways:

You can vote via the Internet at http://www.proxyvote.com. If you received printed proxy materials, follow the instructions for Internet voting printed on your proxy card. If you received a Notice of Availability, follow the instructions provided in the Notice of Availability.

Call toll-free 1-800-690-6903. You also can vote by telephone using the instructions provided on the Internet voting site or the Notice of Availability, or, if you received printed proxy materials, by following the instructions provided on your proxy card.	If we mailed you a printed copy of this Proxy Statement and a paper proxy card, you can vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope.	Attend the meeting to vote in person.

The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on May 11, 2017.

Your signed proxy card or the proxy you grant via the Internet or by telephone will be voted in accordance with your instructions. If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted:

•	“FOR” the election of each of the Board’s eight director nominees;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•	“FOR” the approval, on an advisory basis, of a vote, on an advisory basis, every year on the compensation of our named executive officers;
•	“FOR” approval of our 2017 Omnibus Equity Compensation Plan;
•	“FOR” approval of our 2017 Nonqualified Employee Stock Purchase Plan; and
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter properly presented at the meeting.

If you received more than one proxy card or Notice of Availability, your shares are likely registered in different names or with different addresses, or are held in more than one account. You must separately vote the shares shown on each proxy card or Notice of Availability that you receive in order for all of your shares to be voted at the meeting. For more information regarding the Notice of Availability, please see “Communications, Stockholder Proposals and Company Information—Delivering Proxy Materials Through Electronic Means” on page 96 of this proxy statement.

American Water | 2017 Proxy Statement	3

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee, which is known as holding shares in “street name,” you will receive from that broker, trustee, bank or other nominee, which we refer to as an “intermediary,” a voting instruction form. This will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the New York Stock Exchange, or the NYSE, and you want to vote on any of Proposals 1 through 5, you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, NYSE rules would prohibit a broker from exercising discretion to cast a vote with respect to your shares. In that case, a proxy submitted by the broker with respect to your shares would indicate that the broker is unable to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.”

Under NYSE rules, Proposal 6 is considered a “routine matter,” and thus a broker would be permitted in its discretion to cast a vote on that proposal as to your shares in the event that you do not provide the broker with voting instructions. Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the intermediary so that your vote will be counted.

If you hold shares in street name and wish to vote your shares in person at the meeting, you must first obtain a valid legal proxy from the intermediary. To do so, you must follow the instructions provided on your voting instruction form, or, if no such instructions were provided, you must contact the intermediary directly. To attend the meeting in person (regardless of whether you intend to vote your shares in person at the meeting), you must obtain an admission card in advance of the meeting by following the instructions under “—Attending the Annual Meeting in Person.”

If you received more than one voting instruction form or Notice of Availability, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form or Notice of Availability that you receive in order for all of your shares to be voted at the meeting.

Revoking or Changing a Proxy

If you own shares in your own name (including shares you may hold through American Water Direct, our dividend reinvestment and direct stock purchase plan), you may revoke any prior proxy, regardless of how your proxy was originally submitted, by:

•	sending a written statement to that effect to our Secretary, which must be received by us before the meeting
•	submitting a properly signed proxy card dated a later date
•	submitting a later dated proxy via the Internet or by telephone or
•	attending the meeting in person and voting your shares at the meeting.

Please see “Communications, Stockholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 96 of this proxy statement for more information on providing our Secretary with written notice.

If you hold shares in street name, you should follow the instructions provided on your voting instruction form or contact the intermediary for instructions on how to change your vote.

4	American Water | 2017 Proxy Statement

Attending the Annual Meeting in Person

Admission to the annual meeting will be limited to our stockholders or their authorized, legal proxies. If you plan to attend the meeting in person, you must have a valid, government-issued photo identification, as well as an admission card. Upon arrival at the annual meeting, you will be asked to present your admission card and government-issued photo identification to enter the meeting. We reserve the right to deny admission to the meeting location to any person who arrives at the meeting location without an admission card and valid photo identification in his or her name.

For the safety and security of all attendees at the meeting, you will not be permitted to bring recording equipment, computers, large bags, briefcases or packages into the meeting. If you bring any of these prohibited items to the meeting, you will be required to leave them outside the meeting room until the meeting has concluded.

Under our Amended and Restated Bylaws, the Board or chairman of the meeting may impose additional reasonable restrictions on the conduct of the meeting and the ability of individuals to attend the meeting in person. These procedures are designed to ensure the safety and security of all attendees at the meeting.

If your shares are registered in your name, you will receive an admission card in one of three different ways:

•	If you received your proxy materials by mail, your admission card is attached to your proxy card.
•	If you received your proxy materials by e-mail, your admission card is the e-mail, which you must print out and bring with you to the meeting.
•	If you received a Notice of Availability, your admission card is the Notice of Availability.

The original admission card attached to your proxy card or the original Notice of Availability must be presented. Photocopies of these documents will not be accepted. If you lose your admission card, please contact the Company to request a replacement.

If you hold your shares in street name or you hold a valid legal proxy, and you plan to attend the annual meeting, you must send us a request for an admission card in the form of a signed cover letter containing the following information:

•	Your name, complete mailing address and daytime telephone number;

•	A copy of your valid, government-issued identification;

•	If you own shares in street name:

▪	the number of shares that you own in street name;

▪	the name, address and telephone number of the intermediary; and

▪	proof that you own common stock as of the record date, such as:

◾	a letter from the intermediary or

◾	a photocopy of a current brokerage or other account statement showing

•	your ownership of such shares on the record date, or

•	your continuous ownership of such shares before and after the record date.

•	If you are a legal proxy holder:

▪	the number of shares that are the subject of the legal proxy;

▪	a photocopy of the legal proxy; and

▪	the name, address and daytime telephone number of the stockholder who gave the legal proxy to you.

All communications regarding admission card requests or admission procedures should be addressed to Investor Relations at the address provided on page 96 of this Proxy Statement.

American Water | 2017 Proxy Statement	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

The Board is currently comprised of eight members, consisting of seven independent directors and Susan N. Story, our President and Chief Executive Officer.

The Board held 13 meetings during 2016. During the period in 2016 for which each director served as such, he or she attended at least 75% of the combined number of Board meetings and meetings of the Board committees on which he or she served, except for:

•	William J. Marrazzo, who did not stand for re-election to the Board at the 2016 annual meeting of stockholders, and
•	Richard R. Grigg, who resigned from the Board on December 12, 2016 for health reasons.

The Board has adopted an attendance policy, set forth in our Corporate Governance Guidelines, under which attendance, whether telephonically or in person, is expected at all regularly scheduled stockholder, Board and committee meetings. Nine out of the ten directors then on the Board attended the 2016 annual meeting.

At each regularly scheduled meeting, the Board meets in executive session, without the presence of any members of management. George MacKenzie, our independent, non-executive Chairman of the Board, presides over these sessions.

Board Committees

The Board has four separately designated standing committees:

•	the Audit Committee;

•	the Executive Development and Compensation Committee, referred to as the “Compensation Committee”;

•	the Nominating/Corporate Governance Committee, referred to as the “Nominating Committee”; and

•	the Finance and Risk Committee.

Each committee has a charter, which can be found on our Investor Relations website at http://ir.amwater.com, by selecting the “Corporate Governance” tab on that page, and then selecting the “Governance Documents” menu item. Each committee has the authority to retain outside advisors, including legal counsel or other experts, as it deems appropriate in its sole discretion and to approve the fees and expenses associated with such advisors.

Each committee sets time to meet in executive session without management personnel present. The Compensation Committee meets regularly with its independent compensation consultant in executive session. The Audit Committee meets regularly in separate executive sessions with, among others:

•	our Vice President of Internal Audit;
•	our Chief Compliance Officer;
•	our Executive Vice President, General Counsel and Secretary; and
•	representatives of our independent registered public accounting firm.

The membership and primary responsibilities of each of the standing Board committees, including the number of committee meetings held during 2016, are described in the following table below:

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Director	Age	Director Since	Independent?	Audit Committee	Compensation Committee	Finance and Risk Committee	Nominating Committee
Julie A. Dobson*	60	2009	✓	✓✓			✓
Paul J. Evanson	75	2013	✓		✓✓	✓
Martha Clark Goss*	67	2003	✓	✓		✓✓
Veronica M. Hagen	71	2016	✓		✓		✓
Julia L. Johnson	54	2008	✓		✓		✓✓
Karl F. Kurz**	55	2015	✓	✓		✓	✓
George MacKenzie	68	2003	✓
Susan N. Story	57	2014	×
Meetings held in 2016				5	8	5	7

✓ Committee Member	✓✓ Committee Chair	* Audit Committee Financial Expert	** Financially Literate Audit Committee Member

A description of each of our standing committees, together with its primary responsibilities, is provided below.

Audit Committee

•    Represents and assists the Board in fulfilling its responsibility to oversee

▪   the adequacy and effectiveness of our system of internal controls

▪    the quality and integrity of our financial statements

▪   our compliance with legal and regulatory requirements

▪   the independent auditor’s qualifications and independence and

▪    the performance of our internal audit function and that of our independent auditor

•    Has sole authority and responsibility to appoint, compensate, retain, terminate and oversee, our independent auditor

•    Adopts, and oversees the enforcement of, our Code of Ethics

•    Discusses with the Chair of the Finance and Risk Committee and management, at least annually:

▪    our policies with respect to risk assessment and risk management

▪    our major financial risk exposures and

▪   the steps management has taken to monitor and control these exposures

Executive Development and Compensation Committee

•    Establishes and reviews our overall compensation philosophy

•    Reviews and recommends to the Board the compensation and performance of the CEO, as well as goals and objectives relevant to her compensation

•    Approves, after receiving the recommendations of, and consulting with, the CEO, the compensation of executive officers other than the CEO

•    Reviews and makes recommendations to the Board regarding our equity compensation plans, and takes such actions as required by those plans or specifically delegated to the Compensation Committee

•    Reviews and approves performance-based cash compensation plans in which the CEO and her direct reports participate, or which provide more than $100,000 in compensation to any other employee

American Water | 2017 Proxy Statement	7

•    Reviews periodically the operations of our executive compensation programs to determine whether they are properly coordinated and implemented and achieving their intended purpose

•    Reviews and recommends to the Board contracts and compensatory transactions with the CEO, chief operating officer and chief financial officer, and approves such contracts and transactions with respect to other current or former executive officers

•    Reviews and monitors employee retirement and other benefit plans

•    Conducts a compensation-related risk assessment of our compensation policies and practices and makes appropriate recommendations to the Board

•    With input from the Board, oversees the process for executive succession planning, other than the CEO

•    Reviews and recommends to the Board the form and amount of director and chairman compensation at least every two years

Finance and Risk Committee

•    Monitors, reviews and evaluates

▪   our financial forecasts, financial condition and anticipated financing requirements

▪    our capital structure, including new issuances, purchases or redemptions of debt and equity securities

▪   our capital expenditure plan and strategies

▪    our dividend payment policy

▪    the investment performance of the assets held under our employee benefit plans and related investment guidelines

▪   our cash management plans and strategies and

▪    our growth opportunities

•    Reviews with management the enterprise risk management program and periodically reviews the significant categories of risks, including risk concentrations and interrelationships and the likelihood of occurrence, as well as the potential impact and the mitigation of risks

•    Reviews and discusses reports regarding our major risk exposures identified by management

•    Oversees our insurance and risk management policies and programs and recommends to the Board actions with respect to our directors’ and officers’ insurance program

•    Approves issuances of debt by American Water and its subsidiaries and related guarantees and support obligations, within the limits established in the Board-approved financing plan

Nominating/Corporate Governance Committee

•    Establishes criteria for the selection of new Board candidates

•    Identifies qualified director nominees (including new candidates as well as existing directors) and recommends their election to the Board

•    Reviews the charter, compensation and performance of each Board committee and makes appropriate recommendations to the Board regarding changes to each committee’s membership

•    Oversees the annual evaluation of the Board and other committees and members of management

•    Develops and recommends to the Board the corporate governance guidelines and any amendments, and annually assesses their adequacy

•    Considers questions of Board member independence

•    Reviews the adequacy of our charter and bylaws

•    Oversees our director education program

•    Oversees, with input from the Chairman of the Board and the current chief executive officer, the process of planning for CEO succession

8	American Water | 2017 Proxy Statement

Board Review of Related Person Transactions

The Board has adopted the Related Person Transaction Policy for reviewing, approving and ratifying transactions involving related persons to ensure compliance with our Code of Ethics and applicable law. Subject to certain exceptions, this written policy covers transactions, relationships or arrangements, in which American Water or any subsidiary was or is to be a participant and a related person has or will have a direct or indirect material interest. For purposes of this policy, a “related person” is any person who at the time of the transaction, relationship or arrangement is:

•	a current employee or director (including subsidiary directors);

•	a director nominee;

•	a former officer or director who was an officer or director during the current or prior fiscal year;

•	any person who beneficially owns more than five percent of our common stock; and

•	a specified immediate family member, or any other person sharing the household, of any of the foregoing.

Permission for a related person transaction may only be granted in writing in advance by the following:

•	the Audit Committee, in the case of transactions involving corporate officers, directors or other employees in specified senior grade levels; and

•	our Ethics Committee, which is comprised of members of management, in the case of all other employees.

Alternatively, the disinterested members of the Board may approve any related person transaction. Further, as permitted by the policy, the Ethics Committee has delegated to our Chief Compliance Officer the authority to review and approve related person transactions that are within its authority where the amount involved is less than $5,000. Transactions involving the compensation of executive officers are reviewed and, if appropriate, approved by the Compensation Committee (or a group of our independent directors performing a similar function) as specified in the Compensation Committee’s charter.

Before any related person transaction is approved, the following factors are to be considered:

•	the related person’s interest in the transaction;

•	the dollar value of the amount involved in the transaction;

•	the dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction is to be undertaken in the ordinary course of business of American Water;

•	whether the transaction with the related person is proposed to be entered into on terms more favorable to American Water than terms that could have been reached with an unrelated third party;

•	the purpose, and the potential benefits to American Water, of the transaction; and

•	any other information regarding the transaction or the related person that is material in light of the circumstances of the particular transaction.

Approval of a related person transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in the best interests of American Water and only so long as those interests outweigh any negative effects that may arise from permitting it to occur.

American Water | 2017 Proxy Statement	9

Board Leadership Structure

For 2016 and currently, Ms. Story serves as our President and Chief Executive Officer and Mr. MacKenzie serves as our Chairman of the Board. Our Corporate Governance Guidelines provide that the Chairman of the Board is to be an independent director. We believe that the oversight function of a board of directors is enhanced when an independent director, serving as chairman of the board, is in a position to set the agenda for, and preside over, meetings of the board of directors. We also believe that our leadership structure enhances the active participation of our independent directors.

The Chairman of the Board is responsible for:

•	setting the agenda for meetings of the Board, and presiding over Board meetings at which the Chairman of the Board is present;
•	coordinating the work of the Board committees;
•	overseeing the distribution of materials by our Secretary to the members of the Board;
•	serving as the independent director primarily responsible for consultations and communications with stockholders; and
•	performing such other duties as the Board may, from time to time, require to assist it in the fulfillment of its duties.

If the Chairman of the Board ceases to be an independent director, the Board shall select another Chairman of the Board from among the members of the Board who are determined by the Board at that time to be independent directors. The Chairman of the Board may be removed from that position at any time by a majority of the members of the Board.

Board Role in Risk Oversight

One of the responsibilities of the Board is the oversight of our risk management activities, which is discharged by the Board as well as through the Finance and Risk Committee, the Audit Committee and the Compensation Committee. In discharging this responsibility, the Board and these committees, with the assistance of management, monitor and evaluate our major enterprise risks and oversee and monitor the design and implementation of guidelines and programs to manage these risks.

Our management has overall responsibility for conducting risk assessments and risk management strategy and programs. We have an Enterprise Risk Management Committee, the members of which consist of our executives and business unit employees, to manage and oversee day-to-day risk management responsibilities. The Enterprise Risk Management Committee meets at least six times a year. The Enterprise Risk Management Committee’s areas of focus include competitive, economic, operational, financial (including accounting, internal audit, credit, liquidity and tax), legal, compliance, regulatory, health, safety and environmental, political and reputational risks.

Audit Committee Role

The Audit Committee is responsible for assisting the Board in overseeing the Company’s accounting and disclosure controls, the design and performance of the internal audit, and ethics and compliance functions. The Audit Committee also has direct authority over the Company’s independent registered public accounting firm. The Audit Committee also discusses with the Chair of our Finance and Risk Committee and management, at least annually, our policies with respect to risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Finance and Risk Committee reports to the Audit Committee at least annually regarding Finance and Risk Committee activities relating to enterprise risk management. In this regard, the Chairman of the Finance and Risk Committee meets annually with management and the Audit Committee.

10	American Water | 2017 Proxy Statement

Compensation Committee Role

The Compensation Committee assesses potential risks related to our compensation policies and practices. Management conducts an annual risk assessment of our executive compensation, with a particular focus on performance-based compensation. This risk assessment is reviewed with both our internal audit function as well as the Enterprise Risk Management Committee. In February 2017, the results of this risk assessment, which included our 2016 short-term and long-term performance-based executive compensation, were reviewed with the Compensation Committee. This assessment sought to identify features of our compensation policies and practices that could encourage excessive risk-taking.

The risk assessment focused on our executive performance-based compensation, as less than 50.7 percent of our employees participated in any form of variable compensation and greater than 12.3 percent of employees who participated in a variable pay compensation element have a target award that is less than 15 percent of base pay. Management did not identify any new or additional compensation-related risks as compared to the prior year. The risk assessment conducted by management found that our existing short-term and long-term compensation is coupled with compensation design elements and other controls that discourage decision making focused solely on compensatory consequences. These design elements and controls include, among other things:

•	base salaries that are a sufficient component of total compensation to discourage excessive short-term risk taking;

•	cash performance-based awards with a maximum payout that is limited to 200 percent of target;

•	the ability of the Compensation Committee to exercise discretion in determining the amount of cash performance-based compensation awarded;
•	the use of long-term performance awards that mitigate against the taking of short-term risks;

•	the implementation of annual independent audits of our cash performance-based compensation program conducted by our internal audit function;

•	Company-wide and individual performance targets which are dispersed among a variety of financial and non-financial metrics, as well as among short-term and long-term goals;

•	policies and procedures implemented to provide for meaningful checks and balances regarding significant business decisions that may have a compensatory benefit, including the use of a robust vetting process for new business development opportunities and limiting the delegated authority of executives to approve transactions;

•	a compensation recovery policy that would require repayment of incentive compensation in the event of a material restatement of our financial statements under specific circumstances;

•	the use of overlapping vesting and performance periods through annual performance award grants;

•	beginning in 2017, discontinuing the use of stock options as part of our long-term performance program, thereby discouraging behavior focused on short-term increases in stock prices; and

•	stock ownership guidelines and retention requirements that are applicable to executives and employees of the Company at a specified minimum salary grade (generally vice president) level.

On the basis of its review of our executive compensation programs, management concluded, and advised the Compensation Committee, that the risks of these compensation programs are mitigated and are not reasonably likely to have a material adverse effect on American Water.

American Water | 2017 Proxy Statement	11

Finance and Risk Committee Role

The Finance and Risk Committee has authority and responsibility for the oversight and review of our enterprise risk management process, including risk assessments and risk management strategy and programs. In performing these responsibilities, the Finance and Risk Committee reviews quarterly with management the significant categories of financial and operational risk exposures, including any risk concentrations and risk interrelationships, the magnitude and the likelihood of occurrence of risk, and management’s activities to monitor and mitigate these exposures. The Finance and Risk Committee also oversees our insurance risk management policies and programs.

Board Role in Succession Planning

The Corporate Governance Guidelines provide that a primary responsibility of the Board is planning for the succession of our chief executive officer and other executive officers. The goal of our succession planning process is to identify executive talent at the Company and provide for continuity of effective leadership that can fulfill the long-term requirements of our business. The Corporate Governance Guidelines contemplate a collaborative effort between the Board (and certain of its committees) and the chief executive officer; however, the Board retains full responsibility for the selection of the chief executive officer.

Specifically, the Corporate Governance Guidelines provide that the chief executive officer annually submits to the Board for its review a succession plan for the chief executive officer and other executive officers. The succession plan includes a determination of key competencies and desired experiences for the particular role, an identification and assessment of internal candidates, development plans for internal candidates and, as appropriate, identification of external candidates. The criteria used to assess potential chief executive officer candidates are formulated by the Board based on the Company’s business strategies, and include experience, strategic and leadership qualities. The chief executive officer must also submit to the Board annually an emergency succession plan to prepare for any unforeseen event that may prevent the chief executive officer from continuing to serve. The Board is permitted to review executive development and succession planning more frequently as it deems appropriate.

In 2015, the Board approved changes to the Corporate Governance Guidelines and the charters of the Nominating Committee and the Compensation Committee to clarify the roles of those committees in executive succession planning. In this regard, the Board has, in a manner consistent with its responsibilities as described in this section, delegated the day-to-day responsibility for the process of providing a slate of CEO succession candidates for consideration by the Board to the Nominating Committee, with input from the Chairman of the Board and the current chief executive officer. The Board also has delegated authority to the Compensation Committee to collaborate with the chief executive officer to ensure that processes are in place for succession planning and development with respect to other senior executive officers.

As a practical matter, consideration of management succession planning occurs throughout the year and involves regular interaction between and among the Board, the President and Chief Executive Officer, the Senior Vice President, Human Resources, and other members of management.

Board Refreshment and Director Tenure

Our Corporate Governance Guidelines do not maintain term limits on the service of our directors. The Board believes that term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into our business and

12	American Water | 2017 Proxy Statement

operations, and an institutional memory that benefits the entire membership of the Board as well as management. Instead, the Nominating Committee reviews annually each director’s continuation on the Board, which allows each director the opportunity to confirm his or her desire to continue as a director and provides the Board an opportunity to refresh its membership as and when it deems appropriate.

Our Corporate Governance Guidelines generally restrict a non-employee director who has reached his or her 75th birthday prior to the date of our annual meeting of stockholders from being nominated for re-election to the Board. However, the Board may, in special circumstances and where deemed in the best interests of the Company, grant an exception to this policy on an annual basis.

In December 2016, the Board considered the nomination of Mr. Evanson, who turned 75 after our 2016 annual meeting of stockholders. The Board considered the findings of the Nominating Committee, including:

•	the need for continuity on the Board given recent changes in membership
•	Mr. Evanson’s steadfast leadership
•	his service on several Board committees, including as Chair of the Compensation Committee
•	his knowledge and prior experience as a CEO of a public company and
•	the fact that he is not a long-tenured director.

Based on the findings and recommendation of the Nominating Committee, the Board determined that special circumstances existed to warrant Mr. Evanson’s nomination in 2017 as a director for election to the Board at the annual meeting.

Stockholder Outreach

In addition to the extensive outreach to our stockholders undertaken by our Investor Relations department and our senior executive officers, in 2015, we implemented a stockholder outreach program centered on corporate governance, executive compensation, and disclosure and related issues regarding the Company.

During and after the 2016 proxy season, we contacted a number of our stockholders that beneficially owned, in the aggregate, greater than 35 percent of our common stock, to better identify and understand the governance, compensation, disclosure and related issues that were most important to them. Through these outreach sessions, we:

•	discussed topics of interest to our stockholders
•	solicited investor viewpoints
•	conveyed the Company’s views on those topics and
•	gained a better understanding of areas of mutual agreement.

Through this outreach, we received overall positive feedback regarding our corporate governance framework and our pay-for-performance philosophy. We also engaged in a constructive dialogue regarding additional enhancements to our governance and executive compensation disclosures generally, many of which have been incorporated in this year’s proxy statement. Finally, stockholders expressed appreciation for our willingness to seek their views, and more importantly, the desire to establish an ongoing dialogue. The input and insight gleaned from our 2016 stockholder outreach program was shared with management and our Board.

We also have responded to appropriate requests from stockholders for greater interaction with Board members. In this regard, on May 13, 2016, we held a breakfast for our stockholders prior to our 2016 annual meeting of stockholders, which was also attended by Board members and members of management. Additionally, on December 15, 2016,

American Water | 2017 Proxy Statement	13

Mr. MacKenzie attended our Investor Conference in New York City, giving him the opportunity to interact with our stockholders and securities analysts in attendance.

We intend to continue to engage regularly with stockholders and proxy advisory firms through similar outreach programs. In this regard, we will continue to solicit their input and give careful consideration to the feedback we receive.

Governance Policies and Procedures

We have adopted a Code of Ethics applicable to our directors, officers and employees. Among other things, the Code of Ethics is designed to:

•	deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file; and

•	promote compliance with applicable governmental laws, rules and regulations.

The Code of Ethics provides for the prompt internal reporting of violations to an appropriate person identified in the Code of Ethics and contains provisions regarding accountability for adherence to the Code of Ethics. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics by making disclosures concerning such matters available on the Investor Relations page of our website.

Our Corporate Governance Guidelines provide for principles by which the Board will organize and execute its responsibilities in accordance with our Restated Certificate of Incorporation, our Amended and Restated Bylaws, the listing standards of the NYSE, and applicable laws. Additionally, the Board has adopted charters for the Audit Committee, the Compensation Committee, the Nominating Committee and the Finance and Risk Committee.

Current copies of all of the foregoing documents are available on our Investor Relations website at http://ir.amwater.com and can also be obtained by sending us a written request. See “Communications, Stockholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 96 of this Proxy Statement.

14	American Water | 2017 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Explanation of the Proposal

In accordance with our Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors is fixed from time to time by the Board. There are currently eight members of the Board.

On the recommendation of the Nominating Committee, the Board has nominated for election at the meeting the following persons:

•	Julie A. Dobson
•	Paul J. Evanson
•	Martha Clark Goss
•	Veronica M. Hagen
•	Julia L. Johnson
•	Karl F. Kurz
•	George MacKenzie
•	Susan N. Story

Each of these nominees is currently a member of the Board. It is intended that each nominee would hold office until the date of the 2018 annual meeting of stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Proxies may not be voted for more than these eight nominees.

Each director nominee identified in this proxy statement has confirmed that he or she is willing and able to serve as a director, if elected. Should any of the nominees, prior to the meeting, become unavailable to serve as a director for any reason, the Board may either reduce the number of directors to be elected or select another nominee recommended by the Nominating Committee. If another nominee is selected, all proxies will be voted for the substitute nominee.

In accordance with our Amended and Restated Bylaws and our Corporate Governance Guidelines, prior to this meeting, each incumbent director nominee will submit a contingent resignation in writing to the Chairman of the Board or the Secretary of American Water. The resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the meeting, assuming a quorum is present and the Board accepts the resignation. In an uncontested election of directors, if any incumbent director nominated for re-election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the Nominating Committee will make a recommendation to the Board on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating Committee’s recommendation, and publicly disclose, by a press release, a filing with the Securities and Exchange Commission, or the SEC, or other broadly disseminated means of communication, its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

With respect to a tendered resignation, the Nominating Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. If a director’s resignation is not accepted by the Board, such director will continue to serve until the 2018 annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

American Water | 2017 Proxy Statement	15

Director Nominees

Julie A. Dobson Independent Director Age: 60 Director Since: 2009 Committees: Audit (Chair) Nominating

Other Current Public Company Boards:

•     Safeguard Scientifics, Inc., an acquirer and developer of technology companies, since 2003

Past Public Company Boards:

•     RS Legacy Corporation (formerly RadioShack Corporation), from September 2011 to October 2015

•     PNM Resources, Inc., from 2002 to 2014

Business Experience:

•     Chief Operating Officer and one of the founding principals of TeleCorp PCS, Inc., a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless in 2002

•     Various leadership positions over nearly 20 years with what has become Verizon Communications, Inc., including President of the New York Region of Bell Atlantic Mobile

Education:

•     Bachelor of Science, College of William and Mary

•     Master of Business Administration, University of Pittsburgh

Experience and Qualifications to Serve on the Board:

•     Executive experience with both regulated and unregulated subsidiaries of a major telecommunications company provides Ms. Dobson with a substantive understanding of many issues confronting our business, which includes both regulated and unregulated operations.

•     Ms. Dobson’s experience includes management over several initiatives to expand deregulated lines of business, which enables her to assess similar expansion efforts relating to our market-based businesses.

•     Involvement in strategic planning and mergers and acquisitions at Bell Atlantic also enables Ms. Dobson to provide insight with respect to our acquisition strategy.

16	American Water | 2017 Proxy Statement

Paul J. Evanson Independent Director Age: 75 Director Since: 2013 Committees: Compensation (Chair) Finance and Risk

Past Public Company Boards:

•     Chairman of Allegheny Energy, Inc., from 2003 until the company’s merger with FirstEnergy Corp. in February 2011.

Business Experience:

•     Chief Executive Officer and President of Allegheny Energy, Inc. from 2003 until the company’s merger with FirstEnergy Corp. in February 2011 and Executive Vice Chair of FirstEnergy until his retirement in May 2011

•     Former President of Florida Power & Light Company

•     Former President of Lynch Corporation

•     Leadership positions with Moore McCormack Resources and Arthur Anderson & Co.

Other Positions:

•     Chairman, Board of the Florida Reliability Coordinating Council, a non-profit company that ensures and enhances the reliability and adequacy of bulk electricity in Florida

•     Board of Directors, Edison Electric Institute, an association of shareholder-owned electric companies

•     Board of Directors, North American Electricity Reliability Council, a group that was formed in 1968 by electric companies to promote the reliability and adequacy of the nation’s power grid

Education:

•     Bachelor of Business Administration degree, and Doctor of Commercial Science Degree (honorary), St. John’s University

•     Juris Doctor, Columbia Law School

•     Master of Laws, New York University School of Law

Experience and Qualifications to Serve on the Board:

•     Mr. Evanson has extensive executive experience in the electric industry, including his leadership of a company with both significant regulated and unregulated operations, that enables him to provide important insights regarding various aspects of our business, which includes both regulated and unregulated operations.

•     Mr. Evanson’s success in addressing difficult financial conditions upon assuming leadership at Allegheny Energy underscores his ability to provide valuable perspectives with respect to strategic planning, finance and risk management matters.

American Water | 2017 Proxy Statement	17

Martha Clark Goss Independent Director Age: 67 Director Since: 2003 Committees: Audit Finance and Risk (Chair)

Other Current Public Company Boards:

•     Neuberger Berman Mutual Funds, since 2007

•     Allianz Life Insurance Company of New York, since 2005

Past Public Company Boards:

•     Dexter Corporation

•     Booz Allen Hamilton Holding Corporation

•     Claire’s Stores Inc.

•     Ocwen Financial Corporation

•     Foster Wheeler Corporation

Business Experience:

•     Chief Operating Officer and Chief Financial Officer of Amwell Holdings/Hopewell Holdings LLC, a holding company and investment vehicle for investments in healthcare related companies, from 2003 until 2014

•     Chief Financial Officer of The Capital Markets Company, from 1999 until 2001

•     Chief Financial Officer of Booz Allen Hamilton Holding Corporation (formerly Booz-Allen Hamilton Inc.), from 1995 to 1999

•     Various senior executive positions at Prudential Insurance Company, or Prudential, from 1981 until 1995, including President of Prudential Power Funding Associates, the investment arm of Prudential responsible for electric and gas utilities and alternative energy projects, and Treasurer of Prudential

•     Began her career at The Chase Manhattan Bank

Other Positions:

•     Trustee Emerita, Brown University

•     Trustee and Treasurer Brown University from 1987 to 1998

•     Member of the Board of the Museum for American Finance

•     Member and Past President, director and audit committee chair of the Financial Women’s Association of New York

•     Member of the Committee of 200, a women’s professional organization

Education:

•     Bachelor of Arts, Brown University

•     Masters of Business Administration, The Harvard Business School

Experience and Qualifications to Serve on the Board:

•     Ms. Goss’ extensive financial, investment, and governance experience provides valuable insights to the Audit Committee, the Finance and Risk Committee and the Board.

•     Experience as President of an investment subsidiary of Prudential, responsible for substantial investments in electric and gas public utilities and alternative energy projects, enables Ms. Goss to share with the Board her considerable knowledge regarding public utilities.

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Veronica M. Hagen Independent Director Age: 71 Director Since: 2016 Committees: Compensation Nominating

Other Current Public Company Boards:

•     Southern Company, a transporter and producer of energy, since 2008 (Lead Independent Director from 2014 to 2016)

•     Newmont Mining Corporation, a producer of gold, since 2005

Past Public Company Boards:

•     Polymer Group, Inc., from 2007 to 2015

•     Jacuzzi Brands, Inc., from 2004 to 2007

Business Experience:

•     Chief Executive Officer of Polymer Group, Inc. (now known as AVINTIV Specialty Materials Inc.), a global manufacturer of specialty materials, from April 2007 to August 2013

•     President and Chief Executive Officer of Sappi Fine Paper North America, a division of a South African-based pulp and paper company, from 2004 to 2007

•     Various executive positions with Alcoa, Inc., including as Vice President and Chief Customer Officer and President, Alcoa Engineered Products, from 1998 to 2004

Education:

•     Bachelor of Science, University of Southern California

Experience and Qualifications to Serve on the Board:

•     Ms. Hagen has over 35 years of executive experience in global operational management and commercial business leadership, including serving as the chief executive officer of two successful public companies.

•     Ms. Hagen has extensive experience and past service as a public company board member.

•     Ms. Hagen also has significant leadership in the areas of employee engagement, customer service, strategic planning and business growth.

American Water | 2017 Proxy Statement	19

Julia L. Johnson Independent Director Age: 54 Director Since: 2008 Committees: Compensation Nominating (Chair)

Other Current Public Company Boards:

•     MasTec, Inc., a utility infrastructure contractor, since 2002

•     NorthWestern Corporation, a transporter and producer of energy, since 2004

•     FirstEnergy Corp., a transporter and producer of energy, since 2011

Past Public Company Boards:

•     Allegheny Energy, Inc., from 2003 until its merger with FirstEnergy Corp. in 2011

Business Experience:

•     President of Net Communications, LLC, a strategy consulting firm specializing in the communications, energy and information technology public policy arenas

Other Positions:

•     Florida Public Service Commission, from January 1992 until November 1999, including chairwoman from January 1997 to January 1999

•     Chair, Florida’s Information Service Technology Development Task Force, from November 1999 to July 2001

•     Chair, Multicultural Media Telecom and Internet Council

•     Independent Trustee, National Urban League

•     Chair, Emerging Issues Policy Forum

Education:

•     Bachelor of Science in Business Administration, University of Florida

•     Juris Doctor, University of Florida College of Law

Experience and Qualifications to Serve on the Board:

•     Ms. Johnson’s service on a state public service commission with regulatory oversight over Florida’s electric, telecommunications and water and wastewater industries, as well as her current leadership of a firm specializing in regulatory analysis and legal strategy, enables her to provide valuable perspectives on regulatory and public policy matters affecting our operations.

20	American Water | 2017 Proxy Statement

Karl F. Kurz Independent Director Age: 55 Director Since: 2015 Committees: Audit Finance and Risk Nominating

Other Current Public Company Boards:

•     SemGroup Corporation, a public energy midstream company, since 2009

•     WPX Energy, Inc., a public independent oil and gas company, since 2014

Past Public Company Boards:

•     Global Geophysical Services, Inc., from 2011 to 2015

•     Western Gas Partners, from 2007 to 2009

Business Experience:

•     Mr. Kurz is a private investor in the energy industry

•     Chairman of Siluria Technologies Inc., a private energy technology company, since 2013

•     Managing Director, Co-Head of Energy, and a Member of the Investment Committee of CCMP Capital Advisors LLC, a leading global private equity firm, from 2009 to 2012

•     Various executive and management positions with Anadarko Petroleum Corporation, including most recently Chief Operating Officer, from 2000 to 2009

•     General Manager, Midstream and Marketing, Vastar Resources, Inc.

•     Various management positions at ARCO Oil and Gas Company, in reservoir engineering, production operations, and financial trading

Education:

•     Bachelor of Science, magna cum laude, Petroleum Engineering, Texas A&M University

•     Advanced Management Program graduate, Harvard Business School

Experience and Qualifications to Serve on the Board:

•     Mr. Kurz’s long history of working in the oil and gas industry is invaluable as we continue our strategic growth in providing sustainable water services to customers in the natural gas exploration and production industry, and in pursuing the potential opportunities in the national water-energy nexus discussion, smart water grid development, and water supply solutions.

•     His experience in finance and capital markets brings additional insights to us and the Board.

American Water | 2017 Proxy Statement	21

George MacKenzie Chairman Independent Director Age: 68 Director Since: 2003 Chairman Since: 2006

Other Current Public Company Boards:

•     Safeguard Scientifics, Inc., an acquirer and developer of technology companies, since February 2003

•     Tractor Supply Company, a U.S. retailer, since May 2007

Past Public Company Boards:

•     C&D Technologies, Inc., from March 1999 to December 2010

•     traffic.com, from December 2005 to March 2007

•     Central Vermont Public Service Corp., from May 2001 to May 2006

•     Hercules Incorporated, Vice Chairman of the Board of Directors, from April 2000 to June 2001

Business Experience:

•     Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a specialty paper manufacturer, from September 2001 to June 2002

•     Various senior management positions, including most recently President, Chemical Specialties and Chief Financial Officer, Hercules Incorporated, a global manufacturer of specialty chemicals, from 1979 to 2001

Other Positions:

•     Member, American and the Pennsylvania Institutes of Certified Public Accountants

•     Member, Financial Executives Institute and Institute of Management Accountants

Education:

•     Bachelor of Science, Business-Finance and Economics, University of Delaware

•     Masters in Business Administration, University of Chicago

Experience and Qualifications to Serve on the Board:

•     Mr. MacKenzie’s extensive service on public company boards of directors enables him to provide valuable insights into our corporate governance.

•     His lengthy experience in operational and financial management enables him to provide useful insights on executive management considerations.

•     His financial executive experience, coupled with his public accounting background, gives him an intimate knowledge of financial matters.

22	American Water | 2017 Proxy Statement

Susan N. Story President and Chief Executive Officer and Director Age: 57 Director Since: 2014

Other Current Public Company Boards:

•     Raymond James Financial, Inc., a diversified financial services company

▪       Director since 2008

▪      Lead director since January 2016

•     Dominion Resources, Inc., a transporter and producer of energy, since January 2017

Business Experience:

•     President and Chief Executive Officer of the Company, since May 2014

•     Senior Vice President and Chief Financial Officer of the Company, from April 2013 to May 2014

•     Thirty-one years at Southern Company and its subsidiaries, including:

▪       Southern Company executive officer, from 2003 to 2013

▪      President and Chief Executive Officer, Southern Company Services, from 2011 to 2013

▪       President and Chief Executive Officer, Gulf Power Company, from 2003 to 2010

▪      Executive Vice President, Engineering and Construction, Southern Company, from 2001 to 2003

▪       Senior Vice President, Southern Power Company, from 2002 to 2003

Other Positions:

•     Board of Directors, Bipartisan Policy Center (the “BPC”), and Co-Chair of the BPC’s National Infrastructure Project, addressing public-private initiatives to replace the country’s aging infrastructure in various sectors

•     Board of Directors, US Water Alliance

•     Board of Directors, Alliance to Save Energy

•     Member, Moffitt Cancer Center Board of Advisors, Tampa, Florida

•     Board of Directors, Greater Philadelphia & Southern New Jersey United Way

Education:

•     Bachelor of Science, Auburn University

•     Masters in Business Administration, University of Alabama at Birmingham

•     Post-Doctoral Training in Finance, University of Alabama

•     Post-Doctoral Training, Birmingham School of Law

Experience and Qualifications to Serve on the Board:

•     Ms. Story’s intimate knowledge regarding our business, by virtue of her service as our President and Chief Executive Officer, and previously as our Senior Vice President and Chief Financial Officer, enables her to provide valuable insights regarding our strategies, operations, finance, administration and personnel matters.

•     Her long career at Southern Company, including her leadership role at Gulf Power Company, enables her to provide important insights on regulated utility operations.

•     Her leadership experience at Southern Company Services enables her to provide meaningful insights on a variety of key areas pertaining to our operations, including cybersecurity, supply chain, information technology, customer research and human resources.

American Water | 2017 Proxy Statement	23

Director Independence

The NYSE’s listing standards require that:

•	a majority of our directors and all of the members of the Nominating Committee satisfy the NYSE’s independence standards applicable to all directors

•	all of the members of the Audit Committee satisfy the NYSE’s independence standards applicable to Audit Committee members and

•	all of the members of the Compensation Committee satisfy the NYSE’s independence standards applicable to Compensation Committee members.

Applying these standards, the Board determined that seven of our eight current directors, consisting of Mses. Dobson, Goss, Hagen and Johnson, and Messrs. Evanson, Kurz and MacKenzie, qualify as independent.

The Board also determined that each of Mses. Dobson and Goss, and Mr. Kurz, satisfies the NYSE’s independence standards for Audit Committee members, and that each of Mses. Hagen and Johnson, and Mr. Evanson, satisfies the NYSE’s independence standards for Compensation Committee members.

Finally, the Board also determined that each of Messrs. Grigg and Marrazzo, former directors who served on the Board during 2016, satisfied the NYSE’s independence standards applicable to all directors.

For a director to be considered independent under the NYSE listing standards, a director cannot have any of the disqualifying relationships enumerated by those standards. Furthermore, the NYSE listing standards state that a director is not independent unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In making this determination, the Board considers all relevant facts and circumstances when assessing the materiality of any relationship of a director with the Company, not only from the standpoint of the director but also from that of persons or organizations with which the director has an affiliation. Material relationships can include, for example, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

To assist the Board in considering these relationships, the Board has adopted categorical standards of material director relationships. Under these standards, which are based in part on the disqualifying relationships enumerated by the NYSE’s listing standards, a director will not be deemed independent if any of the following relationships exist:

Type of Relationship (1)	Description of Relationship (1)(2)
Employee or executive officer of American Water	The director is, or has been within the last three years, an employee of American Water, or an immediate family member of the director is, or has been within the last three years, an executive officer of American Water. However, employment as an interim chief executive officer or other officer will not disqualify a director from being considered independent following that employment.
Relationships with internal or external auditor

Any of the following relationships exist:

•     the director is a current partner or employee of American Water’s internal or external auditor

•     the director has an immediate family member who is a current partner of the internal or external auditor

24	American Water | 2017 Proxy Statement

Type of Relationship (1)	Description of Relationship (1)(2)

•     the director has an immediate family member who:

▪      is a current employee of the external auditor and

▪       personally works on the Company’s audit

•     the director or an immediate family member of the director was, within the last three years

▪      a partner or employee of the internal or external auditor and

▪       personally worked on the Company’s audit within that time

Compensation Committee interlocks	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
Receipt of direct compensation from American Water

The director or an immediate family member of the director received, during any 12 month period within the last three years, more than $120,000 in direct compensation from American Water, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Compensation received by a director for former service as an interim CEO or other executive officer need not be considered in determining independence under this standard.

Compensation received by an immediate family member for service as an employee of American Water (other than as an executive officer) need not be considered in determining independence under this standard.

Receipt of indirect compensation from American Water	The director is a current employee or holder of more than 10 percent of the equity of another company, or an immediate family member of the director is a current executive officer or holder of more than 10 percent of the equity of another company, that has made payments to, or received payments from, American Water or any subsidiary in any of the other company’s last three fiscal years, that exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues.
Charitable contributions by American Water	The director is a current executive officer of a charitable organization to which American Water or any subsidiary has made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or two percent of that charitable organization’s consolidated gross revenues.

(1)	A person’s immediate family includes a person’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

American Water | 2017 Proxy Statement	25

(2)	The term “executive officer” is defined to mean the following officers of American Water: President; Chief Financial Officer; Controller; any Vice President in charge of a principal business unit, division or function; any other officer who performs similar policy-making functions for American Water; or any other person who performs similar policy-making functions for American Water. An officer of a subsidiary of American Water would be deemed to be an “executive officer” for purposes of this standard if he or she performs such policy-making functions for American Water. A list of American Water’s executive officers as defined above as of February 21, 2017 has been provided in the 2016 Annual Report.

Director Criteria, Qualifications, Experience and Diversity

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities. Therefore, the Nominating Committee considers diversity in identifying nominees for directors. In this regard, the Nominating Committee views diversity in a broad sense, including on the basis of skills, experience, age, race, gender and ethnicity. The Board believes in balancing the value that longevity of director service can bring to our company with the value of new ideas and insights that can come through new members. In addition, our Corporate Governance Guidelines provide that directors must be persons of good character and thus must possess all of the following personal characteristics:

•	Integrity: Directors must demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Directors must be willing to be accountable for their decisions as directors.

•	Judgment: Directors must possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Directors must interact with each other in a manner which encourages responsible, open, challenging and informed discussion.

•	High Performance Standards: Directors must have a history of achievement which reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Directors must be committed to, and enthusiastic about, their performance for American Water as directors, both in absolute terms and relative to their peers.

•	Courage: Directors must possess the courage to express views openly, even in the face of opposition.

Our Corporate Governance Guidelines also state that the Board members should strive to have members with knowledge, experience and skills in the following core competencies:

•	accounting and finance
•	business judgment
•	management
•	crisis response
•	industry knowledge
•	utility regulation
•	leadership
•	strategy/vision

In this regard, in evaluating a candidate’s experience and skills, the Nominating Committee will consider qualities such as an understanding of the water industry, utilities, marketing, finance, customer service, utility and environmental regulation and public policy issues. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

In addition, the Board is committed to being comprised of directors that add tangible value to American Water with a diversity of ideas, approaches and experiences and the interpersonal capacity to foster effective communication within, and operation of, the Board and with management. Annually, the Nominating Committee reviews the profile,

26	American Water | 2017 Proxy Statement

engagement and performance of each director to determine whether he or she should be renominated for board service. The Nominating Committee also considers whether, in light of our strategy or trends in our market environment, new skill sets or experiences would benefit our company and our stockholders.

The process followed by the Nominating Committee to identify and evaluate candidates includes requests to members of the Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating Committee and other members of the Board. The Nominating Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, that committee would approve the fee that American Water pays for these services. However, no such third party was engaged in 2016.

When evaluating the recommendations of the Nominating Committee, the Board should take into account all factors it considers appropriate, which may include:

•	whether the candidate is committed to the highest ethical standards;
•	whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the communities and geographies in which the Company operates;

•	whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

•	whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

•	whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and

•	whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Director Evaluations and Assessments

Each year, directors complete a targeted questionnaire to assess the performance of the Board and each of the standing committees. The questionnaire elicits quantitative and qualitative ratings in key areas of Board operation and function and seeks subjective comments from each director. Each committee member completes questions to evaluate how well the committees on which he or she serves are functioning and to provide suggestions for improvement.

For 2016, the Board implemented a peer review process by which each director was asked to provide feedback on a number of characteristics of each of other directors, including background, leadership, preparation, focus on stockholder interests, participation and independence.

In addition, periodically, members of our executive leadership team comprised of senior executives of the Company who regularly interact with the Board and the committees are solicited to provide their input and perspective on the operation of the Board and how the Board might improve its effectiveness.

American Water | 2017 Proxy Statement	27

Finally, our Chairman also interviews each director on a one-on-one basis to obtain his or her assessment of director performance, Board dynamics and the effectiveness of the Board and its committees, and to discuss his or her responses to these questions.

A summary of the responses to the questionnaires and the responses received from senior management’s feedback is reviewed by the Chairman. The summary and related responses with respect to the Board and each committee is ultimately discussed in executive session in meetings of the Board and each respective committee.

Director Compensation

During 2016, our non-employee directors received annual cash retainers, payable in quarterly installments, for their services as described below:

Director	Amount of Annual Cash Retainer
Chairman of the Board	$140,000
Audit Committee and Compensation Committee Chairs	$105,000
Nominating Committee and Finance and Risk Committee Chairs	$97,500
Other Non-Employee Directors	$85,000

We do not pay our directors a separate fee for attendance at Board or committee meetings, except that, during 2016:

•	members of the Demand Review Committee (consisting of Messrs. Kurz, MacKenzie and Evanson, and Ms. Dobson) received a $15,000 special payment for serving on that committee; and

•	Mr. Kurz received a $15,000 annual fee for his service on the board of directors of Water Solutions Holdings, LLC, in which American Water owns a 95 percent equity interest and which, through its wholly owned subsidiary Keystone Clearwater Solutions, LLC, provides water services to customers in the natural gas exploration and production industry.

In addition, in April 2016, the annual equity compensation of each non-employee director and the Chairman of the Board, was increased from $95,000 and $150,000, respectively, to $105,000 and $160,000, respectively. This compensation was paid in the form of stock units under our 2007 Omnibus Equity Compensation Plan, or the 2007 Plan. For 2016, Ms. Hagen received a pro-rated portion of the non-employee director equity award.

The actual number of stock units granted is based on the closing price of our common stock on the date of grant, which is typically the date the director is elected to the Board. The stock units vest on the date of grant and the shares underlying the stock units are distributed to the directors approximately 15 months after the date of grant (or approximately six months with respect to Ms. Hagen’s initial stock units), subject to earlier vesting in the event of a change in control or the termination of the director’s service on the Board, or in accordance with the director’s irrevocable election to defer distribution of all of his or her shares of common stock to a later time.

To the extent that a dividend is paid on our common stock prior to the time that shares of common stock may be distributed, the value of the dividend that would have been paid if the stock units had been outstanding shares of common stock are credited to an account for the director. Such dividend equivalents are payable to the director in a lump sum, in cash and without interest, and are paid when shares of common stock are distributed to the director.

28	American Water | 2017 Proxy Statement

Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings and for up to $5,000 every two years per director for director educational expenses incurred.

Director Compensation Table

The following table provides information regarding compensation paid in 2016 to each person who served as a non-employee director during that year. The table does not include amounts paid for reimbursement of travel expenses related to attending Board and committee meetings or any reimbursement of director education expenses, and does not include compensation paid to Ms. Story. See “Executive Compensation” for information relating to Ms. Story’s compensation.

Name	Fees Earned or Paid in Cash ($)		Stock Unit Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Julie A. Dobson	$115,000		$104,968		$18,715	$238,682
Paul J. Evanson	$115,000		$104,968		$3,794	$223,762
Martha Clark Goss	$91,250		$104,968		$3,794	$200,012
Richard R. Grigg (3)	$80,000		$104,968		$3,794	$188,762
Veronica M. Hagen	$68,667		$126,596	(4)	$347	$195,610
Julia L. Johnson	$91,250	(5)	$104,968		$3,794	$200,012
Karl F. Kurz	$117,500	(6)	$104,968		$3,794	$226,262
George MacKenzie	$150,000		$160,029		$5,990	$316,019
William J. Marrazzo (7)	$37,500		$—		$31,558	$69,058

(1)	The amounts shown in this column reflect the grant date fair value of the stock units granted to the directors as part of their annual retainer. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. See Note 9—Stock Based Compensation in the Notes to Consolidated Financial Statements included in the 2016 Form 10-K for the assumptions used in determining grant date fair value.

(2)	Represents dividend equivalents paid in cash in 2016 with respect to stock unit awards.

(3)	Mr. Grigg resigned from the Board on December 12, 2016 solely for health reasons.

(4)	Includes a pro-rated stock unit grant awarded to Ms. Hagen on February 25, 2016, which vested in August 2016.

(5)	Ms. Johnson elected to defer this cash compensation under our Nonqualified Deferred Compensation Plan for Non-Employee Directors.

(6)	Includes a $15,000 fee for service on the board of directors of Water Solutions Holdings, LLC.

(7)	Mr. Marrazzo declined to stand for re-election to the Board in 2016.

American Water | 2017 Proxy Statement	29

The following table shows the aggregate number of stock units held by each person who served as a non-employee director as of December 31, 2016:

Name	Stock Units (#)
Ms. Dobson	5,040
Mr. Evanson	1,405
Ms. Goss	1,405
Ms. Hagen	1,405
Ms. Johnson	8,066
Mr. Kurz	1,405
Mr. MacKenzie	2,142

We did not grant stock options to non-employee directors in 2016 and none of the non-employee directors held any stock options as of December 31, 2016.

Director Stock Ownership Requirements

We have a stock ownership policy for directors under which each director is required to hold shares equaling five times the director’s annual cash retainer by the fifth anniversary of the commencement of service as a director.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of the eight director nominees as named in this proxy statement.

30	American Water | 2017 Proxy Statement

PROPOSAL 2

VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background of the Proposal

Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the SEC’s rules. The disclosures related to compensation of our NEOs consist of the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, and the other required compensation tables and narrative disclosures in this proxy statement. In accordance with the advisory vote of our stockholders at our 2011 annual meeting of stockholders, we are providing to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our NEOs.

Our executive compensation philosophy and programs are designed to create a positive correlation of pay to performance and reward our NEOs for delivering results. We seek to attract, motivate and retain high-caliber executives and to align the interests of those executives with the interests of our stockholders in order to build long term, sustainable value for our stockholders.

Accordingly, the Board recommends that our stockholders vote “FOR” the following resolution:

RESOLVED, that the stockholders of American Water Works Company, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in the Company’s proxy statement for the 2017 annual meeting of stockholders.

While the vote is not binding on us, our Compensation Committee values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

American Water | 2017 Proxy Statement	31

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background of the Proposal

In accordance with Section 14A of the Exchange Act, the Board is also asking our stockholders to vote, on an advisory (non-binding) basis, on how frequently we should conduct an advisory stockholder vote to approve the compensation of our NEOs. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two or three years, or they may abstain from voting.

After careful consideration of the frequency alternatives, our Board has determined that conducting an advisory vote on executive compensation every year is the most appropriate alternative for the Company.

The Company’s practice for the past six years has been to hold the advisory vote on executive compensation every year and the Board believes the annual vote has worked well. The annual vote gives stockholders the opportunity to provide us with their direct input on our compensation for NEOs every year and the Board believes that an annual vote best enables us to continue to obtain stockholder views on a reasonably current basis.

Stockholders may cast a vote on the frequency of our advisory stockholder vote by choosing the option of (1) every year, (2) every two years, (3) every three years or (4) abstaining from voting, in response to the resolution set forth below.

RESOLVED, that a vote of the holders of the common stock of American Water Works Company, Inc. (the “Company”) to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion contained in the Company’s proxy statement, be held at an annual meeting of the stockholders, beginning with the 2017 annual meeting of stockholders, (1) every year, (2) every two years or (3) every three years.

The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote more or less frequently than the alternative that has been selected by our stockholders.

Recommendation of the Board

The Board unanimously recommends the approval, on an advisory basis, of an advisory vote EVERY YEAR to approve the compensation of our NEOs.

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COMPENSATION COMMITTEE REPORT

The Executive Development and Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis, or CD&A, required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Executive Development and Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

Respectfully submitted,

Paul J. Evanson (Chair)

Veronica M. Hagen

Julia L. Johnson

American Water | 2017 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we address our compensation philosophy and programs, the decisions of our Compensation Committee with respect to these programs and the reasons for those decisions, principally with respect to our NEOs, who are:

•	Susan N. Story, President and Chief Executive Officer

•	Linda G. Sullivan, Executive Vice President and Chief Financial Officer
•	Walter J. Lynch, Executive Vice President and Chief Operating Officer

•	Michael A. Sgro, Executive Vice President, General Counsel and Secretary

•	Loyd A. Warnock, Senior Vice President of External Affairs, Communications and Public Policy

Executive Summary

Compensation Philosophy

Our executive compensation program is designed to:

•	reward our NEOs for delivering results;

•	correlate pay amounts to our short- and long-term performance;

•	align the interests of our stockholders and NEOs; and

•	attract, motivate and retain high-caliber executives by providing compensation that is comparable to and competitive with other companies in our peer group.

Our focus on pay for performance is demonstrated by the way we structure our three key elements of compensation:

•	annual base salary;

•	our Annual Performance Plan, or APP, which is our annual cash-based performance plan that was previously called the Annual
Incentive Plan, or AIP; and

•	our Long Term Performance Plan, or LTPP, which is our long-term equity compensation program that was previously called the Long-Term Incentive Plan, or LTIP.

In addition, we provide employee retirement and health and welfare benefit plans, as well as an executive severance policy. We designed the plans and policy to provide competitive supplemental benefits to our NEOs.

The allocation of compensation among these elements ties compensation levels and bonus payouts to our company performance, with an appropriate level of risk. The following graphic represents our compensation mix, assuming annual and long-term incentive awards are paid at target levels, for both our CEO and on an average basis for all of our other NEOs as a group in 2016:

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Our Operating Performance in 2016

Our 2016 performance demonstrates our continued commitment to stockholders and our focus on five strategic themes: safety, customer, people, growth, and technology and operational efficiency. By focusing on keeping our employees safe, delivering outstanding customer service, effectively managing costs, investing capital where needed, maintaining constructive regulatory relationships and growing strategically, we continue to create value for our stockholders. Operating highlights for 2016 include the following:

Total Shareholder Return (TSR)	TSR was 23.6 percent during 2016, compared to 12.0 percent for the S&P 500 and 17.1 percent for the Dow Jones U.S. Utilities Total Return Index in 2016
Quarterly Dividends	10 percent increase from 2015 to 2016 (4th year in a row of such dividend increases)
GAAP Diluted EPS / Adjusted Diluted EPS	0.8 percent decrease from 2015 to 2016 (GAAP diluted earnings per share)
7.6 percent increase from 2015 to 2016 (adjusted diluted earnings per share, see Appendix A for non-GAAP financial information reconciliation)
Adjusted Operation and Maintenance (O&M) Efficiency Ratio	Adjusted O&M efficiency ratio was 34.9 percent in 2016, compared to 35.9 percent in 2015 (see Appendix A for non-GAAP financial information reconciliation)
Regulated Growth	42,000 new customers added in 2016 through regulated acquisitions and 13,000 new regulated customers added in 2016 through organic growth
Market-Based Business Growth	3.9 percent increase in operating revenues from 2015 to 2016 in our Market-Based Businesses

Return to Stockholders

We have returned significant value to our stockholders over the past five years. The following chart shows how a $100.00 investment in our common stock on December 30, 2011 would have grown to

American Water | 2017 Proxy Statement	35

$257.26 on December 30, 2016, assuming quarterly dividend reinvestment. This return compares favorably to the return that would have been obtained through the same investment in the Standard & Poor’s 500 Index and the Dow Jones U.S. Utilities Total Return Index, assuming dividend reinvestment, during the same period:

	12/30/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/30/2016
American Water Works Company, Inc.	$100.00	$120.60	$140.04	$181.23	$208.15	$257.26
S&P 500	$100.00	$116.00	$153.58	$174.60	$177.01	$198.18
Dow Jones U.S. Utilities Total Return Index	$100.00	$101.76	$117.23	$150.15	$143.23	$167.67

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Summary of Executive Compensation Practices

The table below summarizes compensation practices that we have and have not implemented consistent with our stockholder interests and best practices.

• Considerable portion of pay is variable and at-risk, earned solely based on performance	• No individual change of control agreements
• Equity compensation is weighted significantly toward performance stock units	• No individual employment agreements with standing severance or termination provisions
• Executive stock ownership guidelines and retention requirements encourage equity ownership and retention	• No established single-trigger change in control payment requirements
• Compensation Committee oversees annual compensation program risk assessment	• No excise tax gross-ups
• A representative, relevant peer group is used for TSR performance and compensation benchmarking	• No repricing of underwater stock options
• Reasonable severance arrangements are provided pursuant to our Executive Severance Policy	• Prohibit hedging, short selling or purchasing common stock on margin by officers, employees and directors, and pledging of common stock by directors and executive officers
• Compensation Committee retained and used an independent consultant in 2016	• No supplemental executive retirement plans open to new executives
• Double-trigger change in control provision proposed in 2017 Omnibus Plan	• No distribution of cash dividend equivalents on equity awards unless and until they vest
• Provide limited perquisites and other personal benefits, principally executive physicals	• No sales of greater than 50 percent of stock underlying equity awards when stock ownership is less than guidelines
• Maintain clawback policies

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Highlights of 2016 Significant Compensation Actions

The table below highlights compensation actions taken in 2016 with respect to our three primary elements of executive compensation.

Compensation Element	NEO	Action Taken	Rationale
Base Salary	Ms. Story	Increased annual base salary for 2016 by 12.5 percent	• Recognizes fully functioning and effective CEO • Brings base salary near median of peer group compensation range
	Mr. Sgro	Increased annual base salary for 2016 by an aggregate of 6.6 percent from 2015	• Rated highly effective • Brings base salary closer to median (50th percentile) of peer group compensation range
	All other NEOs	Increased annual base salary for 2016 by 2.5 percent	Provides modest increases in base salary for highly effective NEOs
APP	All

•    Reduced total number of APP goals from 10 to 6

•    Eliminated Corporate Multiplier in favor of APP funding factor based on overall performance percentage

•    Added operational efficiency improvement metric

• Simplified goal structure and calculations • Operational efficiency improvement rewards cost reduction and betterment programs implemented throughout our regulated businesses

	Mr. Sgro	Increased 2016 APP target opportunity to 65 percent and 2017 APP target opportunity to 75 percent	Measured increases in APP brings total direct compensation closer to median of peer group compensation range
LTPP	Ms. Story and Mr. Sgro	• Increased 2016 LTPP award opportunity to 225 percent and 100 percent of base salary, respectively	Brings total direct compensation near or closer to median of peer group compensation range
• Increased 2017 LTPP award opportunity for Ms. Story to 250 percent
	All	• For 2016 PSU grants, the operational efficiency improvement metric was eliminated • Maximum performance was increased to 200 percent	• Operational efficiency improvement metric was added to the APP • Increased maximum performance better aligns our PSU program with those of our peers
• Beginning in 2017, stock options have been eliminated, and LTPP is comprised of 70 percent PSUs and 30 percent RSUs

•    Eliminates potential income volatility associated with implementing revised share-based compensation accounting guidance

•    Reflects diminishing prevalence of use of stock options in the utility industry

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Stockholder Advisory Votes

At our 2016 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation paid to our NEOs, as disclosed under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2016 annual meeting of stockholders. The stockholder vote in favor of NEO compensation was approximately 97.4 percent of the shares present in person or by proxy and eligible to vote at the meeting. Since 2011, the first year of our advisory vote on the compensation paid to our NEOs, the stockholder vote in favor of NEO compensation has averaged 97.5 percent. The Compensation Committee considered the results of the 2016 advisory vote and determined that no specific action was needed in response to the vote. At the 2017 annual meeting, we will again hold an advisory vote on the compensation of our NEOs, as well as an advisory vote on the frequency of this stockholder advisory vote. We continue to recommend that this vote be held annually. In making its decisions regarding executive compensation, the Compensation Committee will consider the results of these advisory votes, as well as feedback obtained from stockholders throughout the course of the year.

Compensation Determinations and Pay Competitiveness in 2016

For 2016, the Compensation Committee reviewed and approved all compensation paid to our NEOs, and made recommendations to the independent members of the Board with respect to compensation paid to Ms. Story. The independent members of the Board, after considering the recommendations of the Compensation Committee, approved Ms. Story’s 2016 compensation. Ms. Story did not participate in the Compensation Committee’s recommendations regarding her own compensation and was excused from those portions of the Compensation Committee and Board meetings during which her compensation was discussed and determined.

The Compensation Committee considered Ms. Story’s assessment of the performance of the other NEOs, as well as Ms. Story’s compensation recommendations regarding each NEO’s base salary and their APP and LTPP award opportunities. The Compensation Committee, with Ms. Story’s participation, discussed the 2016 performance of each NEO other than Ms. Story, and, after discussion and deliberation held in executive session, approved compensation determinations for such NEOs.

In making its executive compensation determinations for 2016, the Compensation

Committee reviewed, among other things, data provided by Korn Ferry Hay Group, to gauge the comparability of our executive compensation to the compensation paid to executives in other companies with generally corresponding responsibilities. Korn Ferry Hay Group served as the independent compensation consultant to the Compensation Committee during 2016, and assisted the Compensation Committee in its review of compensation paid to our executive officers and directors. Korn Ferry Hay Group also provided compensation consulting advice to the Board upon request. Other than in its role as the Compensation Committee’s independent compensation consultant and in providing compensation consulting advice to the Board on request, Korn Ferry Hay Group did not perform any other services for us.

Based on benchmarking data provided by Korn Ferry Hay Group, as well as other data sources, the Compensation Committee is able to assess competitive market compensation practices. One of the primary ways the Compensation Committee evaluates the Company’s executive compensation arrangements relative to other companies is to compare these arrangements and compensation practices to those of a peer group of 15 utility and energy companies with

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revenues in the range of approximately 42 to 229 percent of our revenues. We believe there is a strong likelihood that an executive officer’s skills will be transferable among these companies, so we would expect to compete with these companies and others, for executive officer talent. We also use this peer group to compute relative total shareholder return for our PSUs.

The composition of this peer group is reassessed annually and its composition may be changed by the Compensation Committee to reflect corporate transactions or other events that may affect the comparability of one or more of the constituent companies. The peer group that was used in 2016 to benchmark compensation decisions and to calculate the three-year total shareholder return for our PSU awards granted during the year, was comprised of the companies listed below, which is collectively referred to as the 2016 peer group.

2016 American Water Works Company, Inc. Peer Group
Alliant Energy Corporation	Eversource Energy	SCANA Corporation
Ameren Corporation	Great Plains Energy Incorporated	Vectren Corporation
Atmos Energy Corporation	NiSource Inc.	Westar Energy, Inc.
Avista Corporation	Pinnacle West Capital Corporation	WGL Holdings, Inc.
CMS Energy Corporation	PNM Resources, Inc.	WEC Energy Group, Inc.

In December 2016, we updated our peer group for 2017 by adding UGI Corporation to the companies in the 2016 peer group and removing Westar Energy, Inc., which has announced that it has agreed to be acquired by Great Plains Energy Incorporated, another member of the 2016 peer group.

While the Compensation Committee reviewed and discussed the data with Korn Ferry Hay Group for purposes of benchmarking, it was only a part of the information considered by the Compensation Committee in its determinations regarding executive officer compensation. For instance, Korn Ferry Hay Group provided information to the Compensation Committee based upon data included in a compensation survey prepared by Willis Towers Watson reflecting a blend of energy services and general industry compensation data, as well as the Hay Group 2016 General Industry Executive Compensation Report. During 2016, Willis Towers Watson provided compensation consulting services to the Company but did not provide any such services to the Compensation Committee. The Compensation Committee also considered information provided by Korn Ferry Hay Group regarding other U.S. publicly traded water utilities, although the comparability of the information about these companies is limited due to the significantly larger size of American Water’s operations. The Compensation Committee referred to all of this data as part of its review of utility industry, peer group and general compensation practices and trends.

2016 Compensation

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward our NEOs for delivering results and building long-term sustainable value for our stockholders. We believe our program’s

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performance measures align the interests of our stockholders and NEOs by correlating pay to our short- and long-term performance.

We focused on the following objectives in making compensation decisions in 2016:

•	Reward our executives for achieving both superior financial performance and outstanding non-financial performance relating to safety, customer, people, technology and operational efficiency and growth, all of which lead to long-term financial strength.

•	Focus pay on both short- and long-term performance, with a proportionately greater emphasis on long-term, based upon criteria recognized in peer companies and the utility and water industries generally.
•	Build long-term, sustainable value for stockholders by emphasizing compensation that rewards such value, including long-term, performance-based equity-based compensation, and de-emphasizing short-term, cash-based compensation.

•	Align executive officer and stockholder interests as an incentive to increase stockholder value by requiring consistent, meaningful equity ownership.

•	Provide compensation to our executive officers that reflects their responsibilities and contributions, and is comparable to and within a competitive range of, the median of compensation paid by other companies in our peer group, in order to attract, motivate and retain high-caliber executives.

Base Salaries

For 2016, we made the following base salary determinations for our NEOs:

•	Ms. Story’s base salary was increased from $800,000 to $900,000, effective March 14, 2016, reflecting the Board’s conclusions that:

▪	based upon benchmarking data provided by Korn Ferry Hay Group and Willis Towers Watson, Ms. Story’s base salary was between 83 and 93 percent of the median base salary for her position, and the 2016 increase moved her base salary to slightly above this median; and

▪	she performed as an effective and functioning President and Chief Executive Officer during 2015.
•	Mr. Lynch’s, Ms. Sullivan’s and Mr. Warnock’s base salary was each modestly increased by 2.5 percent, effective March 14, 2016, as each executive’s performance was rated highly effective and the increases kept these base salaries within the competitive range (± 15 percent) of the median of the market data.

•	Mr. Sgro’s base salary for 2016 was cumulatively increased from $375,000 to $399,750, or 6.6 percent, as his annual base salary for 2015 was significantly below the median base salary for his position as identified in Korn Ferry Hay Group’s benchmarking survey and in other data sources.

2016 Annual Performance Plan

The APP is designed to incentivize eligible participants to achieve annual business objectives by providing an opportunity to earn cash payouts tied to corporate performance.

For 2016, the Compensation Committee made a number of changes to the APP from 2015. These are explained below.

•	We changed the name of the plan to APP (Annual Performance Plan) from AIP (Annual Incentive Plan) to signify our focus on performance.

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•	We reduced the number of performance measures from ten to six, to improve simplicity and transparency to employees and shareholders regarding the connection between performance and pay and to simplify the operation and administration of the APP.

•	We added to the APP our operational efficiency improvement measure to highlight the importance of this goal in determining annual performance compensation.

•	We adopted a simplified and more easily communicated funding mechanism, based on overall performance percentages, to replace the complex Corporate Multiplier used in prior years.

•	Although the weighting was reduced from 55 percent to 50 percent to provide for greater emphasis on the non-financial goals that are predictors of future company success, we maintained adjusted earnings per share from continuing operations, or adjusted EPS, as described in this subsection, as our principal performance measure, as we continue to believe this measure has a meaningful impact on stockholder value. As was the case in 2015, no awards are made under the APP if adjusted EPS is below 90 percent of target.

•	We extended eligibility to participate in the APP to non-exempt (non-union) employees.

The performance measures chosen for 2016 reflected our primary objectives for financial performance, aligned with our core business strategies of safety, customer, people, technology and operational efficiency and growth. The safety and people goal was separated into two sub-goals: near-miss reporting and the Occupational Health and Safety Administration’s (OSHA) recordable incident rate, or ORIR. The safety and people goal cannot be earned in the event there is an employee fatality during the year. The technology and operational efficiency goal also was separated into two sub-goals: environmental leadership and operational efficiency improvement.

The 2016 target award opportunity for each NEO is equal to a percentage of each NEO’s base salary, based on the individual’s position with American Water. All NEOs, other than Mr. Sgro, maintained the same target award as a percentage of salary as in 2015. Mr. Sgro’s target award percentage was increased from 50 percent to 65 percent in 2016, and was increased to 75 percent for 2017, reflecting that his total cash compensation for 2015 remained well below the median, and for 2016 remained below the median, of the market data.

Named Executive Officer	Percentage of Base Salary		APP Target	APP Payout Percentage	2016 APP Award
Susan N. Story	100%		$900,000	132.6%	$1,188,000
Linda G. Sullivan	75%		$364,238	132.6%	$482,979
Walter J. Lynch	75%		$415,699	138.6%	$576,366
Michael A. Sgro	65	% (1)	$259,838	132.6%	$344,545
Loyd A. Warnock	50%		$189,660	132.6%	$251,489

(1)	In December 2016, Mr. Sgro’s target APP award for 2017 as a percentage of annual base salary was increased to 75 percent.

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Actual payouts may be lower or higher than the target award opportunity depending, in the case of the NEOs, on corporate and, in rare instances where significantly warranted, individual performance against specific goals. Cash awards under the APP are typically distributed to participants in March of the year following the performance year.

For 2016, the Compensation Committee replaced the Corporate Multiplier used to determine the payout under prior years’ AIP awards with a corporate performance factor. The corporate performance factor is computed by adding the weighted results achieved for each performance measure, based upon results that are certified by the Compensation Committee as soon as reasonably practicable after the end of the year. The percentage added to determine the corporate performance factor with respect to each measure was dependent on actual performance with regard to each measure.

The following table provides information regarding each of the performance measures used to determine the corporate performance factor, including the minimum, target and maximum performance requirements for each measure. The table also indicates the percentage that would be included in the corporate performance factor for threshold, target and maximum performance. If the minimum performance threshold requirement for a performance measure was not met, no additional percentage would be added to the corporate performance factor.

Performance Measure	Percentage Included in the Corporate Performance Factor	Threshold Performance (Weighting)	Target Performance (Weighting)	Maximum Performance (Weighting)	Actual Performance (Weighting)	How We Calculate the Performance Measure	Why We Use this Measure
Adjusted EPS (1)	50.0%	<$2.63 (0.0%)	$2.81 (50.0%)	$2.88 (75.0%)	2.84 (60.7%)	Adjusted EPS is EPS from continuing operations calculated in accordance with GAAP as reported in the Company’s audited consolidated financial statements, adjusted to eliminate the impact of a $0.22 per share charge related to the October 2016 binding global agreement in principle to settle claims arising out of the Freedom Industries, Inc. chemical spill.	Adjusted EPS is a key measure of our financial and operational success, and achieving our earnings and strategic goals creates long-term stockholder value and provides greater total return to our stockholders.
Customer Satisfaction	15.0%	Fourth Quartile (0.0%)	Second Quartile (3.75% to 11.3%)	First Quartile (18.8% to 22.5%)	First Quartile - Medium (20.6%)	Quarterly survey conducted by a third-party firm of random regulated water and wastewater customers.	Our service quality and customer issues are a focus of state public utility commissions in evaluating rate cases.

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Performance Measure	Percentage Included in the Corporate Performance Factor	Threshold Performance (Weighting)	Target Performance (Weighting)	Maximum Performance (Weighting)	Actual Performance (Weighting)	How We Calculate the Performance Measure	Why We Use this Measure
ORIR (2)	7.5%	3.15 (0.0%)	2.75 (7.5%)	2.55 (11.3%)	2.45 (11.3%)	ORIR is a measure of injuries and illnesses requiring treatment beyond first aid for every 200,000 hours worked.	To continue our momentum toward becoming an industry leader with respect to the safety and well-being of our workforce.
Near Miss Reporting (2)	7.5%	< 8.1 : 1 (0.0%)	9.0 : 1 (7.5%)	10.0 : 1 (11.3%)	30.3 : 1 (11.3%)	Near miss reporting is the ratio of “near miss” incidents, defined as an event or condition that could have resulted in injury, illness or damage, to recordable injuries.	Reporting and investigating near misses allow us to identify causes and correct them before those same conditions and actions result in an injury to someone else.
Environmental Leadership	10.0%	13x (0.0%)	18x (10.0%)	26x (15.0%)	21x (11.9%)	Environmental leadership is determined comparing our performance to the EPA national drinking water industry average, and assessing how many times better we perform compared to the industry average.	We are committed to excellent water quality, protecting the environment and maintaining our history of materially complying with, and in many cases, surpassing, minimum standards required by applicable laws and regulations.
Operational Efficiency Improvement	10.0%	35.8% (0.0%)	35.4% (10.0%)	34.9% (15.0%)	34.9% (15.0%)	Based on the ratio of adjusted regulated O&M expenses to adjusted regulated operating revenues for our regulated operations.	We want to focus management on improving our overall cost structure and improving our return on equity.

(1)	No APP awards may be earned if adjusted EPS is less than 90 percent of the target amount.

(2)	This goal may not be earned in the event of an employee fatality during the year.

While the NEOs are subject to individual performance goals as well as the corporate goals comprising the corporate performance factor, the 2016 APP awards reflect, for all NEOs other than Mr. Lynch, the NEO’s target award multiplied by the adjusted corporate performance factor, as outlined below. The Compensation Committee utilized this convention based on Ms. Story’s recommendation that NEOs should assume principal responsibility for, and their awards generally should be based upon, performance of the entire organization, except with respect to executives who lead a major profit center, such as Mr. Lynch, in which case performance of the relevant business units also should be reflected. Furthermore, in 2016, there were no factors of a magnitude that caused the independent Board members, in the case of Ms. Story, and the Compensation Committee, in the case of all

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other NEOs (based on Ms. Story’s recommendations), to apply a downward adjustment based on his or her individual performance.

Based upon our performance with regard to the financial and non-financial performance measures described above, the Compensation Committee certified a corporate performance factor of 130.7 percent. This base corporate performance measure was adjusted for each of our NEOs to reflect the proportion of our overall performance in 2016 attributable to our regulated operations, which had a performance factor of 144.7 percent of target. As adjusted in this manner, the APP award for each of Mses. Story and Sullivan, and each of Messrs. Sgro and Warnock, was 132.6 percent of target.

With respect to Mr. Lynch, who oversees our regulated operations, 50 percent of his APP award was based on the performance of our regulated operations with respect to the measures shown in the table above. For 2016, this amounted to a performance factor of 144.7 percent of target. When combined with the adjusted corporate performance factor of 132.6 percent with respect to the remaining 50 percent of his award, Mr. Lynch’s APP award percentage was ultimately determined to be 138.6 percent of target.

We have included the amount of the APP awards paid to our NEOs with respect to 2016 under the Non-Equity Incentive Plan Compensation column of the 2016 Summary Compensation Table.

2016 Long Term Performance Plan

The LTPP is designed to incentivize eligible participants to achieve our long-term business objectives by providing an opportunity to earn equity awards tied to our long-term goals and continued employment with the Company. Our LTPP for 2016 included 20 percent stock options, 20 percent RSUs and 60 percent PSUs. PSU awards for 2016 were allocated between relative total shareholder return and compounded adjusted EPS growth. We eliminated the use of operational efficiency in 2016 for PSUs, electing instead to use adjusted EPS and relative TSR as the performance measures for LTPP award opportunities for these awards.

For 2017, the Compensation Committee approved a change to the LTPP to eliminate the issuance of stock options, and to allocate the

LTPP awards 30 percent to RSUs and 70 percent to PSUs. The Compensation Committee made this change in light of:

•	the increasing movement away from issuing stock options among our 2016 peer group companies and

•	potential income volatility associated with the implementation of recent changes to the accounting rules for share-based compensation.

We based the aggregate target value of LTPP awards on a percentage of each NEO’s salary. The following table provides for each NEO a summary of the grant date fair value of LTPP awards granted in 2016. Information regarding the number of shares underlying these awards is found in “Executive Compensation—2016 Grants of Plan-Based Awards.”

Named Executive Officer	LTPP Target Award as a Percentage of Base Salary		Aggregate Grant Date Fair Value of LTPP Target Awards	Aggregate Grant Date Fair Value of Options	Aggregate Grant Date Fair Value of RSUs	Aggregate Grant Date Fair Value of PSUs (TSR)	Aggregate Grant Date Fair Value of PSUs (EPS)
Susan N. Story	225%	(1)	$2,025,000	$405,000	$405,000	$607,500	$607,500
Linda G. Sullivan	125%		$607,063	$121,413	$121,412	$182,119	$182,119
Walter J. Lynch	150%		$831,398	$166,280	$166,279	$249,419	$249,420
Michael A. Sgro	100%		$399,750	$79,950	$79,950	$119,925	$119,925
Loyd A. Warnock	90%		$341,388	$68,277	$68,277	$102,416	$102,416

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(1)	Effective March 2016, Ms. Story’s LTPP target award for 2017 as a percentage of base salary was increased from 225 percent to 250 percent.

The following table provides information regarding the performance measures related to the PSUs granted in 2016.

Performance Measure	Threshold Performance (Percentage Earned)	Target Performance (Percentage Earned)	Maximum Performance (Weighting)	How We Calculate the Performance Measure	Why We Use this Measure
Relative total shareholder return	25%	50%	75% or more	Based on American Water’s total shareholder return compared to the total shareholder return performance of the companies in the 2016 peer group, during the three-year performance period from January 1, 2016 through December 31, 2018, assuming reinvestment of dividends during the performance period.	To encourage performance that not only increases shareholder value, but increases it to an extent that compares favorably relative to the companies in the 2016 peer group.
Compounded Adjusted EPS Growth	5.0%	7.0%	10.0%	Based on adjusted EPS growth, compounded annually over the three-year period from January 1, 2016 through December 31, 2018, over EPS of $2.64 for the year ended December 31, 2015.	Adjusted EPS is a key measure of our financial and operational success, and achieving our earnings and strategic goals creates long-term stockholder value and and provides greater total return to our stockholders.

Vesting of Long Term Incentive Plan Awards Granted in 2016

The options granted to our NEOs in 2016 terminate on December 31, 2022 (if not previously exercised or forfeited), and vest in three equal increments on each of January 1, 2017, 2018 and 2019. Similarly, RSUs granted in 2016, and PSUs granted in 2016 and ultimately earned at the end of the three-year performance period, vest in three equal increments on each of January 1, 2017, 2018 and 2019. We believe that the vesting terms provide our NEOs a meaningful incentive for continued employment.

Performance Vesting of PSUs Granted in 2014

In 2014, we granted two types of PSUs to our NEOs for the performance period ending in 2016: one with a performance measure based on relative total shareholder return, and the other with a performance measure based on operational efficiency improvement and compounded adjusted EPS growth, weighted equally. The payouts with respect to the two types of PSUs are summarized in the table below:

Performance Measure	Threshold Performance (Percentage Earned)	Target Performance (Percentage Earned)	Maximum Performance (Percentage Earned)	Actual Performance	Percentage of Target Award Earned
Relative total shareholder return	< 25% (0%)	50% (100%)	75% (175%)	> 75%	175%
Compounded Adjusted EPS Growth	< 5.0% (0%)	7.0% (100%)	10.0% (175%)	8.91%	147.8%
Operational Efficiency Improvement	> 38.0% (0%)	36.0% (100%)	34.0% (175%)	35.77%	108.5%
Weighted Average of Compounded Adjusted EPS Growth and Operational Efficiency Improvement	—	—	—	—	128.1%

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The Compensation Committee certified the achievement of the requisite performance measures on January 25, 2017.

Perquisites

We provide limited perquisites to our executive officers, consisting principally of executive physicals. Because we invest significant time and resources in developing the skills and experiences of our leadership, we believe providing executives with periodic physicals, which can potentially detect medical conditions before they become serious, is an important investment in our current and future success.

Stock Option Grant Practices

In February 2016, our Compensation Committee made stock option grants to LTPP participants, including executive officers. The exercise price per share for options was equal to the last reported sale price of our common stock on the date of grant. Moreover, we do not reprice our stock options. We believe that our historical stock option grant practices are appropriate and effectively address any concerns regarding “timing” of grants in anticipation of material events.

For 2017, the Compensation Committee determined to discontinue the use of granting stock options as part of the LTPP, although the Compensation Committee reserves the right to grant stock options on a case-by-case basis as part of new hires or promotional awards, or to reinstate the use of stock options in the future in its sole discretion.

Executive Stock Ownership Guidelines and Stock Retention Requirements

To further emphasize the importance of linking the financial interests of our executives with those of our stockholders and to complement our existing stock retention requirements, the Board adopted stock ownership guidelines in 2015. At the same time, the Board also modified the stock retention requirements to make them consistent with the new stock ownership guidelines.

The stock ownership guidelines, which are expressed as a multiple of annual base salary, require executives to hold common stock (and certain equivalents) as follows:

Officer Level	Multiple of Annual Base Salary
Chief Executive Officer	6 times
Chief Operating Officer	3 times
Executive Vice Presidents	3 times
Senior Vice Presidents	3 times
President, American Water Enterprises	3 times
Vice Presidents	1 time

For purposes of the stock ownership guidelines, shares of common stock, shares underlying vested and unvested RSUs and shares underlying earned PSUs will count toward the ownership guidelines. Shares underlying vested or unvested stock options and unearned PSUs do not count.

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Our stock retention requirements prevent, subject to hardship exceptions, any executive who is not in compliance with the stock ownership guidelines from effecting a transfer of more than 50 percent of the net shares realized from any equity award or more than 50 percent of any other shares of common stock that the executive may own other than through equity awards. For an award of RSUs or PSUs, the number of net shares realized from an award is based on the number of shares ultimately credited to the account of the executive upon vesting. For an option award, the number of net shares realized is equal to the number of vested shares subject to that award minus a number of shares with a fair market value equal to the aggregate exercise price of those vested shares. Equity awards that are issued to an

executive before he or she became subject to the stock retention requirements are exempt from these restrictions.

Each executive covered by the stock ownership guidelines on March 4, 2015, including each NEO, has until March 4, 2020 to achieve compliance. Each person who becomes subject to the stock ownership guidelines thereafter will have five years to comply with the guidelines beginning on the date that the person first becomes subject to the stock ownership guidelines. Mses. Story and Sullivan, and Mr. Lynch, are currently in compliance with the applicable stock ownership guidelines. Our other NEOs are currently within their five-year compliance periods.

Policies Prohibiting Hedging, Pledging, Margining and Short Selling

Our insider trading policy prohibits our employees and directors from purchasing or selling options or futures on our securities, also known as hedging. The prohibition extends to the purchase or sale of any other security that may derive its price from the price or another attribute of our securities. Options issued as compensation and investments in mutual funds are excluded from the prohibition.

The policy also prohibits employees and directors from purchasing Company stock on margin, where money is borrowed from a broker to fund the purchase. This prohibition does not apply to “cashless” or “broker-assisted” exercises of our stock options.

We also prohibit employees and directors from selling our securities short, which is the practice of selling securities that are not owned by the seller. This prohibition includes “short sales against the box,” where the seller actually owns the securities being sold but fails to deliver them to the purchaser within a specified time period after the sale.

In addition, our Board has adopted restrictions that prohibit our directors and executive officers from hedging and pledging our securities. These restrictions prohibit any transaction executed for the purpose of reducing or eliminating the market price risk associated with the ownership of our securities. Also, the restrictions prohibit our directors and executive officers from pledging our securities as collateral for a loan or any other obligation, or using them in a margin account for an investment in any other securities. The prohibition on pledging does not apply to “cashless” exercises of our options in compliance with the 2007 Plan or, if approved at the annual meeting, the 2017 Omnibus Equity Compensation Plan, refered to in this Proxy Statement as the 2017 Omnibus Plan.

Ongoing and Post-Employment Arrangements and Benefit Plans

We have several plans and arrangements that enable our NEOs to accrue retirement benefits as they continue to work for us, provide severance benefits upon certain types of termination of employment, or provide other forms of deferred compensation. Most of these plans and agreements have been adopted within the past few years, although some plans, particularly our defined benefit plans, are not available to employees hired after January 1, 2006. Not all of these plans apply to each NEO, as indicated in the discussion below.

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None of our executives participating in any of these plans is entitled thereunder to receive excise tax gross-up payments.

Savings Plan for Employees of American Water Works, Inc. and Designated Subsidiaries (the “Savings Plan”)

The Savings Plan is a tax-qualified defined contribution plan available to employees of American Water, including our NEOs, and certain subsidiaries. Each of our NEOs participates in the Savings Plan. Under the Savings Plan, an employee may contribute, subject to limitations imposed by the Internal Revenue Code of 1986, or the Code, 50 percent of his or her base salary up to a maximum contribution of $18,000, plus, for eligible participants, $6,000 for catch-up contributions. For any NEO participant hired before January 1, 2006 who continues to be employed by us (Messrs. Lynch and Sgro are the only NEOs in this category), the matching contribution formula is 50 percent of a participant’s base salary contributions for the year, up to a maximum of five percent of the participant’s base salary. For NEO participants hired after January 1, 2006, the matching contribution formula is: (a) 100 percent for every dollar contributed up to the first three percent of the participant’s base salary, and (b) 50 percent on the next two percent of the participant’s base salary. In addition, for NEO participants hired after January 1, 2006, we make additional annual contributions equal to the sum of 5.25 percent of the participant’s base salary, subject to limitations imposed under the Code. We provide more generous contributions to participants hired after January 1, 2006 because they are ineligible to participate in the defined benefit pension plans described below.

Amounts credited to an employee’s account may be invested among a number of funds, and the value of a participant’s account will be increased or decreased to reflect the performance of selected investments.

American Water Works Company, Inc. Pension Plan (the “AWWPP”) and the American Water Works Company, Inc. Executive Retirement Plan (the “ERP”)

The AWWPP is a tax-qualified defined benefit pension plan available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP provides an annual retirement benefit based on an employee’s earnings and years of service. For executives hired prior to July 1, 2001, a grandfathered benefit is provided. Each of Messrs. Lynch and Sgro participates in the AWWPP.

The ERP is a nonqualified defined benefit pension plan that provides pension benefits under the same formula as the AWWPP, but without the pay and benefit limitations that are applicable to the AWWPP under the Code. Each of Messrs. Lynch and Sgro participates in the ERP. We closed the AWWPP and the ERP to new employees on December 31, 2005 and replaced those plans with defined contribution plans. This action was taken for a number of reasons, including to allow us to incur fixed costs for retirement benefits on an ongoing basis. In contrast, we are subject to variable costs in connection with our defined benefit plans based on the performance of the plans’ investment portfolios. For further information on these plans, see “Executive Compensation—Pension Benefits at December 31, 2016” and “Executive Compensation—Description of Pension and Other Retirement Plans.”

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Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries (the “Employee Deferred Compensation Plan”)

The Employee Deferred Compensation Plan is a nonqualified deferred compensation plan that enables participants to defer base salary and APP awards and provides benefits to executive officers and other highly paid employees in excess of the maximum benefits that may be provided under the Savings Plan as a result of limits imposed by the Code. We refer to compensation in excess of those limits as “excess compensation.” All of the NEOs, except for Mr. Sgro, participate in the Employee Deferred Compensation Plan.

Generally, under the Employee Deferred Compensation Plan, an executive may elect to defer up to 20 percent of salary and up to 100 percent of the award paid under the APP. We provide matching contributions that differ depending on whether the executive was hired by us on or after January 1, 2006. For NEOs hired after January 1, 2006 (Mses. Story and Sullivan, and Mr. Warnock), we provide the matching contribution we would have made for the executive under the Savings Plan with respect to the executive’s excess compensation if the excess compensation had been taken into account under the Savings Plan. In addition, we make a defined contribution for the account of each of these executives generally equal to 5.25 percent of the sum of base salary that constitutes excess compensation and the award payable under the APP for the relevant plan year.

For each of Messrs. Lynch and Sgro, who was hired prior to January 1, 2006, our matching contribution is equal to 50 percent of salary deferrals up to a maximum of five percent of base salary; our contributions are more limited for each of Messrs. Lynch and Sgro due to his eligibility to participate in the AWWPP. Each participant may allocate amounts credited to his or her account among several notional investments, and the value of the account will be increased or decreased to reflect deemed returns under the selected notional investments. The participant may elect to receive payment of deferred amounts in a lump sum or in annual installments, on or beginning at separation from service or a specified distribution date. See “Executive Compensation—2016 Nonqualified Deferred Compensation” for additional information.

Executive Severance Policy

Under our Executive Severance Policy, adopted in 2008, we provide severance benefits to our NEOs. Our policy is designed to provide a clear statement of the rights of our executive officers if they are involuntarily terminated without cause. Among other things, the policy provides for 18 months and 12 months of salary continuation for our CEO and each of the other NEOs, respectively, and a pro rata APP award for the year in which the termination date occurs to the extent a payment is earned under the terms of the APP. See “Executive Compensation—Potential Payments on Termination or Change in Control” for further information.

Change in Control Provisions in Equity Plans

Most of our compensation plans and policies do not contain change in control provisions affecting the compensation of our NEOs. However, under the terms of the award agreements, our equity awards generally would vest upon a change in control of American

Water. In addition, certain of our contributions to the Employee Deferred Compensation Plan will vest upon a change in control. See “Executive Compensation—Potential Payments on Termination or Change in Control” for further information.

50	American Water | 2017 Proxy Statement

If the 2017 Omnibus Plan is approved by stockholders at the annual meeting, awards granted under that plan which are assumed by the acquirer in a change of control will vest only upon both a change in control and the termination of a participant’s employment. To the extent any awards granted under the 2017

Omnibus Plan are not assumed by the acquirer in a change of control, such awards will vest upon the change in control. For more information on this plan, see “Proposal 4: Approval of the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan.”

Recovery of Incentive Compensation

In 2010, we instituted a policy governing the recovery of incentive compensation in the event of a material restatement of our financial results under specified circumstances. As a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which imposes an executive compensation

“clawback” requirement on public companies, and the related NYSE listing standards that may be adopted, we will amend the policy if and when final implementing rules of the SEC are adopted and are effective to comply with these executive compensation recovery requirements.

American Water Works Company, Inc. Nonqualified Employee Stock Purchase Plan (the “ESPP”)

Under the ESPP, eligible employees are provided an opportunity to purchase our common stock at a discount of 10 percent from the lower of the prevailing market price on the first day and last day of each three-month purchase period. Purchases generally are limited to $25,000 per participant per year, and shares purchased under the ESPP must be retained for six months after the purchase date before they can be sold. We believe that, in addition to the benefit employees realize from the discount, our stockholders will benefit because the ESPP helps to more closely align the interests of our employees and our stockholders.

The ESPP expires in accordance with its terms on January 1, 2018. At the annual meeting, we will be asking stockholders to approve a replacement to the ESPP. For more information, see “Proposal 5: Approval of the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan.”

Tax and Accounting Considerations

Tax Considerations

Under Section 162(m) of the Code, a public company is prohibited from deducting for federal income tax purposes compensation in excess of $1.0 million paid to that company’s principal executive officer and its three highest compensated executive officers (other than the principal executive officer or the principal financial officer), except that this prohibition does not generally apply to options or compensation that qualifies as “performance-based compensation” as defined in regulations adopted under Section 162(m).

The payment of shares of common stock upon the vesting of options granted under the 2007 Plan is generally not subject to Section 162(m). Moreover, the payment of shares of common stock upon the vesting of PSUs granted under the 2007 Plan, if determined solely by reference to the achievement of pre-established performance objectives, would qualify as “performance-based compensation” under Section 162(m). RSU awards do not generally qualify as “performance-based compensation” because the awards vest on the basis of continued employment, rather than pre-established performance objectives.

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Awards under the APP will qualify as “performance-based compensation” under Section 162(m) of the Code, so long as the payment of the award is based on the achievement of pre-established performance objectives using performance criteria specified in the APP.

The Compensation Committee intends for awards granted under the APP and options and PSU awards granted under the 2007 Plan to be exempt from the limitation on deductibility under Section 162(m) to the greatest extent reasonably possible to maximize the deductibility by the Company of the payment of such compensation for federal income tax purposes. However, the Compensation

Committee may from time to time seek to reward executives for extraordinary effort or where special or other circumstances warrant. Depending on the circumstances, such an award may or may not qualify as performance-based compensation under Section 162(m).

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includable in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to additional income tax and interest penalties. Our nonqualified deferred compensation arrangements are intended to satisfy the requirements of Section 409A.

Accounting Considerations

RSU, PSU and option awards are accounted for based on their grant date fair value, as determined under ASC 718, which is recognized over the service or vesting period applicable to the grant. Forfeitures are estimated, and the compensation cost of awards will be reversed if the employee does not remain employed by us throughout the service or vesting period.

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EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table sets forth information regarding the compensation of our CEO, our Chief Financial Officer and each of the other persons who were our NEOs for 2016.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Susan N. Story	2016	$876,923	$—	$1,440,032	$359,999	$1,188,000	$—	$231,578	$4,096,532
President and Chief Executive Officer (7)	2015	$776,931	$—	$1,144,820	$280,003	$870,400	$—	$199,354	$3,271,508
	2014	$637,174	$—	$952,736	$238,174	$587,243	$—	$150,520	$2,565,847

Linda G. Sullivan	2016	$482,915	$—	$473,776	$118,449	$482,979	$—	$161,401	$1,719,520
Executive Vice President and Chief Financial Officer (8)	2015	$470,616	$—	$459,987	$115,003	$386,621	$—	$74,429	$1,506,656
	2014	$300,764	$—	$959,973	$114,998	$340,871	$—	$94,878	$1,811,484

Walter J. Lynch	2016	$551,146	$—	$648,884	$162,226	$576,366	$373,563	$84,785	$2,396,970
Executive Vice President and Chief Operating Officer (9)	2015	$537,120	$—	$643,958	$157,498	$457,414	$150,284	$81,452	$2,027,726
	2014	$521,531	$—	$612,043	$153,001	$391,834	$451,509	$84,542	$2,214,460

Michael A. Sgro	2016	$396,985	$—	$312,005	$77,999	$344,545	$788,407	$12,185	$1,932,126
Executive Vice President, General Counsel and Secretary (10)	2015	$352,109	$25,000	$275,994	$67,503	$187,386	$269,080	$6,302	$1,183,374

Loyd A. Warnock	2016	$377,188	$—	$266,467	$66,612	$251,489	$—	$54,559	$1,016,315
Senior Vice President External Affairs, Communications and Public Policy (11)	2015	$367,750	$—	$264,912	$64,801	$201,882	$—	$53,191	$952,536
	2014	$235,389	$220,000	$699,197	$64,801	$177,845	$—	$22,495	$1,419,727

(1)	In 2016, the following NEOs deferred a portion of their base salary under the Employee Deferred Compensation Plan: Ms. Story—$173,846; Ms. Sullivan—$24,146; and Mr. Lynch—$38,579.

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(2)	The amounts shown in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs. The grant date fair value of PSUs and RSUs granted in 2016 is as follows:

Name	PSUs	RSUs
Susan N. Story	$1,080,033	$359,999
Linda G. Sullivan	$355,334	$118,442
Walter J. Lynch	$486,660	$162,224
Michael A. Sgro	$234,021	$77,984
Loyd A. Warnock	$199,884	$66,583

With respect to the PSUs, the amounts disclosed in the table above represent the grant date fair value based upon the target outcome of the performance conditions, determined at the grant date in accordance with ASC 718. See Note 9—Stock Based Compensation, in the Notes to the Consolidated Financial Statements in our 2016 Form 10-K for the assumptions that were made in determining grant date fair values of the PSU and RSU awards.

The following table shows the value of the PSU awards at the grant date, assuming the highest level of performance was achieved:

Name	Year	Grant Date Fair Value
Susan N. Story	2016	$2,160,066
	2015	$1,513,440
	2014	$1,250,470

Linda G. Sullivan	2016	$710,668
	2015	$603,736
	2014	$1,216,208

Walter J. Lynch	2016	$973,320
	2015	$851,281
	2014	$803,290

Michael A. Sgro	2016	$468,042
	2015	$364,830

Loyd A. Warnock	2016	$399,768
	2015	$350,236
	2014	$340,221

(3)	The amounts shown in this column reflect the grant date fair value of stock options granted to each of the NEOs, determined in accordance with ASC 718. See Note 9—Stock Based Compensation, in the Notes to the Consolidated Financial Statements in our 2016 Form 10-K for the assumptions that were made in determining grant date fair values of the stock options.

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(4)	The amounts shown in this column constitute payments made under the APP with respect to each performance year, which are generally paid in March of the next calendar year. The following NEOs deferred a portion of their APP payment with respect to 2016 under the Employee Deferred Compensation Plan: Ms. Story—$1,188,000; Ms. Sullivan—$24,149; and Mr. Lynch—$57,637.

(5)	The amounts shown in this column reflect the aggregate changes in the actuarial present values of the NEO’s accumulated benefits under our defined benefit pension plans. For further information on these pension plans, see “—Pension Benefits at December 31, 2016.” None of the NEOs received “above-market” or “preferential” earnings (as defined by SEC regulation) under the Employee Deferred Compensation Plan.

(6)	The totals shown in this column for 2016 consist of:

Name	Savings Plan Company Match	Savings Plan Company Defined Contribution Account (a)	Company Contributions to Employee Deferred Compensation Plan (b)	Executive Physical	Dividend Equivalents (c)	Relocation Benefits (d)	Company- Paid Life Insurance	Total All Other Compensation
Susan N. Story	$10,600	$13,913	$127,866	$4,175	$74,555	$—	$470	$231,579
Linda G. Sullivan	$10,600	$13,913	$54,782	$—	$5,262	$76,374	$470	$161,401
Walter J. Lynch	$6,625	$—	$6,803	$2,595	$68,292	$—	$470	$84,785
Michael A. Sgro	$5,228	$—	$—	$—	$6,487	$—	$470	$12,185
Loyd A. Warnock	$10,454	$13,913	$28,127	$—	$1,595	$—	$470	$54,559

(a)	The Defined Contribution Account is an account in the Savings Plan to which American Water contributes 5.25 percent of each eligible employee’s total cash compensation (which includes base salary and APP payouts), subject to Code limits on compensation that may be taken into account. Only employees hired on or after January 1, 2006 are eligible for this contribution.

(b)	The amounts in this column represent matching contributions that the Company has made to the NEOs’ accounts in the Employee Deferred Compensation Plan. For further information on this plan, see “—2016 Nonqualified Deferred Compensation.”

(c)	Dividend equivalents are paid in cash with respect to PSUs and RSUs at such time, if ever, as the PSUs or RSUs are converted to common stock. Amounts in this column reflect PSU and RSU dividend equivalents that were paid out in 2016.

(d)	Represents benefits paid in 2016 in connection with Ms. Sullivan’s original relocation in 2014.

(7)	Ms. Story became our President and Chief Executive Officer on May 9, 2014.
(8)	Ms. Sullivan served as our Senior Vice President and Chief Financial Officer from May 9, 2014 until she became our Executive Vice President and Chief Financial Officer on January 1, 2016.
(9)	Mr. Lynch served as our President and Chief Operating Officer of Regulated Operations from February 26, 2010 until he became our Executive Vice President and Chief Operating Officer on January 1, 2016.
(10)	As of January 1, 2015 through February 17, 2015, Mr. Sgro served as our Interim General Counsel and Secretary. On February 18, 2015, he became our Senior Vice President, General Counsel and Secretary. He became our Executive Vice President, General Counsel and Secretary on January 1, 2016.
(11)	Mr. Warnock became our Senior Vice President, External Affairs, Communications and Public Policy on April 18, 2014.

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Comparison of Key Elements of Total Compensation

The table below provides a comparison of the key elements of total compensation for 2016 for each named executive officer, including the percentage of salary and bonus compared to total compensation. This section uses information contained in the 2016 Summary Compensation Table.

	Percentage of Total Compensation
Name	Total Salary and Bonus	Incentive Compensation	Change in Pension Value	Other
Susan N. Story	21.4%	72.9%	—	5.7%
Linda G. Sullivan	28.1%	62.5%	—	9.4%
Walter J. Lynch	23.0%	57.9%	15.6%	3.5%
Michael A. Sgro	21.2%	37.7%	40.5%	0.6%
Loyd A. Warnock	37.1%	57.5%	—	5.4%

Employment and Severance Agreements

Although we have entered into employment offer letters with Mses. Story and Sullivan and Messrs. Sgro and Warnock, that specify the initial form and amount compensation to be paid to a named executive officer, we do not have customary employment agreements for a fixed term that would require us to pay a named executive officer a specified amount compensation over the term of his or her employment or, except as may be provided under our Executive Severance Policy or the terms of other plans, that provide an executive for specified benefits upon the termination of the executive’s employment. See “—Potential Payments on Termination or Change in Control” for more information on these benefits.

In connection with the commencement of her employment in May 2014, we entered into an employment offer letter with Ms. Sullivan that established her base salary for 2014 at $460,000. Ms. Sullivan received a sign-on grant of $500,000 in equity awards, 70 percent of which were PSUs and 30 percent were RSUs. In addition, we granted AIP and LTIP awards to Ms. Sullivan for the full 2014 year, without proration, and her target payout under the AIP and the LTIP for 2014 was set at 75 percent and 125 percent of annual base salary, respectively. We made these accommodations in light of the benefits provided by her former employer that she forfeited by accepting employment with us. Ms. Sullivan was also entitled to severance benefits under the Executive Severance Policy.

In connection with his promotion to Senior Vice President and General Counsel, we entered into an employment offer letter with Mr. Sgro that established his base salary for 2015 at $375,000. We also increased his AIP award target from 30 percent to 50 percent and his LTIP target from 30 percent to 90 percent. Mr. Sgro was also entitled to severance benefits under the Executive Severance Policy.

In connection with the commencement of his employment in April 2014, we entered into an employment offer letter with Mr. Warnock that established his base salary for 2014 at $360,000. We also paid a $220,000 cash sign-on bonus to Mr. Warnock and he received a sign-on grant of $220,000 in the form of RSUs, which vested on January 1, 2017. In addition, we granted AIP and LTIP awards to Mr. Warnock for the full 2014 year, without proration, and his target payout under the AIP and the LTIP for 2014 was set at 50 percent and 90 percent of annual base salary, respectively. We also agreed that, if the Compensation Committee grants awards to eligible employees in 2018 and 2019, any grants made to Mr. Warnock will vest on January 1, 2020. We made these accommodations in light of the benefits provided by his former employer that he forfeited by accepting employment with us. Mr. Warnock was also entitled to severance benefits under the Executive Severance Policy.

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2016 Grants of Plan-Based Awards

The following table provides certain information regarding plan-based awards granted to our NEOs during the fiscal year ended December 31, 2016:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Susan N. Story
Annual Performance Plan	1/22/2016	$900,000	$1,800,000	—	—	—	—	—	—	—
Options	2/16/2016	—	—	—	—	—	—	54,628	$65.15	$359,999
PSU	2/16/2016	—	—	1,756	7,024	14,048	—	—	—	$540,005
PSU	2/16/2016	—	—	2,072	8,289	16,578	—	—	—	$540,028
RSU	2/16/2016	—	—	—	—	—	5,526	—	—	$360,019
Linda G. Sullivan
Annual Performance Plan	1/22/2016	$364,238	$728,475	—	—	—	—	—	—	—
Options	2/16/2016	—	—	—	—	—	—	17,974	$65.15	$118,449
PSU	2/16/2016	—	—	578	2,311	4,622	—	—	—	$177,670
PSU	2/16/2016	—	—	682	2,727	5,454	—	—	—	$177,664
RSU	2/16/2016	—	—	—	—	—	1,818	—	—	$118,443
Walter J. Lynch
Annual Performance Plan	1/22/2016	$415,699	$831,397	—	—	—	—	—	—	—
Options	2/16/2016	—	—	—	—	—	—	24,617	$65.15	$162,226
PSU	2/16/2016	—	—	791	3,165	6,330	—	—	—	$243,325
PSU	2/16/2016	—	—	934	3,735	7,470	—	—	—	$243,335
RSU	2/16/2016	—	—	—	—	—	2,490	—	—	$162,224
Michael A. Sgro
Annual Performance Plan	1/22/2016	$259,838	$519,675	—	—	—	—	—	—	—
Options	2/16/2016	—	—	—	—	—	—	11,836	$65.15	$77,999
PSU	2/16/2016	—	—	381	1,522	3,044	—	—	—	$117,011
PSU	2/16/2016	—	—	449	1,796	3,592	—	—	—	$117,009
RSU	2/16/2016	—	—	—	—	—	1,197	—	—	$77,985
Loyd A. Warnock
Annual Performance Plan	1/22/2016	$189,660	$379,320	—	—	—	—	—	—
Options	2/16/2016	—	—	—	—	—	—	10,108	$65.15	$66,612
PSU	2/16/2016	—	—	325	1,300	2,600	—	—	—	$99,944
PSU	2/16/2016	—	—	384	1,534	3,068	—	—	—	$99,940
RSU	2/16/2016	—	—	—	—	—	1,022	—	—	$66,583

(1)	These columns present target and maximum APP payout opportunities. The actual payments that were made under the APP for 2016 performance are shown in the 2016 Summary Compensation Table. There is no specified minimum award for participants in the APP, and therefore we did not include a column in the table for the threshold amount of such award. For further information on the APP, see “Compensation Discussion and Analysis—2016 Compensation—2016 Annual Performance Plan.”

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(2)	These columns present threshold, target and maximum payout opportunities under the LTPP with respect to our PSUs. For further information on the LTPP, under which the PSUs were granted, see “Compensation Discussion and Analysis—2016 Compensation—2016 Long Term Performance Plan.”

(3)	This column reflects grants of RSUs. For further information on the LTPP, under which the RSUs were granted, see “Compensation Discussion and Analysis—2016 Compensation—2016 Long Term Performance Plan.”

(4)	These columns reflect grants of stock options and their respective exercise prices. For further information on the LTPP, under which the stock options were granted, see “Compensation Discussion and Analysis—2016 Compensation—2016 Long Term Performance Plan.”

(5)	This column represents the grant date fair values of the PSUs, RSUs and stock options, determined in accordance with ASC 718. See footnotes (2) and (3) to the 2016 Summary Compensation Table for additional information.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs at December 31, 2016.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Susan N. Story
	4/1/2013	28,457	—	$41.27	12/31/2019	—	—	—	—
	2/20/2014	19,962	9,982	$44.06	12/31/2020	1,215	$87,917	10,605	$767,378
	5/9/2014	9,977	4,989	$46.26	12/31/2020	560	$40,522	4,807	$347,835
	2/17/2015	15,029	30,060	$52.75	12/31/2021	3,539	$256,082	14,843	$1,074,039
	2/16/2016	—	54,628	$65.15	12/31/2022	5,526	$399,861	15,313	$1,108,049
Linda G. Sullivan
	4/28/2014	14,520	7,260	$46.45	12/31/2020	1,077	$77,932	14,778	$1,069,336
	2/17/2015	6,173	12,346	$52.75	12/31/2021	1,454	$105,211	6,096	$441,107
	2/16/2016	—	17,974	$65.15	12/31/2022	1,818	$131,550	5,038	$364,550
Walter J. Lynch
	2/21/2013	25,169	—	$39.45	12/31/2019	—	—	—	—
	2/20/2014	19,030	9,515	$44.06	12/31/2020	1,158	$83,793	10,110	$731,560
	2/17/2015	8,454	16,908	$52.75	12/31/2021	1,991	$144,069	8,349	$604,134
	2/16/2016	—	24,617	$65.15	12/31/2022	2,490	$180,176	6,900	$499,284
Michael A. Sgro
	2/20/2014	—	841	$44.06	12/31/2020	103	$7,453	893	$64,617
	2/17/2015	3,623	7,247	$52.75	12/31/2021	854	$61,795	3,578	$258,904
	2/16/2016	—	11,836	$65.15	12/31/2022	1,197	$86,615	3,318	$240,090

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Loyd A. Warnock
	4/28/2014	1,373	4,091	$46.45	12/31/2020	5,201	$376,344	4,134	$299,136
	2/17/2015	363	6,957	$52.75	12/31/2021	819	$59,263	3,435	$248,557
	2/16/2016	—	10,108	$65.15	12/31/2022	1,022	$73,952	2,834	$205,068

(1)	The options granted in 2013 through 2016 vest in equal increments on January 1 of each of the three years next following the year in which the options were granted.

(2)	This column reflects RSUs that are not subject to performance conditions and will vest in equal increments on January 1 of each of the three years next following the year in which the RSUs were granted, and subject to continued employment through each vesting dates.

(3)	The market value of the RSUs and PSUs is based on the $72.36 closing price of a share of our common stock on December 30, 2016, as reported by the NYSE.

(4)	This column reflects PSUs that are subject to performance conditions and time-vest in equal increments on January 1 of each of the three years next following the year in which the PSUs were granted, subject to continued employment through each such time-vesting date. The number of shares disclosed in this column represents the amount of shares that vest if target performance is achieved.

2016 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and vesting of RSUs and PSUs held by our NEOs, each during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Valued Realized on Vesting ($)(2)
Susan N. Story	—	$—	23,618	$1,461,688
Linda G. Sullivan	—	$—	2,627	$156,963
Walter J. Lynch	94,509	$4,006,116	21,096	$1,308,067
Michael A. Sgro	1,839	$47,207	2,203	$135,836
Loyd A. Warnock	6,165	$112,430	874	$52,222

(1)	Based on the difference between the closing price of a share of common stock on the date of exercise and the exercise price of the options.

(2)	Represents the aggregate market value of the shares realized on vesting, calculated by multiplying the vested number of shares by the closing price of a share of common stock on the

American Water | 2017 Proxy Statement	59

date the applicable RSUs or PSUs vested (or on the last trading day prior thereto when the vesting occurs on a non-trading day).

Pension Benefits at December 31, 2016

The following table provides certain information regarding pension benefits for each of our NEOs at December 31, 2016.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Susan N. Story	N/A (2)	N/A	N/A	N/A
Linda G. Sullivan	N/A (2)	N/A	N/A	N/A
Walter J. Lynch (3)	ERP	12	$1,416,178	N/A
	AWWPP	12	$535,986	N/A
Michael A. Sgro	ERP	23	$1,297,923	N/A
	AWWPP	23	$1,445,945	N/A
Loyd A. Warnock	N/A (2)	N/A	N/A	N/A

(1)	Amounts shown reflect the present value of the accumulated benefit as of December 31, 2016. All amounts for the AWWPP and the ERP were determined using the same interest and mortality assumptions as those used for financial reporting purposes. The following assumptions were used to calculate pension values at the following measurement dates:

•	In 2015, for discounting annuity payments, we used a discount rate of 4.66 percent and mortality table of RP2015 projected using Scale BB2D generational, and for calculating lump sums, we used an interest rate of 4.66 percent and the RP2000 static unisex table for 2015.

•	In 2016, for discounting annuity payments, we used a discount rate of 4.28 percent and mortality table of RP2016 projected using Scale BB2D generational, and for calculating lump sums, we used an interest rate of 4.28 percent and the RP2000 static unisex table for 2016.

(2)	Since Mses. Story and Sullivan, and Mr. Warnock, were hired after 2005, they do not participate in the AWWPP or the ERP.

(3)	When Mr. Lynch’s age plus credited service exceeds 70, he will become eligible for a subsidized early retirement benefit payable in the form of an annuity under the provisions of the AWWPP and the ERP.

For further information on American Water’s defined benefit pension plans, see “—Potential Payments on Termination or Change in Control,” below.

60	American Water | 2017 Proxy Statement

Description of Pension and Other Retirement Plans

American Water Works Company, Inc. Pension Plan

The AWWPP is a qualified pension plan that is available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP generally provides participants hired on or after July 1, 2001 but before January 1, 2006 with a pension benefit equal to 1.6 percent of final average pay multiplied by years of service.

For participants hired prior to July 1, 2001, including Messrs. Lynch and Sgro, the AWWPP provides a grandfathered benefit. For years of service beginning prior to July 1, 2001, the grandfathered benefit is calculated to be:

•	1.85 percent of the final average pay up to the Social Security average wage base multiplied by years of service (up to a maximum of 25), plus

•	2.1 percent of final average pay in excess of the Social Security average wage base multiplied by years of service (up to a maximum of 25), plus

•	0.7 percent of final average pay multiplied by years of service in excess of 25.

For years of service beginning July 1, 2001 or later, the grandfathered benefit is calculated to be:

•	1.6 percent of final average pay up to the Social Security average wage base multiplied by years of service (up to a maximum of 25), plus
•	2.1 percent of final average pay in excess of the Social Security average wage base multiplied by years of service (up to a maximum of 25), plus

•	1.6 percent of final average pay multiplied by years of service in excess of 25.

Final average pay is defined for purposes of the plan as the average sum of base pay plus annual incentive payout for the highest 60 months out of the final 120 months of employment. Normal retirement is defined as age 65, and early retirement eligibility is satisfied when an employee’s age is at least 55 and the employee has attained a service requirement that varies based on whether the employee is in a grandfathered group and, if so, the location of such group. Benefits vest in the AWWPP upon completion of five years of service.

Messrs. Lynch and Sgro, our named executive officers who participate in the AWWPP, are vested in their pension benefits. The normal form of payment is a single life annuity for single participants and a 50 percent joint and survivor annuity for married participants. The 50 percent joint and survivor annuity benefit amount is determined to be actuarially equivalent to the single life annuity amount. There is a reduction in benefits for early retirement for participants other than those who retire at age 62 or older with specified service levels, such as 20 years of service for someone who is age 62.

American Water Works Company, Inc. Executive Retirement Plan

The ERP is a nonqualified defined benefit pension plan that is available to eligible employees who commenced employment with us prior to January 1, 2006. The ERP provides benefits under a restoration formula that mirrors the benefit formulas under the AWWPP, but without the pay and benefit payment limitations that are applicable to the AWWPP under the Code and including deferred compensation in calculating final average pay. The ERP also provides a minimum benefit in accordance with provisions of former executive retirement plans.

Messrs. Lynch and Sgro participate in this nonqualified pension plan and are entitled to the greater of the benefits determined pursuant to the restoration formula under the ERP and the benefits determined pursuant to his prior

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nonqualified plan formulas. Messrs. Lynch and Sgro are vested in this nonqualified pension benefit. Upon retirement, nonqualified plan benefits are payable as a lump sum unless the participant has elected an alternate form of payment pursuant to regulations under Section 409A of the Code. Each of Messrs. Lynch and Sgro will receive his benefits as a lump sum. Upon voluntary termination of employment prior to eligibility for early or normal retirement, nonqualified benefits are payable as deferred (to age 65) annuities or lump sum equivalents of such deferred annuities. All nonqualified plan lump sums are calculated as the present value of deferred or immediate single life annuities.

2016 Nonqualified Deferred Compensation

The following table provides certain information regarding the nonqualified deferred compensation benefits of each of our NEOs for 2016.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Susan N. Story	$1,361,846	$166,493	$166,557	$—	$3,670,120
Linda G. Sullivan	$48,295	$64,833	$16,017	$—	$243,581
Walter J. Lynch	$96,217	$7,154	$48,495	$(19,871)	$814,887
Michael A. Sgro	$—	$—	$—	$—	$—
Loyd A. Warnock	$—	$19,093	$1,691	$—	$86,789

(1)	The following amounts in this column are also reported as compensation to the NEOs in the 2016 Summary Compensation Table in the columns indicated:

Name	Salary	Non-Equity Incentive Plan Compensation
Susan N. Story	$173,846	$1,188,000
Linda G. Sullivan	$24,146	$24,149
Walter J. Lynch	$38,580	$57,637
Michael A. Sgro	$—	$—
Loyd A. Warnock	$—	$—

(2)	The amounts in this column are also reported as compensation to the NEOs in the 2016 Summary Compensation Table in the “All Other Compensation” column.

(3)	The following amounts were reported in the Summary Compensation Table in previous years as compensation to the listed NEOs: Ms. Story—$1,975,224; Ms. Sullivan—$114,436; Mr. Lynch—$682,892; and Mr. Warnock—$66,005.

Description of the Employee Deferred Compensation Plan

For our named executive officers, the Employee Deferred Compensation Plan permits the deferral of up to 20 percent of a participant’s base salary and up to 100 percent of bonus each year on a tax-advantaged basis. It also provides for annual matching contributions

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determined by the following formula for our named executive officers hired on or after

January 1, 2006, namely Mses. Story and Sullivan, and Mr. Warnock:

•	the sum of:
▪	100 percent of a participant’s voluntary deferrals for the year, up to a maximum of three percent of the sum of the participant’s base salary and bonus, and
▪	50 percent of a participant’s voluntary deferrals for the year, up to a maximum of the next two percent of the sum of the participant’s base salary and bonus, less
•	the maximum amount of matching contributions that the participant is eligible to receive under the Savings Plan for the year.

In addition, we make annual contributions for our named executive officers hired on or after January 1, 2006, equal to the sum of:

•	5.25 percent of the NEO’s base salary in excess of the dollar limitation in effect under Section 401(a)(17) of the Code with respect to the year; and
•	5.25 percent of the NEO’s bonus.

For our named executive officers hired before January 1, 2006, namely Messrs. Lynch and Sgro, the matching contribution formula is:

•	50 percent of a participant’s base salary deferrals for the year, up to a maximum of five percent of the participant’s base salary, less
•	the maximum amount of matching contributions that the participant is eligible to receive under the Savings Plan for the year.

A participant’s deferred compensation accounts are credited with returns in accordance with the deemed investment options, consistent with those offered under the Savings Plan, as elected by the participant from time to time at the participant’s discretion. For 2016, these deemed investment options experienced annual rates of returns of between (1.07) percent and 23.64 percent.

Participants are immediately vested in all contributions to the Employee Deferred Compensation Plan, except for the 5.25 percent annual contributions, which vest at the earliest of:

•	completion of five years of service;
•	attainment of age 65;
•	death; or
•	a change in control.

Participants may elect to receive their account balances at any of the following times:

•	a separation from service; or
•	a specified distribution date.

Participants may elect to take a distribution of their accounts in the form of a lump sum or in annual installments paid over a period of between two and 10 years. In 2016, Mr. Lynch was the only NEO who had a withdrawal or distribution from the Employee Deferred Compensation Plan.

Potential Payments on Termination or Change in Control

This section describes the plans and arrangements that provide for payments to the named executive officers in connection with the termination of the executive’s employment, a change in control of American Water or a change in the executive’s responsibilities.

Executive Severance Policy

Our Executive Severance Policy provides severance benefits to executives whose employment is involuntarily terminated by American Water for reasons other than cause.

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The determination of whether an executive’s employment is terminated for cause will be made at the sole discretion of the Board. Under the policy, our CEO will receive 18 months and other NEOs will receive 12 months of their base salary, in the form of base salary continuation. Eligible executives are entitled to continued health, dental and vision coverage based on their years of service, in the amount of eight weeks of coverage for less than five years of service, 12 weeks of coverage for at least five years but less than 10 years of service and 16 weeks of coverage for 10 or more years of service. They are also entitled to life insurance coverage and continued participation in the employee assistance plan for the number of months of their severance benefits, as well as 12 months of outplacement services. In order to receive severance benefits under the Executive Severance Policy, an executive must sign a release and waiver of any claims against American Water and agree to certain restrictive covenants. Severance benefits payable under the Executive Severance Policy will be offset and reduced by any other severance benefits payable under any employment agreement or otherwise.

Employee Deferred Compensation Plan

A summary of the terms of the Employee Deferred Compensation Plan is provided above under “—2016 Nonqualified Deferred Compensation.” This section describes the payments that would be made under that plan upon various types of termination. Named executive officers are immediately vested in all their contributions to the Employee Deferred Compensation Plan, and become vested in our 5.25 percent annual contributions upon completion of five years of service, attainment of age 65, a change of control or death. A participant who experiences a termination of employment other than for cause will receive the participants vested portion of his or her account balance. Upon a termination for cause, all employer contributions to this plan would be forfeited by the participant, but the participant would still be entitled to his or her elective deferrals, matching contributions and related income. Payments of vested amounts will be made at the time and in the form elected by the participant, except that a lump-sum distribution of vested amounts will be paid upon death. The tables below in this section reflect the amounts each named executive officer would have been entitled to receive given a termination on December 31, 2016.

Defined Benefit Plans

Our retirement plans are described above under “—Pension Benefits at December 31, 2016.” This section describes the payments that would be made under the retirement plans upon various types of termination of employment.

Voluntary and involuntary terminations of employment—Despite Mr. Lynch being ineligible for retirement, each of Messrs. Lynch and Sgro would have been entitled to benefits from the AWWPP and the ERP, upon voluntary termination of employment at December 31, 2016. Mr. Lynch’s annual AWWPP benefit, payable as a 50 percent joint and survivor annuity beginning at age 65, is $45,248. Mr. Lynch will receive his ERP benefit as a lump sum. Upon voluntary termination, Mr. Sgro would be eligible for an early retirement benefit described in the next section.

Retirement—At December 31, 2016, Mr. Sgro was eligible for early retirement benefits under the AWWPP and the ERP. Mr. Sgro’s annual AWWPP benefit, payable as a 50 percent joint and survivor annuity beginning at age 65, is $77,167 as of December 31, 2016. Mr. Sgro would also receive an annual ERP benefit of $74,642 as of December 31, 2016.

Disability—Benefits payable upon a termination of employment as a result of a disability are determined under the AWWPP and the ERP in the same manner as benefits payable upon early retirement, except that disability benefits

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are payable immediately and without reduction for early commencement. AWWPP benefits are payable as annuities; ERP disability benefits are payable as lump sums unless the participant has elected an alternate form of payment. Messrs. Lynch and Sgro, each of whom has completed the required 10 years of service, qualify for disability benefits.

Death—If Mr. Lynch had died on December 31, 2016, his surviving spouse or named beneficiary would have received benefits under the AWWPP and the ERP calculated as if Mr. Lynch had immediately elected a 100 percent joint and survivor annuity. The benefit under the AWWPP would have been payable to him as an annuity beginning at his 55th birthday based on the age 55 early retirement factor, the age 55 100 percent joint and survivor factor (where the survivor’s age is what it would be on Mr. Lynch’s 55th birthday) and using service as of the date of death. The benefit under the ERP would have been paid to Mr. Lynch as the immediate lump- sum equivalent of an annuity determined in the same manner as under the AWWPP.

If Mr. Sgro had died on December 31, 2016, his surviving spouse or named beneficiary would have received benefits under the AWWPP and the ERP calculated as if Mr. Sgro had survived to age 55 and elected a 100 percent joint and survivor annuity. The benefit under the AWWPP would have been equivalent to that payable to him as an immediate annuity based on his current age early retirement factor, in the form of a 100 percent joint and survivor factor based on his and his survivors’ current age. The benefit under the ERP would have been paid to Mr. Sgro as the immediate lump-sum equivalent of an annuity determined in the same manner as under the AWWPP.

For purposes of reporting these benefits in the termination tables, we assumed that Mr. Lynch was married and his spouse was the same age as Mr. Lynch, and for Mr. Sgro, we assumed he was married and used his spouse’s actual age.

Omnibus Equity Compensation Plan Awards

Vesting of our stock option, PSU and RSU awards under the 2007 Plan will be accelerated upon certain events as follows:

•	All stock options will vest in full upon a holder’s death or disability, or upon a change in control.

•	Upon a change in control, PSUs will performance-vest with respect to the tranches of PSU awards that have time-vested, based upon the assumption that target performance is achieved. Upon death or disability, the PSUs will ultimately performance-vest with respect to the tranches of PSU awards that already have time-vested, based upon actual performance as determined at the end of the performance period.

•	All unvested RSUs for NEOs will be immediately forfeited upon death or disability, or upon a change in control.

Quantification of Potential Payments on Termination or Change in Control

The following tables quantify the potential payments and benefits to which the named executive officers would have been entitled to receive if one of several different termination of employment or change in control events occurred on December 31, 2016. The amounts shown in the tables do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to non-union employees generally upon a termination of employment, including accrued salary and vacation pay, Savings Plan benefits, continued health and welfare coverage following an involuntary termination of employment and coverage under COBRA. All employees are also entitled to life insurance benefits of up to 1.5

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times base salary, up to a maximum amount of $200,000, if death occurs while actively employed, which benefit is also not included in the tables below.

With regard to all options and RSUs subject to time-based vesting at December 31, 2016, the assumed values of the awards are shown in the table in the applicable columns. With regard to PSUs that remain subject to performance-based vesting following the acceleration of service-based vesting, we have assumed that shares will be issued in respect of the PSUs based on target performance, and that dividend equivalents will continue to accrue through the duration of the applicable performance period.

The value of each stock option as to which vesting is accelerated is assumed to be equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share and $72.36, the closing price of our common stock as reported on the NYSE on December 30, 2016. For RSUs and PSUs, the value shown in the table is based on the number of RSUs or PSUs multiplied by $72.36. In addition, the value of accumulated dividends (and, for awards that remain subject to performance conditions through the end of the performance period, expected dividends for the remainder of the performance period) was included.

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Susan N. Story	Cash Severance	$—	$—	$2,250,000	$—	$—	$2,250,000	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$2,186,618	$2,186,618	$2,186,618	$2,186,618	$—	$2,372,230	$2,186,618	$2,372,230	$2,372,230
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$470	$—	$—	$470	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$1,396,048	$1,396,048	$1,396,048	$1,396,048
	PSUs	$—	$—	$—	$—	$—	$3,297,300	$1,101,488	$1,101,488	$3,297,300

	Total	$2,186,618	$2,186,618	$4,452,088	$2,186,618	$—	$9,316,048	$4,684,154	$4,869,766	$7,065,578

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Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Linda Sullivan	Cash Severance	$—	$—	$849,858	$—	$—	$849,858	$—	$—	$—
	Outplacement Services	$—	$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$109,214	$109,214	$109,214	$109,214	$—	$174,755	$109,214	$174,755	$174,755
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$470	$—	$—	$470	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$559,804	$559,804	$559,804	$559,804
	PSUs	$—	$—	$—	$—	$—	$1,874,992	$859,926	$859,926	$1,874,992

	Total	$109,214	$109,214	$971,542	$109,214	$—	$3,459,879	$1,528,944	$1,594,485	$2,609,552

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Walter J. Lynch	Cash Severance	$—	$—	$969,964	$—	$—	$969,964	$—	$—	$—
	Outplacement Services	$—	$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$757,251	$757,251	$757,251	$757,251	$—	$757,251	$757,251	$757,251	$757,251
	Nonqualified Pension Benefits	$1,105,437	ineligible	$1,105,437	$1,105,437	$1,105,437	$1,105,437	$1,105,437	$1,105,437	$1,105,437
	Qualified Pension Benefits	$412,863	ineligible	$412,863	$412,863	$412,863	$412,863	$809,183	$302,310	$412,863
	Life Insurance and Employee Assistance Program	$—	$—	$470	$—	$—	$470	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$778,329	$778,329	$778,329	$778,329
	PSUs	$—	$—	$—	$—	$—	$1,834,977	$689,084	$689,084	$1,834,977

	Total	$2,275,551	$757,251	$3,257,985	$2,275,551	$1,518,300	$5,859,291	$4,139,284	$3,632,411	$4,888,857

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Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Michael A. Sgro	Cash Severance	$—	$—	$659,588	$—	$—	$659,588	$—	$—	$—
	Outplacement Services	$—	$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Nonqualified Pension Benefits	$1,127,668	$1,127,668	$1,127,668	$1,127,668	$1,127,668	$1,127,668	$1,557,337	$989,075	$1,127,668
	Qualified Pension Benefits	$1,256,273	$1,256,273	$1,256,273	$1,256,273	$1,256,273	$1,256,273	$1,734,944	$1,164,652	$1,256,273
	Life Insurance and Employee Assistance Program	$—	$—	$470	$—	$—	$470	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$251,252	$251,252	$251,252	$251,252
	PSUs	$—	$—	$—	$—	$—	$563,612	$129,380	$129,380	$563,612

	Total	$2,383,941	$2,383,941	$3,055,999	$2,383,941	$2,383,941	$3,858,862	$3,672,912	$2,534,358	$3,198,805

Name	Benefit	Voluntary Termination	Early Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change in Control	Disability	Death	Change in Control (1)
Loyd Warnock	Cash Severance	$—	$—	$568,980	$—	$—	$568,980	$—	$—	$—
	Outplacement Services	$—	$—	$12,000	$—	$—	$—	$—	$—	$—
	Deferred Compensation Benefits	$41,678	$41,678	$41,678	$41,678	$—	$73,585	$41,678	$73,585	$73,585
	Nonqualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Qualified Pension Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Life Insurance and Employee Assistance Program	$—	$—	$470	$—	$—	$470	$—	$—	$—
	Options	$—	$—	$—	$—	$—	$315,303	$315,303	$315,303	$315,303
	PSUs	$—	$—	$—	$—	$—	$752,761	$282,276	$282,276	$752,761

	Total	$41,678	$41,678	$623,128	$41,678	$—	$1,711,099	$639,258	$671,165	$1,141,649

(1)	Pension and deferred compensation amounts shown in this column assume a termination of employment (other than an involuntary termination for cause) following a change in control. PSU amounts shown in this column are payable upon a change in control, without a termination of employment.

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COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

Messrs. Marrazzo and Evanson, and Mses. Hagen and Johnson, served as members of the Compensation Committee during fiscal year 2016, with Mr. Marrazzo serving in such role until May 13, 2016 and Ms. Hagen serving in such role beginning on February 25, 2016. With respect to interlocks and insider participation involving members of our Compensation Committee:

•	None of these individuals was an officer or employee of us or any of our subsidiaries during fiscal year 2016 or any prior fiscal year.
•	None of these individuals had any relationship with us or any of our subsidiaries during 2016 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.

•	None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal year 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans as of December 31, 2016.

	[a]		[b]		[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by security holders	1,370,000	(1)	$50.65	(2)	7,555,662

Equity compensation plans not approved by security holders	—		—		1,070,539	(3)

Total	1,370,000	(1)	$50.65	(2)	8,626,201

(1)	Represents the number of shares of common stock subject to outstanding awards under the 2007 Plan, including RSU awards and the target number of shares issuable under PSU awards, as of December 31, 2016.
(2)	Represents the weighted-average exercise price as to options issued under the 2007 Plan to purchase in the aggregate 987,000 shares of common stock. Since RSU and PSU awards under the 2007 Plan do not have an exercise price, the weighted-average exercise price in column (b) does not take these awards into account.
(3)	Represents the balance of shares issuable under the current ESPP, under which a total of 2,000,000 shares in the aggregate are issuable. During the purchase period beginning December 1, 2016 and ending February 28, 2017, 22,249 shares were subject to purchase, which shares have been included herein.

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PROPOSAL 4

APPROVAL OF THE AMERICAN WATER WORKS COMPANY, INC. 2017 OMNIBUS EQUITY COMPENSATION PLAN

Background of the Proposal

On February 15, 2017, the Board adopted, subject to stockholder approval, the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan, or the 2017 Omnibus Plan, to be effective upon approval by our stockholders. The Board has recommended that the stockholders approve the 2017 Omnibus Plan at the annual meeting.

The principal terms of the 2017 Omnibus Plan are summarized below, but such description is qualified in its entirety by reference to the full text of the 2017 Omnibus Plan which is included as Appendix B to this Proxy Statement.

All capitalized terms not defined in this Proposal 4 will have the meanings set forth in Appendix B to this Proxy Statement.

Reasons for the Proposal

We maintain the 2007 Plan to incentivize eligible participants to achieve our long-term business objectives by providing opportunities to earn equity awards tied to our long-term goals and continued employment with the Company. The 2007 Plan expires by its terms on April 21, 2018. The 2017 Omnibus Plan has been proposed to replace the 2007 Plan so that the Company may continue to grant equity awards to participants.

We are seeking stockholder approval of the 2017 Omnibus Plan as required under NYSE listing standards and Section 162(m) of the Code, and for incentive stock options to meet the requirements of Section 422 of the Code.

If approved by our stockholders at the annual meeting, the 2017 Omnibus Plan will become immediately effective, and we will not grant any new awards under the 2007 Plan. The 2007 Plan would remain effective as to any outstanding awards granted thereunder prior to May 12, 2017. As of the record date:

•	options to purchase 855,782 shares of common stock with a weighted average exercise price of $51.95 per share were outstanding and
•	7,388,389 shares of common stock remain available for future issuance under the 2007 Plan.

If stockholders do not approve the 2017 Omnibus Plan, it will not become effective, we will not grant any awards under the 2017 Omnibus Plan, and we may continue to grant awards under the 2007 Plan until April 21, 2018.

Summary of Material Terms of the 2017 Omnibus Plan

General

The 2017 Omnibus Plan provides that grants may be in any of the following forms:

•	incentive stock options
•	nonqualified stock options
•	stock appreciation rights, or SARs
•	stock units
•	stock awards
•	other stock-based awards
•	dividend equivalents, which may be granted only on stock units or other stock-based awards

Subject to adjustment in certain circumstances, the total number of shares of common stock that may be issued or transferred under the 2017 Omnibus Plan is 7,350,000 shares, minus the number of shares of our common stock subject

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to grants of awards made under the 2007 Plan after December 30, 2016. As of the record date, 169,377 shares of common stock are subject to grants of awards made under the 2007 Plan after December 30, 2016. After the record date, but prior to the annual meeting, any shares or awards granted under the 2007 Plan will reduce the number of shares authorized for issuance under the 2017 Omnibus Plan.

We may issue shares of our common stock under the 2017 Omnibus Plan from authorized but unissued shares of our common stock or reacquired shares of our common stock, including shares of our common stock that we purchased on the open market or otherwise acquire.

The maximum aggregate number of shares of common stock that may be granted pursuant to all grants under the 2017 Omnibus Plan during any calendar year to any one employee is 300,000 shares and to any non-employee director is 150,000 shares, each subject to adjustment as described below. With respect to grants of stock units, stock awards, dividend equivalents and other stock-based awards intended to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of common stock that may be made during any calendar year to any participant who is a “covered employee” within the meaning of Section 162(m) of the Code is 300,000 shares, subject to adjustment as described below.

These individual share limits apply regardless of whether grants are to be paid in shares or cash. No individual may accrue dividend equivalents during any calendar year in excess of $1,500,000.

If and to the extent options or SARs granted under the 2017 Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, and if and to the extent that any stock awards, stock units or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares reserved for such grants will again become available for purposes of the 2017 Omnibus Plan. However, shares of common stock surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes, will not be available for reissuance under the 2017 Omnibus Plan. Additionally, if SARs are granted, the full number of shares subject to the SAR are considered issued under the 2017 Omnibus Plan, without regard to the number of shares of common stock that are issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that any grants of stock units under the 2017 Omnibus Plan are designated to be paid in cash, and not in shares of common stock, such grants do not count against the share limits under the 2017 Omnibus Plan.

Administration

The 2017 Omnibus Plan will be administered and interpreted by our Compensation Committee. However, our Board will approve and administer all grants to non-employee directors. In accordance with the terms of the 2017 Omnibus Plan, the Compensation Committee has delegated its authority thereunder to our CEO to issue awards, subject to guidelines to be prescribed by the Compensation Committee. Our CEO will only be permitted to make grants to persons who are not subject to Section 16 of the Exchange Act and who are not “covered employees” within the meaning of Section 162(m) of the Code.

The Compensation Committee has the authority to:

•	determine the individuals to whom grants will be made under the 2017 Omnibus Plan

•	determine the type, size and terms and conditions of the grants

•

determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and the acceleration of exercisability or vesting

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•	amend the terms and conditions of any previously issued grant, subject to the limitations described below, and

•	deal with any other matters arising under the 2017 Omnibus Plan.

As of the record date, the Compensation Committee consists of Mr. Evanson and Mses.

Hagen and Johnson. The Board has determined that each member of the Compensation Committee is an independent director as determined under the NYSE’s listing standards, a “non-employee director” for purposes of Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code.

Eligibility for Participation

All of our employees (including officers) and those of our subsidiaries will be eligible for grants under the 2017 Omnibus Plan, subject to certain conditions set forth in the 2017 Omnibus Plan. Our non-employee directors will also eligible to receive grants under the 2017 Omnibus Plan. As of the record date, approximately 154 employees and eight non-employee directors would be participants in the 2017 Omnibus Plan, if it were then in effect, and based upon the participation criteria currently utilized under the 2007 Plan. There were 162 current employees and non-employee directors participating in the 2007 Plan as of the record date.

Types of Awards

Stock Options

The Compensation Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, or ISOs, or “nonqualified stock options,” or NQSOs, that are not intended to so qualify, or any combination of ISOs and NQSOs. Any participant may receive a grant of NQSOs. Only our employees and those of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any NQSO or ISO granted under the 2017 Omnibus Plan will be equal to, or greater than, the fair market value of the underlying shares of common stock on the date of grant. However, if an ISO is granted to an employee who holds more than 10 percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110 percent of the fair market value of a share of common stock on the date of grant. The current measure of fair market value on a particular date is the last reported sale price of common stock on the NYSE on the relevant date (or, if there were no trades on such date, the latest preceding date upon which a sale was reported).

The Compensation Committee determines the term of each option, which will not exceed ten years from the date of grant; however, if an ISO is granted to an employee who holds more than 10 percent of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.

The period for when any option may first become vested and exercisable will be determined by the Compensation Committee at the time of grant. The Compensation Committee may grant options that are subject to achievement of performance goals or other conditions. The Compensation Committee may accelerate the vesting and exercisability of any or all outstanding options at any time for any reason. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an employee during any calendar year exceeds $100,000, such ISOs will be treated as

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NQSOs. The aggregate number of shares of common stock that may be issued under the 2017 Omnibus Plan as ISOs is 5,000,000 shares, subject to certain adjustments, and all shares issued under the 2017 Omnibus Plan as ISOs will count against the share reserve, as described above.

The 2017 Omnibus Plan provides that, unless otherwise provided in a grant agreement, an option may only be exercised while the participant is employed as an employee or providing service as a non-employee director. The Compensation Committee will specify in the grant agreement the circumstances, if any, and time periods, if any, a participant may exercise an option after termination of employment or service.

A participant may exercise an option by delivering notice of exercise to us. The participant will pay the exercise price and any withholding taxes for the option:

•	in cash or by check

•	if permitted by the Compensation Committee, by delivering shares of common stock already owned by the participant, or by attestation to ownership of shares, in either case having a fair market value on the date of exercise equal to the exercise price

•	by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board

•	if permitted by the grant agreement, by net share settlement of the option based on the fair market value on the date of exercise

•	any combination of the foregoing or

•	by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs

The Compensation Committee may grant to any participant SARs in connection with, or independently of, any option granted under the 2017 Omnibus Plan. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of common stock on the date of exercise over the base amount for the SAR.

The Compensation Committee will determine the terms and conditions of the SAR. The base amount of each SAR will not be less than the fair market value of common stock on the date of grant of the SAR and the term of a SAR will not exceed ten years from the date of grant. The Compensation Committee may grant SARs that are subject to the achievement of performance goals or other conditions. The Compensation Committee may accelerate the exercisability of SARs at any time for any reason. Upon exercise of a SAR, payment will be made in cash, shares of common stock or a combination of the two, as the Compensation Committee may determine.

Stock Units

The Compensation Committee may grant to any participant stock units, which provide the participant with the right to receive shares of common stock or an amount based on the value of a share of common stock at a future date.

The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified vesting or performance period or deferred to a date authorized by the Compensation Committee. Payment with respect to a stock unit will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The grant agreement will specify the maximum number of shares of common stock that may be issued under a stock unit. The Compensation Committee may accelerate the vesting of any or all outstanding stock units at any time for any reason.

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Stock Awards

The Compensation Committee may grant shares of common stock under a stock award for cash consideration or no cash consideration, and subject to such restrictions, if any, as determined by the Compensation Committee. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Compensation Committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee may accelerate the vesting of any or all outstanding stock awards at any time for any reason.

The Compensation Committee will determine to what extent, and under what conditions, participants will have the right to vote shares of common stock subject to a stock award and receive dividends or other distributions paid on such shares during the restriction period. Dividends may be deferred, but dividends payable to a participant must be withheld while a stock award is subject to restrictions, and such dividends may be payable only upon the lapse of the restrictions of the stock award. With respect to a stock award that vests based on the achievement of performance goals, no dividends may be payable unless, and only to the extent that, the performance goals are achieved at least at the minimum threshold for performance. Dividends that are not paid currently will be credited to a bookkeeping account on our records. Accumulated dividends may accrue interest, as determined by the Compensation Committee, and will be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may make other grants (other than options, SARs, stock units, and stock awards) that are based on or measured by common stock to anyone eligible to participate in the 2017 Omnibus Plan. Other stock-based awards may be granted subject to the achievement of performance goals or other conditions and may be payable in shares of common stock or cash, or a combination of the two, as determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents in connection with stock units or other stock-based awards, under such terms and conditions as the Compensation Committee deems appropriate. Dividend equivalents may be deferred, but no dividend equivalent may be payable to a participant unless, and only to the extent that, a grant of stock units vests, and with respect to a grant of stock units that vests based on the achievement of performance goals, the performance goals are achieved at least at the minimum threshold for performance. Dividend equivalents may be accrued as a cash obligation or may be converted to additional stock units, and deferred dividend equivalents may accrue interest, all as determined by the Compensation Committee. The Compensation Committee may determine that dividend equivalents are payable based on the achievement of specific performance goals. Dividend equivalents may be paid in cash or in shares of common stock or in a combination of the two, as determined by the Compensation Committee.

Qualified Performance-Based Compensation

Under the 2017 Omnibus Plan, the Compensation Committee may structure stock units, stock awards, dividend equivalents or other stock-based awards as “qualified performance-based compensation,” thereby preserving the deductibility of the compensation

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expense relating to these awards under Section 162(m) of the Code.

The 2017 Omnibus Plan provides that when stock units, stock awards, dividend equivalents or other stock-based awards intended to constitute “qualified performance-based compensation” are granted, the Compensation Committee will establish in writing:

•	the objective performance goals that must be met
•	the period during which the performance will be measured
•	the maximum amounts that may be paid if the performance goals are met and
•	any other conditions that the Compensation Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code.

The performance goals may be based on one or more business criteria that relate to, individually or in any combination:

•	a specified goal
•	our historical performance, or that of our products, services or business lines or segments
•	one or more business units, or the performance of the Company and its subsidiaries as a whole
•	the performance of any other corporation or entity or group of corporations or entities or a product, service, or business line or segment, unit, division, or subsidiary thereof or
•	an individual or groups of individuals.

The performance goals need not be uniform among participants.

To grant “qualified performance-based compensation,” the Compensation Committee will use objectively determinable performance goals based on one or more of the following criteria:

2017 Omnibus Plan Performance Goals
• stock price	• net income or earnings per share	• price-earnings multiples
• return on capital employed	• book value of any asset or security	• revenue
• net capital employed	• productivity	• gross income, profitability or gross margin
• EBITDA (earnings before interest, taxes, depreciation and amortization)	• number of days sales outstanding of accounts receivable	• return on equity, cash flow, investment or assets
• internal rate of return	• cash flow return on investment	• improvements in capital structure
• stockholder return, including absolute or relative total stockholder return, expressed either on a dollar or percentage basis	• retention of customers, expressed on a dollar or percentage basis	• market value added (defined to mean the difference between the market value of debt and equity, and economic book value)
• budget achievement	• cash flow per share	• risk management
• economic value added (defined to mean net operating profit minus the cost of capital)	• growth in assets, unit volume, sales, cash flow or market share	• gross, operating or net earnings before or after income taxes
• relative performance (as measured by one or more of these performance goals) to a comparison group of companies designated by the Compensation Committee	• level of expenses, including without limitation capital expenditures or operation and maintenance expenses (expressed on a dollar or percentage basis)	• metrics regarding execution on business or operating initiatives, such as through the development or implementation of new technologies or other customer benefits
• combined ratio	• payback period on investment	• net present value of investment
• safety (including, for example, criteria relating to numbers or ratios of reported injuries, preventable accidents and vehicular accidents)

•    increase in our or a subsidiary’s customer satisfaction or responsiveness ratings (based on the results of surveys conducted by an independent third party) and reputation within one or more service territories

•    strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures

• compliance with financial and regulatory controls	• bad debt collections, expenses or losses	• compliance with environmental laws, rules and regulations

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To the extent permitted under Section 162(m) of the Code, in setting performance goals, the Compensation Committee may at such time also provide that the achievement of such performance goals will be determined without regard to either the negative or positive effect (or both) of certain events, including for one or more of the following items:

•	asset write-downs
•	litigation or claim judgments, or settlements thereof
•	changes in accounting principles
•	changes in tax law or other laws affecting reported results
•	changes in commodity or supply prices
•	severance, contract termination and other costs related to exiting, modifying or reducing any business activities
•	costs of, and gains and losses from, the acquisition, disposition or abandonment of businesses or assets
•	gains and losses from the early extinguishment of debt
•	gains and losses in connection with the termination of or withdrawal from a pension plan
•	stock compensation costs and other non-cash expenses and
•	any other specified non-operating items as determined by the Compensation Committee in setting performance goals

The Compensation Committee will establish such performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of 90 days after the beginning of the performance period or the date on which 25 percent of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

The performance goals for such awards will satisfy the requirements for “qualified performance-based compensation” under the 2017 Omnibus Plan, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. As to awards considered by the Compensation Committee to be “qualified performance-based compensation,” the Compensation Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Compensation Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The Compensation Committee will certify the performance results specified in the grant agreement for such awards after the performance period ends. The Compensation Committee will determine the amount, if any, to be paid pursuant to each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

The Compensation Committee may provide in the grant agreement that awards will be payable, in whole or in part, in the event of the participant’s death or disability, a change of control or under other circumstances consistent with applicable regulations and rulings under Section 162(m) of the Code.

Deferrals

The Compensation Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the participant in connection with any award. The Compensation Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code.

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Adjustment Provisions

The 2017 Omnibus Plan provides for certain adjustments in the event of any change in common stock outstanding by reason of a:

•	stock dividend
•	spinoff
•	recapitalization
•	stock split
•	combination
•	exchange of shares
•	merger
•	reorganization
•	consolidation
•	reclassification
•	change in par value
•	any other extraordinary or unusual event affecting the outstanding common stock without our receipt of consideration
•	substantial reduction in the value of outstanding shares of our common stock as a result of a spinoff or our payment of an extraordinary dividend or distribution.

In any of these events, the Compensation Committee will equitably adjust the following, in a manner deemed appropriate, to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2017 Omnibus Plan and any outstanding grants:

•	the maximum number of shares of common stock available for issuance under the 2017 Omnibus Plan

•	the maximum number of shares of common stock for which any participant or covered employee within the meaning of Section 162(m) of the Code may receive grants in any calendar year

•	the kind and number of shares covered by outstanding grants

•	the kind and number of shares issued and to be issued under the 2017 Omnibus Plan and

•	the price per share or the applicable market value of such grants.

Any fractional shares resulting from such adjustment will be eliminated.

Change of Control

Upon a change of control where the Company is not the surviving corporation (or it survives only as a subsidiary of another corporation or entity), all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). However, if, in connection with a change of control, any outstanding options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such change of control:

•	all such outstanding options and SARs that are not assumed or replaced will accelerate and become fully exercisable,

•	the restrictions and conditions on all such outstanding stock awards that are not converted to similar grants will fully lapse and

•	all outstanding stock units, other stock-based awards and dividend equivalents that are not converted to similar grants will be fully vested.

If a grant is assumed in connection with a change of control, and if, within the 12 month period following the occurrence of such change of control, the participant ceases to be employed by, or

American Water | 2017 Proxy Statement	77

providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of:

•	a termination of such participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of cause (as defined in the 2017 Omnibus Plan), death or disability (as defined in the 2017 Omnibus Plan), or

•	a termination of employment or service by the participant for good reason (as defined in the 2017 Omnibus Plan),

then as of the date of such termination of employment or service:

•	a grant that is an option or SAR will automatically accelerate and become fully exercisable

•	a grant that is a stock award will have all restrictions and conditions immediately lapse and

•	a grant that is a stock unit, other stock-based award or dividend equivalent will be fully vested.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants:

•	determine that outstanding options and SARs accelerate and become fully exercisable, in whole or part

•	determine that the restrictions and conditions on outstanding stock awards lapse, in whole or part

•	determine that outstanding stock units, other stock-based awards and dividend equivalents fully vest, in whole or part

•	require that participants surrender their outstanding options and SARs in exchange for a payment by us, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable

•	after giving participants an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate or

•	determine that participants receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or other stock-based awards, if permitted under Section 409A of the Code.

Such surrender, termination or payment will take place as of the date of the change of control or such other date as the Compensation Committee may specify. Without limiting the foregoing, if the per share fair market value of common stock equals or is less than the per share exercise price or base amount, as applicable, we are not required to make any payment to the participant upon surrender of the option or SAR.

For purposes of the 2017 Omnibus Plan, a change of control will generally be deemed to have occurred if one of the following events occurs:

•	Any person becomes:

▪	during the 12-month period ending on the date of any acquisition of securities, a beneficial owner, directly or indirectly, of our securities representing more than 35 percent of the voting power of our then outstanding securities, or

▪	a beneficial owner, directly or indirectly, of more than 50 percent of the voting power of our then outstanding securities

•	The consummation of:

▪

a merger or consolidation of us with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such

78	American Water | 2017 Proxy Statement

stockholders to more than 50 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or

▪	a sale or other disposition of all or substantially all of our assets.

•	During any period of 12 consecutive months commencing on or after the effective date of the 2017 Omnibus Plan, directors are elected such that a majority of the members of our Board are individuals who have not been members of the Board at the beginning of such 12-month period, except

▪	in the case of a director’s death or
▪	the election or nomination for election of each new director who was not a director at the beginning of such 12-month period where such election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

The Compensation Committee may provide for a different definition of a change of control in a grant agreement with respect to the timing of payment of such grant if such grant is subject to the requirements of Section 409A of the Code and the grant will become payable on, or in connection with, a change of control.

Clawback, Insider Trading and Other Policies and Practices

Participants and grants awarded under the 2017 Omnibus Plan are subject to all applicable clawback or recoupment policies or practices of the Company, as well as the Company’s insider trading and stock ownership and retention requirements, policies and guidelines, and other requirements, policies, practices or guidelines implemented by the Board or the Compensation Committee, as may be in effect from time to time. See “Compensation Discussion and Analysis—Recovery of Incentive Compensation.”

Transferability of Grants

Generally, only the participant may exercise rights under a grant during the participant’s lifetime. Participants may not alienate or assign any benefit provided under the 2017 Omnibus Plan. Furthermore, grants may not be subject to attachment or other legal process, except by will or the laws of descent and distribution. The

Compensation Committee may provide, in a grant agreement, that a participant may transfer nonqualified stock options to his or her immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws.

No Repricing of Options or SARs

The 2017 Omnibus Plan includes a restriction providing that, except in connection with a permitted adjustment, neither the terms of outstanding grants nor the 2017 Omnibus Plan may be amended to permit, and no grant or an amendment to any grant agreement may have the effect of causing, options or SARs to be repriced, replaced or regranted through cancellation, or by decreasing the exercise price of an outstanding option or SAR, without in each case obtaining stockholder approval.

Amendment and Termination

The Board may amend or terminate the 2017 Omnibus Plan at any time, subject to stockholder approval if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements.

If the 2017 Omnibus Plan is approved by stockholders, it will terminate on May 11, 2027, unless terminated earlier by the Board or extended by the Board with the approval of stockholders.

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New Plan Benefits

No award has been or will be granted under the 2017 Omnibus Plan that is contingent upon approval of this proposal at the annual meeting. With the exception of stock unit awards payable on the date of the annual meeting to our non-employee directors as part of their 2017 annual director compensation, it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the 2017 Omnibus Plan after the annual meeting.

The following table provides amounts to be received by or allocated to each of the following under the 2017 Omnibus Plan, to the extent such benefits are determinable.

New Plan Benefits

American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan

Name and Position	Dollar Value ($)
Susan N. Story	$—
Linda G. Sullivan	$—
Walter J. Lynch	$—
Michael A. Sgro	$—
Loyd A. Warnock	$—
Executive Group	$—
Non-Executive Director Group	$790,000
Non-Executive Officer Employee Group	$—

The closing price of a share of our common stock on March 16, 2017, was $75.74 per share.

U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of grants under the 2017 Omnibus Plan will depend on the type of grant. The following description provides only a general description of the application of U.S. federal income tax laws to grants under the 2017 Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2017 Omnibus Plan, as the consequences may vary depending on the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the participant’s standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock (equal to the fair market value of the shares received, less the amount paid, if any, for such shares) or payment of cash under the 2017 Omnibus Plan. Future appreciation on shares of common stock held after the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the participant holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the participant.

Exceptions to these general rules may arise under the following circumstances:

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•	If shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code.

•	If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of the ISO are held until the later of:

▪	one year from the date of exercise and

▪	two years from the date of grant.

However, if the employee disposes of the shares acquired upon exercise of the ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the share on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•	A grant may be subject to a 20 percent penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and the three other most highly compensated executive officers (other than the chief executive officer and the chief financial officer) in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2017 Omnibus Plan will be qualified performance-based compensation. Stock units, dividend equivalents, stock awards and other stock-based awards granted under the 2017 Omnibus Plan may be structured to meet the qualified performance-based compensation exception under Section 162(m) of the Code if the Compensation Committee determines to condition such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require participants to pay to us an amount necessary for us to satisfy our federal, state, or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations. If the Compensation Committee permits, a participant may satisfy our withholding obligation by having shares withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities or such greater withholding rate as may be permitted by U.S. generally accepted accounting principles as applied to us.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan.

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PROPOSAL 5

APPROVAL OF THE AMERICAN WATER WORKS COMPANY, INC. AND ITS DESIGNATED SUBSIDIARIES 2017 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Background of the Proposal

On February 15, 2017, the Board adopted, subject to stockholder approval, the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan, or the 2017 ESPP, to be effective August 1, 2017, or such other date as may be determined by our Senior Vice President, Human Resources, or her designee (the “ESPP Effective Date”). The principal features of the 2017 ESPP are summarized below, but such description is qualified in its entirety by reference to the full text of the 2017 ESPP which is included as Appendix C to this Proxy Statement.

All capitalized terms not defined in this Proposal 5 will have the meanings set forth in Appendix C to this Proxy Statement.

Reasons for the Proposal

We currently maintain the American Water Works Company, Inc. and its Designated Subsidiaries Nonqualified Employee Stock Purchase Plan, or the current ESPP. The current ESPP will expire by its terms on January 1, 2018. As of the record date, there are 1,048,290 shares available for issuance under the current ESPP.

We are seeking stockholder approval of the 2017 ESPP as required under NYSE listing standards. The 2017 ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

As with the current ESPP, the Board believes that the 2017 ESPP will continue to provide our employees with a key benefit. The 2017 ESPP seeks to provide a convenient and easy way for our employees to purchase shares of common stock at a 10 percent discount. We believe that ownership of common stock gives employees a vested interest in our success and aligns their interests with those of our stockholders.

If the 2017 ESPP is approved by our stockholders:

•	the current ESPP will terminate as soon as administratively practicable after the purchase period that ends on August 31, 2017, and
•	the 2017 ESPP will become effective on the ESPP Effective Date.

For additional information regarding the timing of the 2017 ESPP, see “—Enrollment Periods” and “—Purchase Periods” below.

If the stockholders do not approve the 2017 ESPP, the 2017 ESPP will not become effective and no shares will be issued under the 2017 ESPP. The current ESPP would remain in effect until January 1, 2018.

Summary of Material Terms of the 2017 ESPP

Administration

The Board has designated the Compensation Committee as the plan administrator for the 2017 ESPP. As the plan administrator, the Compensation Committee has discretionary authority and power to administer the 2017 ESPP and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the 2017 ESPP. The Compensation Committee’s interpretations and decisions with respect to the 2017 ESPP will be final and conclusive.

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Shares Available for Issuance under the 2017 ESPP

We have reserved 2 million shares of our common stock for issuance under the 2017

ESPP, subject to adjustments in certain circumstances described below.

Adjustments

The 2017 ESPP provides for certain adjustments in connection with any increase or decrease in the number of outstanding shares of common stock as a result of a subdivision or consolidation of the common stock or other capital adjustment, the payment of a stock dividend in shares of common stock, or other increase or decrease in our shares of common stock, if effected without our receipt of consideration. In any of these events, the Compensation Committee will make equitable adjustments to the following, in order to prevent the dilution or enlargement of benefits under the 2017 ESPP:

•	the aggregate number of shares of common stock reserved for issuance under the 2017 ESPP

•	the maximum number of shares of common stock that may be purchased by any participant on a purchase date and

•	the calculation of the purchase price per share.

Eligibility

An employee will be eligible to participate in the 2017 ESPP if, as of the start date of the purchase period, the employee is employed by us or a subsidiary which the Compensation Committee has designated as a participating entity in the 2017 ESPP. For purposes of the 2017 ESPP, an eligible employee includes all of our and our participating subsidiaries’ employees, including part-time employees, but does not include:

•	an employee who is classified by the Compensation Committee as a temporary employee or leased employee
•	unless otherwise permitted by the Compensation Committee, an employee employed by a non-U.S. subsidiary
•	an employee who the Board determines is an officer as defined in the SEC’s rules promulgated under Section 16 of the Exchange Act or
•	an employee who owns stock possessing 5 percent or more of the total combined voting power or value of all classes of our stock.

None of our non-employee directors are eligible to participate in the 2017 ESPP. As of March 16, 2017, there would be approximately 6,457 employees eligible to participate in the 2017 ESPP.

Enrollment Periods

Under the 2017 ESPP, each eligible employee may elect to participate in the 2017 ESPP by completing a purchase agreement and submitting the purchase agreement to the Compensation Committee or its delegate during an enrollment period. Subject to stockholder approval of the 2017 ESPP, it is presently intended that the first enrollment period under the 2017 ESPP would begin on August 5, 2017 and end on August 25, 2017.

If the 2017 ESPP is approved by stockholders, it is presently intended that the last enrollment period under the current ESPP would begin on May 5, 2017 and end on May 25, 2017. For the 2017 ESPP, the Compensation Committee intends to retain the timing of enrollment periods in effect under the current ESPP.

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Purchase Periods

Under the 2017 ESPP, each eligible employee who elects to participate in the 2017 ESPP is granted an option to purchase shares of common stock during a purchase period. Each purchase period will generally be a period of three months, unless the Compensation Committee determines to provide for a different purchase period. The purchase right will continue in effect during the purchase period and will be exercised on the last trading day of the purchase period, which is the purchase date. On each purchase date, the participant will automatically be deemed to have exercised the participant’s purchase right to purchase shares of stock with his or her accumulated payroll deductions for the purchase period, unless, to the extent permitted by applicable law, the participant notifies the Compensation Committee in advance of his or her desire to withdraw his or her accumulated payroll deductions and/or cease payroll deductions.

If our stockholders approve the 2017 ESPP, it is presently intended that the first purchase period would begin on September 1, 2017, and end on November 30, 2017. Unless the Compensation Committee determines otherwise prior to the beginning of the purchase period, the 2017 ESPP provides that each new purchase period would begin on the first day of the calendar quarter next following the preceding purchase date and continue until the last trading day of the calendar quarter in which such purchase period began. For this purpose, a trading day is the date on which the NYSE is open for trading. Notwithstanding the terms of the 2017 ESPP, the Compensation Committee presently intends to retain the purchase periods currently in effect under the current ESPP.

Purchase Transactions

Unless the Compensation Committee determines otherwise prior to the beginning of the purchase period, the purchase price for each share of common stock purchased under the 2017 ESPP will be the lower of:

•	90 percent of closing price of a share of common stock on the first day of the day of the purchase period or
•	90 percent of the closing price of a share of common stock on the purchase date.

The number of shares that will be purchased for each participant participating in the 2017 ESPP on a purchase date will depend on the purchase price of the shares, the total amount of payroll deductions during the purchase period and the number of shares remaining available for issuance under the 2017 ESPP. For example, if the purchase price is $10 per share and participant has $500 of accumulated payroll deductions on the purchase date, the participant will purchase 50 shares.

No fees, commissions, or other expenses will be charged to a participant when he or she purchases stock under the 2017 ESPP; however, the participant will be responsible for any brokerage commissions that result from the sale of any stock purchased under the 2017 ESPP.

Payroll Deductions

Participants will indicate pursuant to a purchase agreement, the portion of compensation (in whole percentages from one percent to 10 percent) to have deducted from pay, on an after-tax basis, for the purchase of stock under the 2017 ESPP. In addition, if permitted by the Compensation Committee prior to the beginning of the purchase period, participants may be able to deposit funds, in addition to payroll deductions, with us, provided that the aggregate amount (including deposits and payroll deductions) that a participant may contribute to the 2017 ESPP during a purchase period may not exceed the lesser of 10 percent of the participant’s compensation or $25,000 per year. To the extent permitted by applicable law and subject to limitations determined by the Compensation Committee, a participant may stop payroll deductions during a purchase period. If payroll deductions are stopped during a purchase period, the participant may not subsequently resume payroll deductions during such purchase period.

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For purposes of the 2017 ESPP, “compensation” means a participant’s base wages, but excludes overtime pay, commissions, bonuses, premium pay, shift differential pay, any compensation reductions made in connection with plans described in Sections 401(k), 125 or 132(f)(4) of the Code, and any other extraordinary remuneration, as determined by the Compensation Committee in its discretion. Contributions to the 2017 ESPP are treated as our general assets and are not held in trust. No interest is credited to the amounts participants contribute to the 2017 ESPP.

Maximum Number of Purchasable Shares

Whole shares and fractional shares may be purchased under the 2017 ESPP. Unless the Compensation Committee determines otherwise prior to the beginning of the purchase period, an eligible employee may not purchase more than 5,000 shares of our common stock on any purchase date, subject to adjustment as described above. In addition, unless the Compensation Committee determines otherwise, in no event may a participant contribute more than $25,000 in any year to purchase stock under the 2017 ESPP.

Excess Payroll Deductions after Purchase Date

If a participant’s payroll deductions are not applied to purchase stock on a purchase date, such excess amounts will be returned to the participant, as soon as administratively practicable after the purchase date.

Cessation of Participation

To the extent legally permissible, a participant may voluntarily cease his or her participation in the 2017 ESPP and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the purchase date as required by the Compensation Committee. If a participant ceases contributions during a purchase period, such participant may not make any further contributions during such purchase period. The participant may also request distributions of any funds held for the participant so long as such request is made on such form and at such time in advance of the purchase date as required by the Compensation Committee. Any funds remaining in the participant’s account on the purchase date will be used to purchase stock.

If during a purchase period a participant ceases to be an eligible employee, his or her participation in the 2017 ESPP will automatically terminate and no further purchases of common stock will be made for the participant. Any funds held for such participant will be distributed to the participant. A participant will cease to be an eligible employee during a purchase period if he or she no longer meets the requirements of an eligible employee under the 2017 ESPP or if such participant terminates employment, dies or is determined to be disabled prior to the applicable purchase date.

Transferability

Neither payroll deductions credited to a participant nor any rights with regard to the exercise of a purchase right under the 2017 ESPP may be assigned or transferred. If a participant dies, unless a personal representative of the deceased participant directs otherwise, any previous payroll deductions during the purchase period in which the participant dies will be used to purchase stock on the purchase date for such purchase period. After the purchase date, the deceased participant’s stock and residual amounts will be delivered to the participant’s personal representative.

Holding Period

Participants are required to hold stock purchased under the 2017 ESPP for six months following each purchase date, except such holding period ceases to apply in the case of death of the participant.

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Change of Control

Subject to any required action by our stockholders, if we are the surviving corporation in a merger or consolidation, any offering under the 2017 ESPP will continue to pertain to and apply to our shares of common stock. However, if we dissolve or liquidate, or merge or consolidate and are not the surviving corporation, the 2017 ESPP and any offering under the 2017 ESPP will terminate as of the effective date of the dissolution, liquidation, merger or consolidation, unless our Board determines otherwise and the balance of any amounts deduction from a participant’s compensation (or deposited) which have not been applied to purchase stock will be returned to the participant, as soon as reasonably practicable.

Amendment

Our Board may amend the 2017 ESPP at any time, subject to stockholder approval if required by applicable law and the New York Stock Exchange listing standards.

Termination

Unless sooner terminated by its terms or by our Board, the 2017 ESPP will terminate on the tenth anniversary of the ESPP Effective Date.

New Plan Benefits

No award has been or will be granted under the 2017 ESPP that is contingent upon approval of this proposal by our stockholders at our annual meeting. The benefits to be received by any eligible employee under the 2017 ESPP are not determinable because, under the terms of the 2017 ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the 2017 ESPP and the purchase price to be paid.

The closing price of a share of our common stock on March 16, 2017, was $75.74 per share.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the 2017 ESPP. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2017 ESPP. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. The 2017 ESPP is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. The 2017 ESPP is also not intended to qualify under Section 401 of the Code and is not subject to the requirements of the Employee Retirement

Income Security Act of 1974, as amended.

Under the Code as currently in effect, a participant in the 2017 ESPP will recognize income, and we will generally be entitled to a deduction (see discussion above under Proposal 4 relating to limitations on deductions under Section 162(m) of the Code), upon the participant’s purchase of common stock under the 2017 ESPP. The amount of income recognized, and our corresponding tax deduction, will be equal to the difference between the purchase price paid for the stock and the fair market value of our stock on the purchase date. When the participant sells any shares purchased under the 2017 ESPP, the participant will have capital gain or loss equal to the difference, if any, between the proceeds of the sale and the

86	American Water | 2017 Proxy Statement

participant’s basis in the common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the common stock was held by the participant.

All purchases of stock under 2017 ESPP are subject to applicable federal (including FICA),

state and local tax withholding requirements. We may require a participant to pay to us the amount of any such applicable withholdings or withhold from other wages or compensation the amount of any such withholdings.

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the approval of the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in its oversight of the integrity of American Water’s financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for American Water’s internal controls, financial reporting process and compliance with legal and regulatory requirements. PricewaterhouseCoopers LLP, American Water’s independent registered public accounting firm, is responsible for performing an independent audit of American Water’s consolidated financial statements and for issuing a report on these financial statements and on the effectiveness of American Water’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the fiscal year ended December 31, 2016.

2.	The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP our system of internal control over financial reporting.
3.	The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301 (formerly Auditing Standard No. 16), “Communications with Audit Committees.”

4.	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in American Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

Respectfully submitted,

Julie A. Dobson (Chair)

Martha Clark Goss

Karl F. Kurz

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PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for American Water during the fiscal year ending December 31, 2017. PricewaterhouseCoopers LLP has served as our auditors since 1948. The Audit Committee and the Board have recommended that the stockholders ratify this appointment.

The Audit Committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders. Although stockholder ratification is not required by our organizational documents, or applicable law, the Board believes that it is a sound corporate governance practice to seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP.

If our stockholders fail to ratify this appointment, the Audit Committee may reconsider its selection; however, it is under no obligation to engage a different auditing firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative also will be available to respond to appropriate questions from stockholders at the meeting.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment, by the Audit Committee, of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2017.

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees paid to PricewaterhouseCoopers LLP for professional services rendered with respect to 2016 and 2015. All of the services described in the footnotes to the table below were approved in advance by the Audit Committee, in accordance with its policy on the pre-approval of services to be provided by our independent registered public accounting firm.

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees (1)	$3,197,000	$3,001,500
Audit-Related Fees (2)	7,500	120,000
Tax Fees (3)	244,045	195,000
All Other Fees (4)	97,311	89,884

Total	$3,545,856	$3,406,384

(1)	Represents fees for professional services rendered in connection with the Company’s annual consolidated financials, interim financials included on Form 10-Q, annual subsidiary audits and services in connection with comfort letters, consents and procedures related to documents filed with the SEC.
(2)	Represents fees for professional consent procedures related to private bond offerings.
(3)	Represents fees for professional services in connection with the review of the Company’s federal and state tax returns and tax advice related to tax compliance, tax planning and tax refund claims.
(4)	Represents fees for software licensing fees for disclosure checklists, accounting research tools and consulting services.

PRE-APPROVAL OF SERVICES PROVIDED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required to approve in advance all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. As permitted by the Company’s pre-approval policy, the Audit Committee has delegated to its Chair the authority to pre-approve audit and permitted non-audit services to be provided by its independent registered public accounting firm and associated fees up to $50,000 in the aggregate. The Chair of the Audit Committee must report any pre-approval of services pursuant to this delegated authority to the full Audit Committee at its next regularly scheduled meeting following the pre-approval, which report then resets the authority limit to $50,000.

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CERTAIN BENEFICIAL OWNERSHIP MATTERS

Security Ownership of Management

The following table sets forth information as of March 16, 2017 regarding the beneficial ownership of common stock by:

•	each director;
•	each director nominee;
•	each NEO included in the 2016 Summary Compensation Table; and
•	all of the Company’s directors and executive officers as a group.

As of March 16, 2017, 177,726,743 shares of common stock were issued and outstanding. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or rights held by that person that are currently exercisable or will become exercisable on or before May 15, 2017 (60 days after March 16, 2017), are deemed to be currently outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below:

•	the address for each beneficial owner in the table below is c/o American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043; and

•	subject to applicable community property laws, to the Company’s knowledge, each person named in the tables below has sole voting and investment power over the shares shown as beneficially owned by that person.

Name	Number of Shares (1)	Vested Options (1)	Total Shares of Common Stock Beneficially Owned (2)	% of Shares Outstanding
Julie A. Dobson	11,367	—	11,367	*
Paul J. Evanson	21,570	—	21,570	*
Martha Clark Goss	23,237	—	23,237	*
Veronica M. Hagen	318	—	318	*
Julia L. Johnson	11,779	—	11,779	*
Karl F. Kurz	2,162	—	2,162	*
Walter J. Lynch	89,920	68,827	158,747	0.1%
George MacKenzie	28,355	—	28,355	*
Michael A. Sgro	1,965	12,032	13,997	*
Susan N. Story	61,479	121,635	183,114	0.1%
Linda G. Sullivan	16,666	40,117	56,783	*
Loyd A. Warnock	8,302	12,674	20,976	*
All directors and executive officers as a group (17 persons) (3)	314,952	289,021	603,973	*

*	Less than 1% (or, with respect to an NEO, less than 0.1%)

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(1)	Except as may otherwise be indicated, the amounts in the table above do not include the following interests in our common stock, which interests do not confer voting or investment power:

•	shares of common stock underlying stock options, and RSU, PSU and stock unit awards, granted under the 2007 Plan which have not vested as of March 16, 2017 and will not vest on or before May 15, 2017; and

•	shares of common stock underlying RSU, PSU and stock unit awards granted under the 2007 Plan which have vested as of March 16, 2017 or will vest on or before May 15, 2017, but the settlement of the award and the receipt of common stock thereby is deferred to a date that is later than May 15, 2017.

(2)	For each of our NEOs and our directors, the amounts in this column do not include the following interests in our common stock, which interests do not confer voting or investment power:

Name	Number of Unvested Options	Number of Unearned RSUs/Stock Units*	Number of Unearned PSUs	Total
Julie A. Dobson	—	5,040	—	5,040
Paul J. Evanson	—	1,405	—	1,405
Martha Clark Goss	—	1,405	—	1,405
Veronica M. Hagen	—	1,405	—	1,405
Julia L. Johnson	—	8,066	—	8,066
Karl F. Kurz	—	1,405	—	1,405
Walter J. Lynch	24,866	6,082	23,243	54,191
George MacKenzie	—	2,142	—	2,142
Michael A. Sgro	11,514	2,872	10,740	25,126
Susan N. Story	51,449	14,725	51,788	117,962
Linda G. Sullivan	18,156	4,440	16,970	39,566
Loyd A. Warnock	10,218	2,499	9,551	22,268

Total	116,203	51,486	112,292	279,981

*	Unearned RSUs and stock units represent shares underlying RSU or stock unit awards, which shares (i) have not been earned, (ii) have vested but have not been delivered, or (iii) have been deferred, in each case in accordance with footnote (1) above,

(3)	Includes 71,569 shares beneficially owned (including 33,736 shares underlying vested options) by executive officers of the Company not named in the table above. Excludes in the aggregate 318,439 shares underlying unvested options and RSUs, and unearned PSUs, as well as unvested or deferred stock units, held by our directors and executive officers, as referenced in footnote (1) above.

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Security Ownership of Certain Beneficial Owners

The table below indicates the persons or entities known to us to be the beneficial holders of more than five percent of our common stock, as of December 31, 2016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding
BlackRock, Inc. (1)
55 East 52nd Street
New York, NY 10022	14,590,800	8.2%
The Vanguard Group (2)
100 Vanguard Boulevard
Malvern, PA 19355	17,062,993	9.6%
State Street Corporation (3)
State Street Financial Center
One Lincoln Street
Boston, MA 02111	9,150,954	5.1%

(1)	BlackRock, Inc. (“BlackRock”) is the beneficial owner of the 14,590,800 shares listed in the table. BlackRock Inc. is a holding company of subsidiaries that hold the shares, including BlackRock Japan Co Ltd, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Investment Management (UK) Ltd, BlackRock International Limited, BlackRock Fund Managers Ltd, and BlackRock Life Limited. BlackRock Inc. holds sole voting power with respect to 12,525,409 shares and sole dispositive power with respect to all of the shares listed in the table. This disclosure is derived solely from information contained in a Schedule 13G/A filed with the SEC by BlackRock with the SEC on January 19, 2017. The information is as of December 31, 2016, and the number of shares beneficially owned by BlackRock may have changed subsequently.

(2)	The Vanguard Group (“Vanguard”), an investment management company, is the beneficial owner of the 17,062,993 shares of the Company’s common stock listed in the table. Vanguard holds sole power to vote or direct to vote 306,222 shares, sole power to dispose of or to direct the disposition of 16,744,773 shares, shared power to vote or direct to vote of 41,769 shares, and shared power to dispose or to direct the disposition of 318,220 shares. Of these shares, 229,451 shares are beneficially owned by Vanguard Fiduciary Trust Company and 165,540 shares are beneficially owned by Vanguard Investments Australia, Ltd., each a wholly owned subsidiary of Vanguard. This disclosure is derived solely from information contained in a Schedule 13G/A, filed by Vanguard with the SEC on February 9, 2017. The information is as of December 31, 2016, and the number of shares beneficially owned by Vanguard may have changed subsequently.

(3)

State Street Corporation (“State Street”), an investment management company, is the beneficial owner of the 9,150,954 shares of the Company’s common stock listed in the table. State Street holds shared power to vote or direct to vote and the disposition of all of these shares. State Street is a holding company of subsidiaries that hold the shares, including State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Asia) Limited, State

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Street Global Advisors (Japan) Co., Ltd, and State Street Global Advisors France, S.A. This disclosure is derived solely from information contained in a Schedule 13G, filed by State Street with the SEC on February 9, 2017. The information is as of December 31, 2016, and the number of shares beneficially owned by State Street may have changed subsequently.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of our common stock to file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership resulting from transactions in our common stock, generally within two business days of a reportable transaction. As a practical matter, we seek to assist our directors and executives by monitoring transactions and completing and filing these reports on their behalf. To our knowledge, based on our review of these reports and representations of our directors and executive officers, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions that occurred during the fiscal year ended December 31, 2016.

COMMUNICATIONS, STOCKHOLDER PROPOSALS AND

COMPANY INFORMATION

Stockholder Communications to the Board

Stockholders may communicate directly with the Board or individual members of the Board, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, by submitting written correspondence to the Company or via email: contacttheboard@amwater.com. The Company’s Secretary reviews and provides summaries and/or copies of the communications to the Board and relevant committees. All communications are treated confidentially.

Our “whistleblower” policy prohibits American Water or any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If an interested party nonetheless prefers to raise his or her concern to the Board in a confidential or anonymous manner, the concern may be directed to our confidential ethics hotline at (877) 207-4888. Such matters raised on the hotline are investigated by the Ethics and Compliance Department and reviewed by the chair of the Audit Committee.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the 2018 annual meeting of stockholders must submit the proposal so that it is received by our Secretary at our principal executive offices on or before November 27, 2017 and must comply in all other respects with applicable SEC rules. If the date of the 2017 annual meeting is changed by more than 30 days from the date of the 2018 annual meeting, then the deadline for receipt of the proposal would be a reasonable time before we begin to print and send our proxy materials. Stockholder proposals must be delivered to our Secretary as described under “—Contacting Us or our Transfer Agent” below.

Any stockholder who wishes to propose any business to be considered by the stockholders

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at the 2018 annual meeting (other than a proposal for inclusion in the proxy statement pursuant to SEC Rule 14a-8), or to nominate a person for election to the Board at that meeting, must provide timely and proper notice to American Water in writing, including the specified information described in our Amended and Restated Bylaws concerning the proposed business or nominee. The requirements for such notice are set forth in our Amended and Restated Bylaws, a copy of which can be obtained from the Company upon request. The notice must be received at American Water’s principal executive offices no earlier than January 12, 2018 and no later than February 11, 2018. However, if the date of the 2018 annual meeting is more than 30 days before or 60 days after May 12, 2018, other than as a result of any adjournment or postponement thereof, notice must be received not later than 90 days prior to the date of the 2018 annual meeting, or, if later, by the 10th day following the Company’s first public announcement of the date of the 2018 annual meeting. The stockholder must otherwise comply with all applicable procedural and substantive requirements set forth in our Amended and Restated Bylaws.

In order for stockholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the stockholders at the 2018 annual meeting to be considered “timely” for purposes of SEC Rule 14a-4(c) promulgated under the Exchange Act, the proposal must be received by American Water no later than February 10, 2018. If a stockholder fails to provide such timely notice of a proposal to be presented at the 2018 annual meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

The Nominating Committee will consider qualified director candidate recommendations by stockholders. The recommendation must include the following information:

•	the name, age, business address and residence address of the candidate

•	a resume describing the candidate’s qualifications

•	other information about the candidate that would be required to be included in a proxy statement under the rules of the SEC

•	a description of all arrangements or understandings relating to the nomination between or among the stockholder, the candidate and any other person or persons

•	the signed consent of the candidate to serve as a director if elected

•	the name and address of the stockholder who is submitting the recommendation

•	evidence of the number of shares of American Water’s common stock that the recommending stockholder owns and the length of time the shares have been owned and

•	certain other information required by our Amended and Restated Bylaws.

The Nominating Committee may seek additional information regarding the candidate. The Nominating Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

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Delivering Proxy Materials Through Electronic Means

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2017

The Notice of 2017 Annual Meeting of Stockholders, 2017 Proxy Statement and 2016 Annual Report are available at http://www.proxyvote.com.

Under the “Notice and Access” rules approved by the SEC, we are permitted to deliver this Proxy Statement and our 2016 Annual Report by providing access to the documents on the Internet instead of mailing printed copies. Accordingly, certain stockholders have received a “Notice of Availability” instead of printed copies of the proxy materials. The Notice of Availability instructs a stockholder on how to access and review all of the proxy materials on the Internet. The Notice of Availability also has instructions on how a stockholder may vote his or her shares. Although the Notice of Availability identifies the items to be voted on at the meeting, you cannot vote your shares merely by marking the Notice of Availability and returning it.

Beginning on the date of mailing of the Notice of Availability, stockholders will be able to access all of the proxy materials on a web site referred to in the Notice of Availability. If you received a Notice of Availability and would like to receive free of charge a paper or electronic copy of our proxy materials, you may elect to do so by following the instructions in the Notice of Availability for requesting such materials.

If you previously requested a paper copy of the proxy materials (and you have not revoked that request) or if delivery of printed proxy materials is required by law, you will receive a copy of the proxy materials, instead of the Notice of Availability.

To the extent we are not required by law to mail our proxy materials to you in paper form, you can eliminate all such future paper mailings, including mailing of the Notice of Availability, by electing to receive an e-mail that will provide Internet links to these documents and the online proxy voting Web site. Opting to receive all future proxy materials electronically will save us the cost of producing and mailing documents to you and will help us conserve natural resources. Requests for electronic delivery may be made at http://enroll.icsdelivery.com/awk.

Householding of Proxy Materials

To reduce the expense of delivering duplicate sets of proxy materials to multiple stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” This procedure saves printing costs and postage fees, and conserves natural resources.

Under the householding procedure, certain stockholders of record who have the same address and last name will receive only one copy of the Notice of Availability and/or set of proxy materials, unless one or more of the stockholders at that address has previously notified us that they want to receive separate copies.

Under the SEC’s householding rules, intermediaries also may deliver a single copy of the proxy materials or Notice of Availability to two or more stockholders that share the same address. If you and other residents at your mailing address own shares of common stock in street name through a broker or bank, you may have received a notice that your household will be sent only one copy of the proxy materials or the Notice of Availability. If you did not provide your broker or bank with notice that you object to this householding, you may have been deemed to have consented to the householding of information.

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To change your householding status with respect to your shares of common stock:

•	if you are the registered holder of your shares, please contact American Stock Transfer & Trust Company, LLC, our transfer agent, as noted below in “—Contacting Us or Our Transfer Agent” or

•	if you hold your shares in street name, please contact Broadridge Financial Solutions:
▪	by telephone, toll-free, at (866) 540-7095 or

▪	in writing, at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

We encourage stockholders to have all the shares they hold of record registered in the same name and under the same address.

Contacting Us or Our Transfer Agent

How to Contact Us:	How to Contact our Transfer Agent:
American Water Works Company, Inc. 1025 Laurel Oak Road Voorhees, New Jersey 08043 Attention: Secretary	American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, New York 11219-9821 (866) 254-6502 (toll-free)

Where to Find More Information

Pursuant to the rules of the SEC, our 2016 Annual Report must accompany this proxy statement. You may view our 2016 Annual Report on the Internet by visiting the Investor Relations page on our website at http://www.amwater.com. We utilize our website as a recognized channel of distribution to provide important information regarding us and our subsidiaries to investors, including information with respect to the meeting, and information that we may wish to disclose publicly for purposes of complying with the Federal securities laws. However, information contained on our website is not a part of this proxy statement. Any website references contained in this proxy statement are intended to be made only through inactive hyperlinks.

Portions of the 2016 Form 10-K have been utilized to prepare the 2016 Annual Report. Upon written request:

•	we will furnish a copy of the 2016 Form 10-K (without exhibits), including the financial statements and the financial statement schedules contained in such report; and
•	we will furnish a copy of any exhibit to the 2016 Form 10-K upon the payment of a fee equal to our reasonable expenses incurred in furnishing such exhibit.

See “—Contacting Us or Our Transfer Agent” for information on how to contact us to request this information. The written request must include a good faith representation that, as of March 16, 2017, the person making the request was a record or beneficial owner of common stock entitled to vote at the meeting.

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OTHER MATTERS

Other Matters to Come Before the Annual Meeting

As of the date of this Proxy Statement, we do not know of any matters to be acted upon at the annual meeting other than those discussed in this proxy statement. If any other items or matters are properly presented before the annual meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a stockholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.

Solicitation of Proxies

We will bear the costs of solicitation of proxies, including the reimbursement of banks and brokers for certain costs incurred in forwarding proxy materials to beneficial owners. We have retained D.F. King & Co. in connection with this solicitation, at an anticipated cost to us of approximately $12,500, plus expenses. In addition to the use of the mails, our officers, directors and employees may solicit proxies personally, by telephone or facsimile or via the Internet. These individuals will not receive any additional compensation for these activities.

Status of Information Included in this Proxy Statement

Our 2016 Form 10-K includes our consolidated balance sheets for each of the years ended December 31, 2016 and 2015, and our consolidated statements of operations, comprehensive income, cash flows and changes in stockholders’ equity for each of the years ended December 31, 2016, 2015 and 2014. In accordance with the rules of the SEC, the 2016 Annual Report, which includes a portion of the information included in the 2016 Form 10-K, accompanies this Proxy Statement. However, neither the 2016 Annual Report nor the 2016 Form 10-K forms any part of this Proxy Statement or the material being used for the solicitation of proxies at the meeting.

We are permitted under the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act to “incorporate by reference” information in whole or in part from certain future filings, including this Proxy Statement. Information that is “incorporated by reference” into a filing means that it is deemed to be a part of that filing even though the information does not actually appear within it. However, the following information that is part of or accompanies this Proxy Statement shall not be deemed to be incorporated by reference into any of our filings under either the Securities Act or the Exchange Act, unless we have otherwise specifically provided for it in such filing:

•	the Compensation Committee Report

•	the Audit Committee Report

•	the 2016 Annual Report that accompanies this proxy statement and

•	the performance graph contained in “Compensation Discussion and Analysis—Executive Summary—Return to Stockholders” and the “Five-Year Performance Graph” contained in the 2016 Annual Report.

As a result, the foregoing information will not be deemed to be “soliciting material” subject to Regulation 14A under the Exchange Act or “filed” with the SEC under Section 18 of the Exchange Act.

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Appendix A

Reconciliation of Non-GAAP Financial Information

A.	Reconciliation of Net Income Attributable to Common Stockholders Per Diluted Common Share to Adjusted Income from Continuing Operations Per Diluted Common Share (a Non-GAAP, Unaudited Measure)

	Year Ended December 31, 2016	Year Ended December 31, 2015
Net income attributable to common stockholders per diluted common share	$2.62	$2.64
Plus:
Impact of the Binding Agreement in Principle Related to Freedom Industries, Inc. Chemical Spill	$0.36	—
Tax Impact of the Binding Agreement in Principle	$(0.14)	—
Net Adjustment	$0.22	—

Adjusted income from continuing operations per diluted common share	$2.84	$2.64

B.	Reconciliation of (1) Total Operation and Maintenance Expenses to Adjusted Regulated Operation and Maintenance Expenses (a Non-GAAP, Unaudited Measure) and (2) Total Operating Revenues to Adjusted Regulated Operating Revenues (a Non-GAAP, Unaudited Measure), Used to Calculate Adjusted Regulated Operation and Maintenance Efficiency Ratio (a Non-GAAP, Unaudited Measure)

	Year Ended December 31,
	(In millions)
	2016	2015
Total Operation and Maintenance Expenses	$1,504	$1,404
Less:
Operation and maintenance expenses — Market-Based Businesses	372	358
Operation and maintenance expenses — Other	(44)	(49)

Total Regulated Operation and Maintenance Expenses	1,176	1,095
Less:
Regulated purchased water expenses	122	117
Allocation of non-operation and maintenance expenses	30	35
Impact of binding global agreement in principle	65	—

Adjusted Regulated Operation and Maintenance Expenses (a)	$959	$943

Total Operating Revenues	$3,302	$3,159
Less:
Operating revenues — Market-Based Businesses	451	434
Operating revenues — Other	(20)	(18)

Total Regulated Operating Revenues	2,871	2,743
Less:
Regulated purchased water revenues*	122	117

Adjusted Regulated Operating Revenues (b)	$2,749	$2,626

Adjusted Regulated Operation and Maintenance Efficiency Ratio (a)/(b)	34.9%	35.9%

*	Calculation assumes purchased water revenues approximate purchased water expenses.

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Appendix B

American Water Works Company, Inc.

2017 Omnibus Equity Compensation Plan

The purpose of the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of American Water Works Company, Inc. (the “Company”) and its subsidiaries and (ii) non-employee members of the board of directors of the Company (the “Board”) with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage Participants (as defined herein) to contribute materially to the financial and operational success, and growth, of the Company, and will align the economic interests of Participants with those of its stockholders and customers.

1.    Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)    “Board” means the Company’s Board of Directors.

(b)    “Cause” means, except as otherwise provided in a Grant Agreement, that the Participant (i) has breached any employment, service, non-competition, non-solicitation or other agreement or contract with the Employer, if any, and, if such breach can be cured by the Participant, the breach remains uncured after the Participant receives notice of such breach and is afforded a period of not less than 30 days to remedy the breach; (ii) has persistently refused or willfully failed to perform substantially his or her duties and responsibilities to the Employer, which continues after the Participant receives notice of such refusal or failure and is afforded a period of not less than 30 days to remedy the refusal or failure; (iii) has engaged in conduct that constitutes disloyalty to the Employer or that materially damages the property, business or reputation of the Employer; (iv) has engaged in fraud, embezzlement, theft, material misappropriation with respect the business or assets of the Employer, or the proven commission of a felony; (v) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; or (vi) has engaged in such other behavior that is significantly detrimental to the interests of the Employer, as determined by the Committee or the Board.

(c)    “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes (x) during the 12-month period ending on the date of any acquisition of securities, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, or (y) a “beneficial owner,” as defined in clause (x) above, of more than 50% of the voting power of the then outstanding securities of the Company;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

(iii) During any period of 12 consecutive months commencing on or after the Effective Date while the Plan is in effect, directors are elected such that a majority of the members of the Board are individuals who shall not have been members of the Board at the beginning of such 12-month

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period, except (x) in the case of a director’s death or (y) the election or nomination for election of each new director who was not a director at the beginning of such 12-month period where such election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on, or in connection with, a Change of Control.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Company” means American Water Works Company, Inc. and any successor corporation.

(f)     “Company Stock” means the common stock of the Company, par value $0.01 per share.

(g)    “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h)    “Effective Date” of the Plan shall mean             , the effective date of the Plan.

(i)    “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j)    “Employer” means the Company and its subsidiaries.

(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)    “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m)    “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(n)    “Good Reason” means in connection with a Grant, without the express written consent of the Participant, the occurrence after a Change of Control of any circumstances constituting “Good Reason” that are provided for in the Grant Agreement, or, if no such circumstances are so provided, any of the following circumstances, provided that (a) the Participant provides written notification of such circumstances to the Company (or, if applicable, a Subsidiary) no later than ninety (90) days from the original occurrence of such circumstances, (b) the Company (or the Subsidiary) fails to fully correct such circumstances within thirty (30) days of receipt of such notification, and (c) the Participant

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terminates his or her employment with the Company within twelve (12) months after the original occurrence of such circumstances:

(i)    a material diminution in the authority, duties or responsibilities of the Participant from those in effect immediately prior to the Change of Control;

(ii)    a material reduction in the Participant’s base compensation as in effect immediately before the Change of Control;

(iii)    a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, from those in effect immediately prior to the Change of Control;

(iv)    a material diminution in the budget over which the Participant retains authority from that in effect immediately prior to the Change in Control; or

(v)    the Company’s (or, if applicable, Subsidiary’s) requiring the Participant to be based in any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

(o)    “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(p)    “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q)    “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r)    “Non-Employee Director” means a member of the Board who is not an Employee.

(s)    “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t)    “1933 Act” means the Securities Act of 1933, as amended.

(u)    “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v)    “Other Stock-Based Award” means a Grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(w)    “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(x)    “Plan” means this American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan, as it may be amended from time to time.

(y)    “Prior Plan” means the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, as amended and restated.

(z)    “SAR” means a stock appreciation right as described in Section 10.

(aa)  “Stock Award” means a Grant of Company Stock as described in Section 9.

(bb)  “Stock Unit” means a Grant of a phantom unit representing a share of Company Stock, as described in Section 8.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee shall

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consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, and “independent directors” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded. However, except with respect to Grants described in Section 12 hereof, the Board may ratify or approve any Grants as it deems appropriate, and the Board shall approve and administer all Grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees or the Chief Executive Officer of the Company, as it deems appropriate; provided, however, that any delegation to the Chief Executive Officer (i) shall only apply to Participants who are not subject to Section 16 of the Exchange Act and who are not “covered employees” within the meaning of section 162(m) of the Code; (ii) must include a limitation as to the amount of Grants that may be awarded during the period of the delegation, (iii) may contain guidelines not inconsistent with the Plan as to the determination of the Exercise Price for an Option or the price of other Grants, and any criteria for vesting or exercisability of such Grants; (iv) may be revoked or amended at any time but such action shall not invalidate any prior actions of the Committee’s delegation that were consistent with the terms of the Plan and of such delegation prior to amendment or revocation; and (v) shall be subject to such other terms and conditions as prescribed by the Committee. To the extent the Board, a subcommittee or the Chief Executive Officer performs these administration duties under the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, such subcommittee or the Chief Executive Officer.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and the acceleration of exercisability or vesting, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. Subject to Section 3(d), the Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in Grants hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

(d) Delegation of Administration. The Committee may delegate certain administrative or ministerial matters under the Plan to one or more officer or officers of the Company (or their designees) as determined in the Committee’s discretion, and such persons may have the authority to (i) prepare, distribute and, if required, execute Grant Agreements in accordance with the Committee’s determinations, (ii) maintain or cause to be maintained (including through a third party administrator) records relating to the granting, vesting, exercise, forfeiture or expiration of Grants, (iii) process or oversee the issuance of, or cause to be issued, shares or cash upon the exercise, vesting and/or settlement of a Grant, and (iv) take such other administrative or ministerial actions (other than with respect to the making, modification or termination of, any Grant), or cause such actions to be taken, as the Committee may authorize. Any delegation by the Committee pursuant to this subsection shall be subject to and limited by applicable law or regulation, including without limitation the rules and

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regulations of the Exchange Act, the Code and the securities exchange on which the Common Stock is then listed.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in Section 5(d), the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan is (i) 7,350,000 shares, minus (ii) the number of shares of Company Stock subject to grants of awards made under the Prior Plan after December 30, 2016.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in Section 5(a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan during any calendar year to any Employee and Non-Employee Director shall be 300,000 and 150,000 shares, respectively, each subject to adjustment as described in Section 5(d). The maximum aggregate number of shares of Company Stock with respect to which all Grants described in Section 12 of the Plan may be made during any calendar year to any Participant who is a “covered employee” within the meaning of section 162(m) of the Code shall be 300,000 shares, subject to adjustment as described in Section 5(d). The individual limits of this Section 5(c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,500,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or

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exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any Employee, Non-Employee Director or “covered employee” within the meaning of section 162(m) of the Code may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or a Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors. Dividend Equivalents shall not be granted with respect to an Option.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all

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classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Vesting and Exercisability of Options.

(i) Options shall become vested and exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the vesting and exercisability of any or all outstanding Options at any time for any reason.

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash or by check, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Grant Agreement, by net share settlement of the Option based on the Fair Market Value on the date of exercise, (v) any combination of clauses (i), (ii), (iii) or (iv) above, or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock delivered to exercise an Option pursuant to clause (ii) above shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code. The aggregate number of shares of Company Stock that may be issued under the Plan as Incentive Stock Options is 5,000,000 shares, subject to adjustment as described in Section 5(d), and all shares issued under the Plan as Incentive Stock Options shall count against the plan limit under Section 5(a).

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or a Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this

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Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may accelerate the vesting of any or all outstanding Stock Units at any time for any reason.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions consistent with this Section 8(e) as the Committee deems appropriate. Dividend Equivalents may be deferred, but no Dividend Equivalent may be payable to a Participant unless, and only to the extent, a Grant of Stock Units vests, and, with respect to a Grant of Stock Units that vests based on the achievement of performance goals, the performance goals are achieved (at least at the minimum threshold for performance). All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. Each Dividend Equivalent with respect to a Grant of Stock Units based on performance goals will be forfeited at such time as, and to the extent that, the Committee has determined that the performance goals with respect to such Grant have not been achieved or exceeded, at least at the minimum level of performance, or, if granted in connection with a Stock Unit that vests solely based on the lapse of time, on the date the Stock Unit (or portion thereof) is forfeited as provided by the Committee.

9. Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or a Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award. The Committee may accelerate the vesting of any or all outstanding Stock Awards at any time for any reason.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

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(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine, consistent with this Section 9(d), to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends may be deferred, but dividends payable to a Participant must be withheld while a Stock Award is subject to restrictions and such dividends may be payable only upon the lapse of the restrictions on the Stock Awards. With respect to a Stock Award that vests based on the achievement of performance goals, no dividends may be payable unless, and only to the extent, the performance goals are achieved (at least at the minimum threshold for performance). Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee. Dividends with respect to a Grant of Stock Awards based on performance goals will be forfeited at such time as, and to the extent that, the Committee has determined that the performance goals with respect to such Grant have not been achieved or exceeded, at least at the minimum level of performance, or, if granted in connection with a Stock Award that vests solely based on the lapse of time, on the date the Stock Award (or portion thereof) is forfeited as provided by the Committee.

10. Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee or a Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant. Dividend Equivalents shall not be granted with respect to a SAR.

(b) Tandem SARs. The Committee may grant tandem SARs at the time the Option is granted. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six

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months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards

The Committee may make other Grants not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: (i) stock price; (ii) net income or earnings per share of Company Stock; (iii) price-earnings multiples; (iv) gross, operating or net earnings before or after income taxes; (v) book value of any asset or security; (vi) revenue; (vii) number of days sales outstanding of accounts receivable; (viii) productivity; (ix) gross income, profitability or gross margin; (x) EBITDA (earnings before interest, taxes, depreciation and amortization); (xi) net capital employed; (xii) return on equity, cash flow, investment or assets; (xiii) internal rate of return; (xiv) cash flow return on investment; (xv) improvements in capital structure;

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(xvi) stockholder return, including absolute or relative total stockholder return, expressed either on a dollar or percentage basis; (xvii) retention of customers, expressed on a dollar or percentage basis; (xviii) return on capital employed; (xix) increase in the Company’s or a subsidiary’s customer satisfaction or responsiveness ratings (based on the results of surveys conducted by an independent third party) and reputation within one or more service territories; (xx) cash flow per share; (xxi) economic value added (defined to mean net operating profit minus the cost of capital); (xxii) market value added (defined to mean the difference between the market value of debt and equity, and economic book value); (xxiii) growth in assets, unit volume, sales, cash flow or market share; (xxiv) relative performance (as measured by one or more of the performance goals set forth in this Section 12(c)) to a comparison group of companies designated by the Committee; (xxv) level of expenses, including without limitation capital expenditures or operation and maintenance expenses (expressed on a dollar or percentage basis); (xxvi) combined ratio; (xxvii) payback period on investment; (xxviii) net present value of investment; (xxix) metrics regarding execution on business or operating initiatives, such as through the development or implementation of new technologies or other customer benefits; (xxx) safety (including, for example, criteria relating to numbers or ratios of reported injuries, preventable accidents and vehicular accidents); (xxxi) compliance with environmental laws, rules and regulations; (xxxii) compliance with financial and regulatory controls; (xxxiii) bad debt collections, expenses or losses; (xxxiv) budget achievement; (xxxv) risk management; and (xxxvi) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may be based on one or more business criteria that relate to, individually or in any combination (a) a specified goal, (b) historical performance of the Company or a product, service or business line or segment, (c) one or more business units or the performance of the Company and its subsidiaries as a whole, (d) the performance of any other corporation or entity or group of corporations or entities or a product, service or business line or segment, unit, division or subsidiary thereof, or (e) an individual or groups of individuals. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

(g) Certain Events. To the extent permitted by section 162(m) of the Code, if applicable, in setting performance goals within the period prescribed in Section 12(d), the Committee may at such time also provide that the achievement of such performance goals will be determined without regard to the either the negative or positive effect (or both) of certain events, including for one or more of the following items: (i) asset write-downs; (ii) litigation or claim judgments, or settlements thereof; (iii) changes in accounting principles; (iv) changes in tax law or other laws affecting reported results; (v) changes in commodity or supply prices; (vi) severance, contract termination and other costs related to exiting, modifying or reducing any business activities; (vii) costs of, and gains and losses from, the acquisition, disposition or

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abandonment of businesses or assets; (viii) gains and losses from the early extinguishment of debt; (ix) gains and losses in connection with the termination of or withdrawal from a pension plan; (x) stock compensation costs and other non-cash expenses; or (xi) any other specified non-operating items as determined by the Committee in setting performance goals.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities or such greater withholding rate as may be permitted by U.S. generally accepted accounting principles as applied to the Company.

15. Transferability of Grants

(a) Restrictions on Transfer. Except as described in Section 14 or Section 15(b) or as otherwise provided by applicable law, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and no benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any Person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to one or more immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided, however, that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation or entity (the “surviving corporation”)), all outstanding Options and SARs that are not exercised shall be assumed by, or

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replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change of Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding Grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change of Control (i) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (ii) the restrictions and conditions on all such outstanding Stock Awards that are not converted to similar grants shall fully lapse and (iii) all such outstanding Stock Units, Other Stock-Based Awards and Dividend Equivalents that are not converted to similar grants shall be fully vested.

(b) Acceleration of Exercisability/Vesting. If a Participant’s Grant is assumed as provided in the first sentence of Section 16(a) and if, within the twelve (12) month period following the occurrence of such Change of Control, such Participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of (x) a termination of such Participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of Cause, death or Disability, or (y) a termination of employment or service by the Participant for Good Reason, then as of the date of such termination of employment or service, then (i) a Grant that is an Option or SAR shall automatically accelerate and become fully exercisable, (ii) a Grant that is a Stock Award shall have all restrictions and conditions immediately lapse and (iii) a Grant that is a Stock Unit, Other Stock-Based Award or Dividend Equivalent shall be fully vested.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become fully exercisable, in whole or part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or part; (iii) determine that outstanding Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be fully vested, in whole or part; (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that Participants shall receive a payment in settlement of outstanding Stock Awards, Stock Units, Dividend Equivalents or Other Stock-Based Awards, if permitted under section 409A of the Code. Such surrender, termination or payment will take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

17. Requirements for Issuance of Shares

The Company shall be under no obligation to register under the 1933 Act any of the shares of Company Stock issued, delivered or paid in settlement under the Plan. No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall

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have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and one or more legends may be placed upon such shares (whether certificated or otherwise) to reflect any such restrictions. Shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon to reflect the existence of any such orders or restrictions. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant in accordance with all of the requirements of this Section.

18. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction described above in Section 5(d) involving the Company, neither the Plan nor the terms of any outstanding Grant may be amended to permit, and no Grant or an amendment to any Grant Agreement may have the effect of causing, Options or SARs to be repriced, replaced or regranted through cancellation or by decreasing the Exercise Price of an outstanding Option or SAR without in each case obtaining stockholder approval. This Section 18(b) does not apply to an exercise of an Option or SAR in accordance with Section 7(e) or 10(c) and the terms thereof set forth in a Grant Agreement.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or an amendment to the Plan to extend such termination date is recommended and approved by the Board, and approved by the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) subject to applicable law, rules and regulations, limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee

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of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Laws. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons who are officers or Employees subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code and all installment payments shall be treated as a separate payment, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 60 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code. Notwithstanding the foregoing, although Grants are intended to be exempt from, or comply with, the requirements of section 409A of the Code, and the Plan shall be interpreted accordingly, the Company does not warrant that any Grant will qualify for favorable tax treatment under section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Grant under the Plan.

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(d) Enforceability; Company Successors. The Plan shall be binding upon and enforceable against the Company and its successors and assigns. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Company Stock will receive securities of another corporation, then such other corporation shall be assigned the rights and assume the obligations of the Company under this Plan.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company or any other Employer. Participation in this Plan shall not constitute a contract of employment between the Company or any Employer and any Participant and shall not be deemed to be consideration for, or a condition of, continued employment or service of any Participant. A Participant’s right, if any, to serve the Employer as an Employee or Non-Employee Director or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Clawback Provisions. If a Participant is subject to the provisions of (i) section 304 of the Sarbanes-Oxley Act of 2002 and/or (ii) any policies adopted by the Company in accordance with rules that may be promulgated by the Securities and Exchange Commission pursuant to section 10D of the Exchange Act (individually or collectively, the “Clawback Rules”), all Grants under the Plan to such Participant shall be subject to all applicable clawback or recoupment policies or practices of the Company. In addition, all Grants under the Plan shall be subject to (a) the Company’s insider and share trading, and stock ownership and retention requirements, policies and guidelines, and (b) other requirements, policies, practices or guidelines implemented by the Board or the Committee, as may be in effect from time to time.

(j) Relationship to Other Benefits. Any Grants under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

(k) Expenses. The expenses of administering the Plan shall be borne by the Company and its subsidiaries.

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(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m) Indemnification. Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any of its subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

(n) Reliance on Reports. Each member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee (or their delegates) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(o) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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Appendix C

American Water Works Company, Inc.

and its Designated Subsidiaries

2017 Nonqualified Employee Stock Purchase Plan

The purpose of this American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan is to provide Eligible Employees of AWW and its Subsidiaries an opportunity to purchase shares of Stock of AWW. The Board of Directors of AWW believes that employee stock ownership will benefit both Eligible Employees and AWW’s stockholders. The Plan is not intended to qualify as an “Employee Stock Purchase Plan,” as set forth in section 423 of the Code. All capitalized terms shall have the meaning set forth for such term under Article I below.

ARTICLE I

DEFINITIONS

Section 1.01 “Applicable Holding Period” means, subject to Section 5.05 below, the six (6) month period following the Purchase Date during which a Participant is required to hold any shares of Stock purchased on his or her behalf pursuant to the Plan; provided, however, in the event of a Participant’s death, the Applicable Holding Period shall be deemed satisfied as of the Participant’s date of death.

Section 1.02 “AWW” means American Water Works Company, Inc.

Section 1.03 “Board of Directors” means the Board of Directors of AWW.

Section 1.04 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.05 “Committee” means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 5.04 below.

Section 1.06 “Compensation” means a Participant’s base wages, exclusive of overtime pay, commissions, bonuses, premium pay, shift differential pay, any compensation reductions made in connection with plans described in sections 401(k), 125 or 132(f)(4) of the Code, and any other extraordinary remuneration, as determined by the Committee in its sole and absolute discretion.

Section 1.07 “Effective Date” shall mean                 , 2017.

Section 1.08 “Election Date” means the first day of the month of each calendar quarter or such other dates as the Committee shall specify. The first Election Date for the Plan shall be the Effective Date.

Section 1.09 “Eligible Employee”

(a)    Subject to Section 1.09(b) and Section 1.09(c) below, the term “Eligible Employee” includes each employee, including a part-time employee, of the Employer.

(b)    Notwithstanding Section 1.09(a) above, the term “Eligible Employee” shall not include:

(i)   an employee who is classified by the Committee, in its sole and absolute discretion, as a temporary employee or leased employee;

(ii)  with respect to any Purchase Period, an employee who terminates employment, dies or is determined to be disabled prior to the applicable Purchase Date;

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(iii)  unless the Committee specifically designates otherwise as set forth in Section 1.21 below, an employee who is employed by a non-U.S. subsidiary;

(iv)  an employee who has been determined by the Board of Directors to be an “officer,” as such term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, as such rule may be in effect from time to time, with respect to AWW; or

(v)   an employee who owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer, which shall be determined by applying rules consistent with those reflected in section 423(b)(3) of the Code, which would otherwise apply if the Plan were intended to be a qualified employee stock purchase plan.

(c)    Notwithstanding anything herein to the contrary, if an employee’s status changes during the Purchase Period, but such change in status is not otherwise discovered or brought to the attention of the Committee within a reasonable period prior to any Purchase Date, the Committee, in its sole and absolute discretion, may deem such individual to be an Eligible Employee despite the exclusions described in this Section 1.09.

Section 1.10 “Employer” means AWW and each Subsidiary.

Section 1.11 “Market Value” means the last price for the Stock as reported on New York Stock Exchange for the date of reference. If there was no such price reported for the date of reference, “Market Value” means the last reported price for the Stock on the day immediately preceding the date of reference for which such price was reported or, if there was no such reported price, the fair market value of a share of Stock as determined by the Committee.

Section 1.12 “Maximum Deduction Amount” means, unless otherwise adjusted by the Committee, the lesser of:

(a)    10% of each payment of Compensation paid to, or on behalf, of a Participant during a Purchase Period, or

(b)    $25,000 per Plan Year.

Section 1.13 “Participant” means each Eligible Employee who:

(a)    elects to participate in the Plan in accordance with Article II;

(b)    acknowledges and agrees to abide by the Applicable Holding Period and

(c)    has not otherwise voluntarily elected to cease his or her participation in the Plan and has not otherwise requested and received all funds held on account of the Participant in the Plan.

Section 1.14 “Plan” means the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

Section 1.15 “Plan Year” means each calendar year during which the Plan is in effect.

Section 1.16 “Purchase Agreement” means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by AWW. The Purchase Agreement is intended to evidence AWW’s offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set

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forth therein and herein; provided, however, in the event of a conflict between the Purchase Agreement and this Plan, the terms of the Plan shall control.

Section 1.17 “Purchase Date” means the last Trading Date of each Purchase Period.

Section 1.18 “Purchase Period” means each three (3) month period, or such other period specified by the Committee, beginning on or after the Effective Date, during which the Participant’s Stock purchase is funded through payroll deduction accumulations (and, if applicable, contributions made pursuant to Section 2.05(c) below). The first Purchase Period shall begin on the Effective Date and continue until the last Trading Date of the calendar quarter next following the Effective Date. Unless the Committee determines otherwise, each subsequent Purchase Period, after the first Purchase Period, shall begin on the first day of the calendar quarter next following the preceding Purchase Date and continue until the last Trading Date of the calendar quarter in which such Purchase Period began.

Section 1.19 “Purchase Price” means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 3.01 below.

Section 1.20 “Stock” means the common stock, par value of $.01 per share, of AWW.

Section 1.21 “Subsidiary”

(a)    The term “Subsidiary” means any present or future corporation that:

(i)     constitutes a “subsidiary corporation” of AWW as that term is defined in section 424 of the Code and

(ii)    is designated as a participating entity in the Plan by the Committee.

(b)    Unless the Committee specifically designates otherwise, a non-U.S. subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.

Section 1.22 “Trading Date” means a day on which the New York Stock Exchange is open for trading.

ARTICLE II

PARTICIPATION

Section 2.01 Initial Participation. An Eligible Employee may elect to participate in the Plan by properly executing a Purchase Agreement and filing such Purchase Agreement with the Committee, or its delegate, at such time in advance of the Election Date as the Committee shall prescribe.

Section 2.02 Continuation of Participation.

(a)    The Purchase Agreement shall remain in effect until it is modified through discontinuance of participation under Section 2.03 below or otherwise changed under Section 2.05 below.

(b)    A Participant who is on a leave of absence approved by an Employer may continue to participate in the Plan during the leave of absence to the extent such Participant continues to receive Compensation, which is sufficient to satisfy the payroll deductions and any other legally required deductions or withholding obligations, as the Committee may determine in its sole and absolute discretion.

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Section 2.03 Discontinuance of Participation.

(a)    To the extent legally permissible, a Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Committee shall prescribe. A Participant who ceases contributions during a Purchase Period may not make additional contributions to the Plan during the Purchase Period and may request payment of any funds held for the Participant under the Plan on such form and at such time in advance of the Purchase Date as the Committee shall prescribe. Any funds remaining in the Participant’s account on the Purchase Date shall be used to purchase Stock pursuant to Section 3.04 below, if the Participant is then an Eligible Employee.

(b)    Notwithstanding subsection Section 2.03, if a Participant ceases to be an Eligible Employee, his or her participation in the Plan shall automatically cease and no further purchase of Stock shall be made for the Participant. Any funds held for the Participant under the Plan shall be distributed to the Participant.

Section 2.04 Readmission to Participation.

(a)    Any Eligible Employee who:

(i)   was previously a Participant;

(ii)  discontinued participation (whether by cessation of eligibility or otherwise); and

(iii)  wishes to be reinstated as a Participant,

may again become a Participant by executing and filing with the Committee a new Purchase Agreement.

(b)    Reinstatement as a Participant shall be effective as of the next Election Date, provided the Participant is an Eligible Employee and the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

Section 2.05 Payroll Deductions and Deposits.

(a)    Each Participant shall authorize after-tax payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize the withholding of a percentage of each payment of Compensation during the Purchase Period, which shall be in one percent (1%) increments and, together with his or her contributions toward the purchase of Stock pursuant to subsection (c) below, may not exceed the Maximum Deduction Amount.

(b)    To the extent legally permissible, a Participant may change the deduction to any permissible level, as permitted by the Committee in its sole and absolute discretion, as of any time prior to an Election Date. A change shall be made by filing with the Committee a new Purchase Agreement, which shall become effective as soon as administratively practicable following receipt by the Committee or its delegate.

(c)    The Committee may allow Participants to deposit funds with AWW to be used for the purpose of purchasing Stock pursuant to their Purchase Agreements, in addition to payroll deductions pursuant to Section 2.05(a) above; provided, however:

(i)  the total amount that a Participant may contribute to the Plan during a Purchase Period (through payroll deductions and deposits) may not exceed the Maximum Deduction Amount, and

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(ii)  the deposit of funds by a Participant will only be permitted if the Participant designates the timing and amount to be deposited on an executed Purchase Agreement that is filed with the Committee, or its delegate, at such time in advance of the Election Date as the Committee shall prescribe.

Section 2.06 Participant Rights and Privileges. Notwithstanding anything herein to the contrary, all Participants shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.

ARTICLE III

STOCK PURCHASE AND DISTRIBUTION

Section 3.01 Purchase Price of Shares. Unless the Committee determines otherwise, the Purchase Price per share of the Stock to be sold to Participants under the Plan shall be the lesser of:

(a)    90% of the Market Value of such share on the Purchase Date, or

(b)    90% of the Market Value of such share on the first Trading Date of the Purchase Period.

Section 3.02 Exercise of Purchase Privilege.

(a)    As of the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 3.01 above. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 3.04 below, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee or its delegate, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire to forfeit such option and subject to any restrictions that may be imposed by the Committee, to receive a refund of any outstanding amounts that have been deducted pursuant to the Participant’s Purchase Agreement or contributed toward the purchase of Stock pursuant to Section 2.05(c) above.

(b)    Subject to the provisions of Section 3.02 above and Section 3.04 below, there shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of shares of Stock, including fractional shares thereof, as can be purchased with the amounts deducted from the Participant’s Compensation, or contributed toward the purchase of Stock pursuant to Section 2.05(c) above, during the Purchase Period.

(c)    Notwithstanding anything herein to the contrary, in the unlikely event or limited instances that any amounts that are attributable to a Participant’s deductions or contributions remain after the purchase of shares of Stock on a Purchase Date, such amounts shall be returned to the Participant, in accordance with Section 3.04(c) below, as soon as administratively practicable.

Section 3.03 Reservation of Shares. There shall be two million (2,000,000) shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with Section 4.02 below. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

Section 3.04 Limitation on Shares to Be Purchased.

(a)    Subject to Section 3.04(a)(iii) below, the maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the least of:

(i)   the number of shares of Stock that can be purchased by applying the full balance of the Participant’s deducted or deposited funds to the purchase of shares of Stock at the Purchase Price;

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(ii)   the Participant’s proportionate part of the maximum number of shares of Stock available under the Plan, as provided in Section 3.03 and Section 4.01(a) below; or

(iii)  five thousand (5,000) shares of Stock, subject to adjustment as described in Section 4.02 below.

(b)    Notwithstanding Section 3.04(a) above, before the beginning of a Purchase Period, the Committee, in its sole and absolute discretion, may increase or decrease the maximum share limit for the Purchase Period and subsequent Purchase Periods. The adjusted maximum share limit shall continue in effect until again adjusted by the Committee.

(c)    Any amounts deducted from a Participant’s Compensation that cannot be applied to the purchase of Stock on a Purchase Date by reason of the foregoing limitations described in Section 3.04(a) above, shall be returned to the Participant, as soon as administratively practicable.

Section 3.05 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant’s authorized payroll deductions (and any deposits made by a Participant pursuant to Section 2.05(c) above, if permitted by the Committee). All funds received or held by AWW under the Plan are general assets of AWW, shall be held free of any trust requirement or other restriction, and may be used for any corporate purpose.

Section 3.06 Share Ownership; Issuance of Certificates.

(a)    The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of AWW shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by AWW in a manner as determined by the Committee following the Participant’s satisfaction of the Applicable Holding Period.

(b)    The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by:

(i)   issuing and delivering the number of shares of Stock purchased to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or

(ii)  issuing and delivering the number of shares of Stock purchased by Participants to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant’s share interests in the Stock.

(c)    Each account described in Section 3.06(b) above shall be in the name of the Participant.

Section 3.07 Distribution of Shares or Resale of Stock.

(a)    A Participant may request a distribution of shares of Stock purchased for the Participant under the Plan or order the sale of such shares following the Participant’s satisfaction of the Applicable Holding Period, by making a request in such form and at such time as the Committee shall prescribe.

(b)    If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, following the Participant’s satisfaction of the Applicable Holding Period, the

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Participant shall receive a distribution of his or her shares of Stock held in any stockholder account established pursuant to Section 3.06(b) above, which shall be effectuated by the Committee in a manner that it deems reasonable and appropriate, as determined by the Committee in its sole and absolute discretion, or, in lieu of the receipt of shares of Stock, the Participant may alternatively elect to instead have the shares of Stock sold, in accordance with such procedures as the Committee shall prescribe.

(c)    If a Participant is to receive a distribution of shares of Stock, or if shares are to be sold, the distribution or sale shall be made in shares of Stock. Any brokerage commissions resulting from a sale of Stock shall be deducted from amounts payable to the Participant.

ARTICLE IV

SPECIAL ADJUSTMENTS

Section 4.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would otherwise permit the purchase of a number of shares Stock in excess of the number then available for purchase under the Plan, the following adjustments shall be made:

(a)    The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

(b)    The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted, unless the Board of Directors determines otherwise.

Section 4.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 3.03 above, the maximum number of shares that may be purchased by a Participant as provided in Section 3.04 above, and the calculation of the Purchase Price per share shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, the payment of a stock dividend, or other increase or decrease in the shares, if effected without receipt of consideration by AWW.

Section 4.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if AWW shall be the surviving corporation in any merger or consolidation, any offering hereunder shall continue to pertain to and apply to the shares of stock of AWW. However, in the event of a dissolution or liquidation of AWW, or a merger or consolidation in which AWW is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, unless the Board of Directors determines otherwise, and the balance of any amounts deducted from a Participant’s Compensation (or deposited pursuant to Section 2.05(c) above) which have not by such time been applied to the purchase of Stock shall be returned to the Participant, as soon as reasonably practicable.

ARTICLE V

MISCELLANEOUS

Section 5.01 Non-Alienation. Except as set forth below, the right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant’s lifetime and may not be assigned or otherwise transferred by the Participant. If a Participant dies, unless the executor, administrator or other personal representative of the deceased Participant directs otherwise, any amounts previously deducted from the Participant’s Compensation (or deposited pursuant to Section 2.05(c) above before the Participant’s death) during the Purchase

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Period in which the Participant dies shall be used to purchase Stock on the Purchase Date for the Purchase Period. After that Purchase Date, there shall be delivered to the executor or administrator or other personal representative of the deceased Participant all shares of Stock and such residual amounts as may remain to the Participant’s credit under the Plan.

Section 5.02 Administrative Costs. AWW shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Stock directed by Participants).

Section 5.03 No Interest. No interest shall be payable with respect to amounts withheld or deposited under the Plan.

Section 5.04 Committee. The Board of Directors shall appoint the Committee, which shall have the express discretionary authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll deduction authorizations, requests for distribution of shares, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee’s interpretations and decisions with respect to the Plan shall be final and conclusive.

Section 5.05 Withholding of Taxes; Notification of Transfer. All acquisitions and sales of Stock under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements if the Internal Revenue Service or other taxing authority requires such withholding. AWW may require that Participants pay to AWW (or make other arrangements satisfactory to AWW for the payment of) the amount of any Federal, state or local taxes that AWW is required to withhold with respect to the purchase of Stock or the sale of Stock acquired under the Plan, or instead deduct from the Participant’s wages or other compensation the amount of any withholding taxes due with respect to the purchase of Stock or the sale of Stock acquired under the Plan.

Section 5.06 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the stockholders shall be submitted to the stockholders of AWW for approval.

Section 5.07 Expiration and Termination of the Plan. The Plan shall continue in effect for ten years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts deducted from the Participant’s Compensation or deposited by the Participant which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

Section 5.08 No Employment Rights. Participation in the Plan shall not give an employee any right to continue in the employment of an Employer, and shall not affect the right of the Employer to terminate the employee’s employment at any time, with or without cause.

Section 5.09 Repurchase of Stock. AWW shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

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Section 5.10 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on a form prescribed by the Committee and shall be effective only when received by the Committee or its delegate. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to AWW’s Senior Vice President of Human Resources, or such other address as the Committee may designate. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

Section 5.11 Government Regulation. AWW’s obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

Section 5.12 Internal Revenue Code and ERISA Considerations. The Plan is neither intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Code nor intended to be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Section 5.13 Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All options granted under the Plan shall be construed and administered such that such option either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If an option is subject to section 409A of the Code, the exercise of such option shall only be made in a manner and upon an event permitted under section 409A of the Code and in no event shall an Eligible Employee, directly or indirectly, designate the calendar year in which an exercise occurs. Notwithstanding the foregoing, although options are intended to be exempt from, or comply with, the requirements of section 409A of the Code, and the Plan shall be interpreted accordingly, AWW does not warrant that any option will qualify for favorable tax treatment under section 409A of the Code or any other provision of federal, state, local or foreign law. AWW shall not be liable to any Eligible Employee for any tax the Eligible Employee might owe as a result of the grant or exercise of an option, or holding of any shares of Stock received upon exercise of the option, under the Plan.

Section 5.14 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

Section 5.15 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of New Jersey to the extent such laws are not in conflict with, or superseded by, federal law.

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DIRECTIONS AND PARKING INFORMATION FOR

AMERICAN WATER WORKS COMPANY, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS

The Camden Adventure Aquarium

1 Riverside Drive

Camden, NJ 08103

FROM PHILADELPHIA AND THE WESTERN SUBURBS (I-76): From I-76 (Schuylkill Expressway), follow signs to central Philadelphia, taking Exit 344, I-676 East. Take I-676 approximately 1.6 miles to the exit for the Ben Franklin Bridge. Staying in the left lanes on the exit ramp, make a right (south) at the bottom of the ramp onto 6th Street. Stay left on 6th Street following the circle to the Ben Franklin Bridge. Cross the Ben Franklin Bridge and bear right to continue on I-676 South. Remaining in the right lane, take Exit 5B, “Market Street/Waterfront,” less than  1⁄4 mile from toll plaza on the right-hand side. Stay on Market Street (west), following blue “Waterfront/Aquarium” signs for approximately 0.6 miles to Delaware Avenue. Make a left onto Delaware Avenue (south), and get immediately into the right lane on Delaware Avenue. Look for the entrance to the parking area on the right, less than one block after turning onto Delaware Avenue.

FROM DELAWARE, MARYLAND AND POINTS SOUTH (I-95 NORTH): From I-95 North follow signs to Exit 19, “I-76/Walt Whitman Bridge.” Cross the Walt Whitman Bridge and remain in the right lane, looking for signs for I-676 North. Take I-676 North approximately 3 miles to Exit 5A, Martin Luther King Boulevard. Exiting the ramp in the right lane, go straight (west) and follow blue “Waterfront” signs approximately 1.1 miles to Third Street. Turn right on Third Street (north) and follow it for two blocks to Market Street. Turn left at the second light, Market Street (west) and drive three blocks to Delaware Avenue. Make a left at Delaware Avenue (south), and get immediately into the right lane. Look for the entrance to the parking area on the right less than one block after turning onto Delaware Avenue.

FROM NORTHERN NEW JERSEY AND NEW YORK VIA THE NEW JERSEY TURNPIKE OR I-295: From the New Jersey Turnpike, take Exit 4 onto Route 73 North. Take Route 73 to Route 38 West towards Camden. Take Route 38 West and bear right at overpass to U.S. 30 West. Stay on U.S. 30 West approximately 1.6 miles to the “Martin Luther King Boulevard/Waterfront Attractions” exit on the right. Off the ramp, continue straight until the road splits. Following the blue “Waterfront/Aquarium” sign, stay to the left onto Martin Luther King Boulevard, and drive approximately 1.1 miles to Third Street. Turn right on Third Street (north). Make a left at the second light, Market Street (west) and stay on Market for three blocks to Delaware Avenue. Make a left at Delaware Avenue (south), and get immediately into the right lane. Look for the entrance to the parking area on the right less than one block after turning onto Delaware Avenue.

From I-295 South, take Exit 26 for I-76 West/I-676 North. Follow signs for I-676 North and stay on I-676 North approximately 3 miles to Exit 5A, Martin Luther King Boulevard. Exiting the ramp in the right lane, go straight (west), and follow blue “Waterfront” signs approximately 1.1 miles to Third Street. Turn right on Third Street (north) and follow it for two blocks to Market Street. Turn left at the second light, Market Street (west) and stay on Market for three blocks to Delaware Avenue. Make a left at Delaware Avenue (south) and get immediately into the right lane. Look for the entrance to the parking area on the right less than one block after turning onto Delaware Avenue.

FROM BUCKS COUNTY AND NORTHEASTERN PA VIA I-95 SOUTH: From I-95 South, take Exit 22, I-676 East/Callowhill Street. Make a right onto Callowhill Street (west) and get into the left lane. Make a left onto 6th Street (south) staying in the left lane and following signs for the Ben Franklin Bridge. Cross the Ben Franklin Bridge and bear right to continue on I-676 South, remaining in the right lane. Look for Exit 5B, “Market Street/Waterfront,” less than  1⁄4 mile from toll plaza on the right-hand side. Take Exit 5B, and stay on Market Street (west), following blue Waterfront/Aquarium signs for approximately 0.6 miles to Delaware Avenue. Make a left at Delaware Avenue, staying in the right lane. Look for the entrance to the parking area on the right less than one block after turning onto Delaware Avenue.

American Water | 2017 Proxy Statement	D-1

FROM SOUTHERN NEW JERSEY VIA I-295 NORTH: From I-295 North, take Exit 26, I-76 West/I-676 North. Follow signs for I-676 North and stay on I-676 North approximately 3 miles to Exit 5A, Martin Luther King Boulevard. Exiting the ramp in the right lane, go straight (west), follow blue “Waterfront” signs approximately 1.1 miles to Third Street. Turn right on Third Street (north) and follow it for two blocks to Market Street. Turn left at the second light, Market Street (west) and stay on Market Street for three blocks to Delaware Avenue. Make a left at Delaware Avenue (south), staying in the right lane. Look for the entrance to the parking area on the right less than one block after turning onto Delaware Avenue.

PARKING: Secured and monitored parking is conveniently located adjacent to the Aquarium. Parking is complimentary for any stockholder with a valid admission card and valid, government-issued identification in the name of the stockholder. When you enter the parking facility, you will receive a parking ticket. In order to receive complimentary parking, please present your parking ticket at the registration desk for the meeting, and it will be exchanged for a pre-paid voucher for use at the exit gate.

D-2	American Water | 2017 Proxy Statement

AMERICAN WATER

amwater.com

1025 Laurel Oak Rd | Voorhees, NJ 08043

"American Water" and the star logo are the registered trademarks of American Water Works Company, Inc. All rights reserved.

MIX
Paper from responsible sources
FSC® C132107

        AMERICAN WATER WORKS COMPANY, INC.

        1025 LAUREL OAK ROAD

        VOORHEES, NJ 08043

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22196-P87039	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN WATER WORKS COMPANY, INC.
The Board of Directors recommends that you vote FOR the nominees listed below:

1.	Election of Directors
			For	Against	Abstain
	Nominees:

	1a.	Julie A. Dobson	☐	☐	☐	The Board of Directors recommends that you vote FOR proposals 2, 4, 5 and 6. The Board of Directors recommends that you vote for 1 YEAR on proposal 3.		For	Against	Abstain

	1b.	Paul J. Evanson	☐	☐	☐	2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

	1c.	Martha Clark Goss	☐	☐	☐		1 Year	2 Years	3 Years	Abstain
	1d. 1e.	Veronica M. Hagen Julia L. Johnson	☐ ☐	☐ ☐	☐ ☐	3.	Approval, on an advisory basis, of the frequency of the approval, on an advisory basis, of the compensation of the Company’s named executive officers. ☐	☐	☐	☐
	1f.	Karl F. Kurz	☐	☐	☐			For	Against	Abstain

	1g.	George MacKenzie	☐	☐	☐	4.	Approval of the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan.	☐	☐	☐

	1h.	Susan N. Story	☐	☐	☐	5.	Approval of the American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	6.	Ratification of the appointment, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.	☐	☐	☐

CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING			☐			NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date
											V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2016 Annual Report and form of Proxy Card are available at

www.proxyvote.com.

Attendance at the meeting is limited to stockholders or their authorized, legal proxies.

ADMISSION CARD – Bring this with you to the meeting.

As described in the Proxy Statement, recording equipment, computers, large bags,

briefcases and packages will not be permitted in the meeting room. We will not permit any videotaping or other recording of the meeting.

In order to be admitted to the meeting, you must present this Admission Card and a valid form of government-

issued photo identification, such as a driver’s license, that matches your name on this Admission Card.

American Water Works Company, Inc.	The Camden Adventure Aquarium
2017 Annual Meeting of Stockholders	1 Riverside Drive
May 12, 2017 at 10:00 a.m., Eastern Time	Camden, New Jersey 08103

E22197-P87039

AMERICAN WATER WORKS COMPANY, INC.
Annual Meeting of Stockholders
May 12, 2017 10:00 A.M., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (the “Company”), hereby appoints George MacKenzie and Susan N. Story, and each of them individually, attorneys and proxies for the undersigned, each with the power to appoint his or her substitute, to act with respect to and to vote, all of the shares of Common Stock which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present at the 2017 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 12, 2017 at The Camden Adventure Aquarium, 1 Riverside Drive, Camden, New Jersey 08103, and any adjournment or postponement thereof, as directed on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side, and (c) in the discretion of the proxies upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the 2017 Annual Meeting of Stockholders and acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated March 27, 2017.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Unless voting electronically or by phone, please mark, sign and date this on the reverse side

V.1.1